                                                                     EXHIBIT 4.5




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                            SERIES 1997-1 SUPPLEMENT

                          dated as of October 29, 1997

                                     to the

                                 BASE INDENTURE,
                           dated as of April 30, 1996

                                     between

               NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP,
                                  as the Issuer

                              THE BANK OF NEW YORK,
                     as the Trustee and as Enhancement Agent


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

                                TABLE OF CONTENTS


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                                                                                         PAGE
                                                                                         ----


                              PRELIMINARY STATEMENT

                                    ARTICLE 1

                                   DESIGNATION

                                    ARTICLE 2

                                   DEFINITIONS

Section 2.1  Definitions...................................................................2
Section 2.2  Cross References..............................................................3

                               ARTICLE 3

                      SECURITY; REPORTS; COVENANT

Section 3.1  Grant of Security Interest....................................................3
Section 3.2  Reports.......................................................................6

                               ARTICLE 4

            INITIAL ISSUANCE AND INCREASES AND DECREASES OF
            SERIES 1997-1 INVESTED AMOUNT OF SERIES 1997-1 NOTES

Section 4.1  Issuance in Definitive Form...................................................6
Section 4.2  Procedure for Increasing the Invested Amount..................................7
Section 4.3  Decreases.....................................................................8

                               ARTICLE 5

                       SERIES 1997-1 ALLOCATIONS

Section 5.1  Establishment of Series 1997-1 Collection Account and Series 1997-1
             Accrued Interest Account......................................................9
Section 5.2  Allocations with Respect to the Series 1997-1 Notes..........................10



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
Section 5.3  Monthly Payments from the Series 1997-1 Accrued Interest Account..............19
Section 5.4  Payment of Note Interest......................................................20
Section 5.5  Payment of Note Principal.....................................................21
Section 5.6  Servicer's or Republic's Failure to Make a Deposit or Payment.................22
Section 5.7  Series 1997-1 Distribution Account............................................22
Section 5.8  Allocation of Certain Amounts to Interest.....................................23
Section 5.9  Draw on Series 1997-1 Letter of Credit........................................23
Section 5.10 The Series 1997-1 Available Subordinated Amount, the Subordinated
             Note and the Demand Note......................................................24
Section 5.11 Letter of Credit Termination Demand...........................................26
Section 5.12 Conversion....................................................................28
Section 5.13 The Series 1997-1 Cash Collateral Account.....................................28
Section 5.14 Appointment of Enhancement Agent..............................................31

                               ARTICLE 6

                               Reserved.

                               ARTICLE 7

                          AMORTIZATION EVENTS

Section 7.1  Amortization Events...........................................................31
Section 7.2  Right of NFLP to Cure Asset Amount Deficiency.................................33

                               ARTICLE 8

                                GENERAL

ANNEX A      -   Definitions List
EXHIBIT A    -   Form of Series 1997-1 Note
EXHIBIT B    -   Reserved.
EXHIBIT C    -   Form of Notice of Series 1997-1 Lease Payment Deficit
EXHIBIT D    -   List of Approved Manufacturers
EXHIBIT D-1  -   Eligible Non-Program Manufacturers
EXHIBIT D-2  -   Eligible Program Manufacturers




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         THIS SERIES 1997-1 SUPPLEMENT, dated as of October 29, 1997 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this "Supplement"), among NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP, a special purpose Delaware limited partnership ("NFLP"), THE BANK OF NEW YORK, a New York banking corporation (together with its successors in trust under the Base Indenture referred to below as provided thereunder, the "Trustee") and as enhancement agent (in such capacity, the "Enhancement Agent"), to the Base Indenture, dated as of April 30, 1996, between NFLP and the Trustee (as amended by the Supplement and Amendment to Base Indenture dated as of December 20, 1996, between NFLP and the Trustee, and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and in effect, exclusive of Supplements creating a new Series of Notes, the "Base Indenture").


                              PRELIMINARY STATEMENT

         WHEREAS, Sections 2.2 and 12.1 of the Base Indenture provide, among other things, that NFLP and the Trustee may at any time and from time to time enter into a supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes.

         WHEREAS, all conditions precedent as set forth in such Sections with respect to entering into a supplement to the Base Indenture have been satisfied; provided that, as permitted to be specified in a Supplement, no Opinion of Counsel shall be delivered pursuant to Section 2.2(f)(i)(x) or Section 2.2(f)(ix)(B), which Sections are hereby specified as not applicable to the Series 1997-1 Notes.

         NOW, THEREFORE, in consideration of the premises and of the agreements herein contained, and for due and adequate consideration, which the parties hereto hereby acknowledge, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                                   DESIGNATION

         There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Supplement and such Series of Notes (as defined below) shall be designated generally as Variable Funding Rental Car Asset Backed Notes, Series 1997-1. The Series 1997-1 Notes shall be issued in one class and are referred to as the "Series 1997-1 Notes".

         The proceeds from the sale of the Series 1997-1 Notes and of Increases in respect thereof shall be deposited in the Series 1997-1 Collection Account and shall be available to NFLP and used to (i) purchase, finance or refinance Eligible Vehicles for leasing to the Lessees under the Series 1997 Lease, (ii) to finance or refinance Eligible Receivables and (iii) in certain circumstances, to make payments in reduction of the Invested Amount of other Series 1997 Variable Funding Notes. Any proceeds not so used in accordance with (i), (ii) and (iii) from the preceding sentence shall remain in the Series 1997-1 Collection Account for future application to purchase, finance or refinance Eligible Vehicles or to finance or refinance Eligible Receivables under the Series 1997 Lease or to prepay the Series 1997-1 Notes.

         As described herein, the Series 1997-1 Notes will share an undivided interest in certain collateral which also secures the Series 1997-2 Notes, the Series 1997-3 Notes and the Series 1997-4 Notes and other Shared Collateral Series Notes, if any. The Series 1997-1 Notes will not share in the collateral securing the 1996-1 Notes, and neither the 1996-1 Notes nor any other Series of Notes that is not a Shared Collateral Series of Notes will share in the collateral securing the Series 1997-1 Notes. All references in this Supplement to "all" Series of Notes (and all references in this Supplement to terms defined in the Base Indenture that contain references to "all" Series of Notes) shall refer to all Series of Notes other than Segregated Series of Notes.


                                    ARTICLE 2

                                   DEFINITIONS

         Section 2.1  Definitions.

         (a) Capitalized terms used but not defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in (a) the Definitions List attached hereto as Annex A, as such Definitions List may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, (b) the Definitions List attached as
Schedule 1 to the Base Indenture, as such Definitions List may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Base Indenture, and (c) the Definitions List attached as Annex A to the Series 1997-1 Liquidity Agreement, provided that to the extent, if any, that any capitalized term used but not defined herein has a meaning assigned to such term in more than one of the lists referred to above, then (x) if a meaning is assigned to such term in the Definitions List attached hereto as Annex A as in effect, then such meaning as in effect shall apply herein, and (y) if a meaning is not assigned to such term in the Definitions List attached hereto as Annex A, then the meaning assigned to such term in the Definitions List attached as Schedule 1 to the Base Indenture as in effect shall apply herein.

         (b) For purposes of the Series 1997-1 Notes, any reference in the Base Indenture to (i) the term "Aggregate Asset Amount" shall be deemed to be a reference to the Series 1997 Aggregate Asset Amount, (ii) the term "Required Asset Amount" shall be deemed to be a

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


reference to the Series 1997 Required Asset Amount, (iii) the term "Collateral" shall be deemed to be a reference to the Series 1997 VFN Collateral or the Series 1997-1 Collateral, as the context may require, (iv) the term "Collection Account" shall be deemed to be a reference to the Series 1997 Collection Account or the Series 1997-1 Collection Account, as the context may require, (v) the term "Lease" shall be deemed to be a reference to the Series 1997 Lease, (vi) the term "Aggregate Invested Amount" shall be deemed to be a reference to the Aggregate VFN Invested Amount, (vii) the term "Required Noteholders" shall be deemed to be a reference to the Series 1997-1 Required Noteholders, (viii) the term "Requisite Investors"shall be deemed to be a reference to the Required VFN Noteholders and (ix) the term "Servicer" shall be deemed to be a reference to the Master Servicer.

         (c) Unless otherwise stated herein, each capitalized term used or defined herein shall relate only to the Series 1997-1 Notes and not to any other Series of Notes issued by NFLP.

         Section 2.2 Cross References. Article, Section or Subsection references herein shall refer to Articles, Sections or Subsections of the Base Indenture, except as otherwise provided herein.


                                    ARTICLE 3

                           SECURITY; REPORTS; COVENANT

         Section 3.1  Grant of Security Interest.

         (a) To secure the NFLP Obligations with respect to the Series 1997-1 Notes (and the other Series 1997 Variable Funding Notes), NFLP hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Series 1997 Variable Funding Noteholders and the Retained Interestholder (the Series 1997 Variable Funding Noteholders being referred to as the "Secured Parties"), and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in all of NFLP's right, title and interest in and to all of the following assets, property and interests in property, whether now owned or hereafter acquired or created (all of such right, title and interest, together with the portion of the Master Collateral with respect to which the Trustee is named as a Beneficiary, being referred to as the "Series 1997 VFN Collateral"):

                  (i) all right, title and interest of NFLP in, to and under the Series 1997 NFLP Agreements (other than the Series 1997 Lease Payments and the Manufacturer Payment Rights), including, without limitation, all monies due and to become due to NFLP from the Lessees or the Servicers under or in connection with the Series 1997 NFLP Agreements (other than the Series 1997 Lease Payments and the Manufacturer Payment Rights), whether payable as fees, expenses, costs, indemnities, insurance recoveries,

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



         damages for the breach of any of Series 1997 NFLP Agreements or otherwise, and all rights, remedies, powers, privileges and claims of NFLP against any other party under or with respect to the Series 1997 NFLP Agreements (whether arising pursuant to the terms of such Series 1997 NFLP Agreements or otherwise available to NFLP at law or in equity), the right to enforce any of the Series 1997 NFLP Agreements as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to any Series 1997 NFLP Agreements or the obligations of any party thereunder; and

                  (ii) all right, title and interest of NFLP in, to and under the NFLP Receivables Trust Agreement, the NFLP Beneficial Interest and the right to receive all distributions and payments pursuant thereto and in respect thereof; and

                  (iii) the Series 1997 Collection Account, (b) all funds on deposit therein allocable to Series 1997 Vehicles from time to time,
         (c) all certificates and instruments, if any, representing or evidencing any or all of the Series 1997 Collection Account or the funds on deposit therein allocable to Series 1997 Vehicles from time to time, and (d) all Permitted Investments made at any time and from time to time with the moneys allocable to Series 1997 Vehicles in the Series 1997 Collection Account or any subaccount thereof (including income thereon); and

                  (iv) all right, title and interest of NFLP in, to and under the Master Collateral (other than the Manufacturer Payment Rights) with respect to the portion of the Master Collateral for which NFLP is designated as a Financing Source and the Trustee is designated as a Beneficiary (on behalf of the Series 1997 Variable Funding Noteholders) thereunder; and

                  (v)  the Demand Note and the Subordinated Note; and

                  (vi) all additional property that may from time to time hereafter (pursuant to the terms of any Supplement or otherwise) be subjected to the grant and pledge hereof by NFLP or by anyone on its behalf; and

                  (vii) all proceeds, products, rents or profits of any and all of the foregoing including, without limitation, payments under insurance (whether or not the Master Collateral Agent or the Trustee is the loss payee thereof) or Vehicle warranties and cash, but not including (for the avoidance of doubt) payments under consumer rental agreements.

The Series 1997 VFN Collateral shall secure the Series 1997 Variable Funding Notes equally and ratably without prejudice, priority or distinction. No Person other than the Secured Parties will be entitled to the benefit of any of the Series 1997 VFN Collateral.

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         (b) NFLP hereby confirms the sale, grant, pledge, hypothecation, assignment, conveyance, delivery and transfer to the NFLP Receivables Trustee under the NFLP Receivables Trust Agreement, in exchange for the NFLP Beneficial Interest, of all NFLP's right, title and interest in, to, under and in respect of the Series 1997 Lease Payments and the Manufacturer Payment Rights.

         (c) To secure the NFLP Obligations with respect to the Series 1997 Variable Funding Notes, NFLP hereby confirms the grant, pledge, hypothecation, assignment, conveyance, delivery and transfer to the Master Collateral Agent under the Master Collateral Agency Agreement for the benefit of the Trustee of a continuing first priority perfected security interest in all right, title and interest of NFLP in, to and under all the NFLP Master Collateral.

         (d) To further secure the NFLP Obligations with respect to the Series 1997-1 Notes (but not any other Series of Notes), NFLP hereby pledges, assigns, conveys, delivers, transfers and sets over to the Enhancement Agent, in the case of items (i) and (ii), and the Trustee, in the case of items (iii) and (iv) below, for the benefit of the Series 1997-1 Noteholders (but not any other Series of Notes) (the Series 1997-1 Noteholders being referred to as the "Series 1997-1 Secured Parties"), and hereby grants to the Enhancement Agent, in the case of items (i) and (ii), and the Trustee, in the case of items (iii) and (iv) below, for the benefit of the Series 1997-1 Secured Parties, a security interest in all of NFLP's right, title and interest in and to all of the following assets, property and interests in property, whether now owned or hereafter acquired or created (the "Series 1997-1 Separate Collateral"):

                  (i)  the Series 1997-1 Letter of Credit; and

                  (ii) (A) any Series 1997-1 Cash Collateral Account; (B) all funds on deposit therein from time to time; (C) all certificates and instruments, if any, representing or evidencing any or all of any such Series 1997-1 Cash Collateral Account or the funds on deposit therein from time to time; (D) all investments made at any time and from time to time with moneys in any such Series 1997-1 Cash Collateral Account; and (E) all proceeds of any and all of the foregoing, including, without limitation, cash;

                  (iii) (A) the Series 1997-1 Distribution Account; (B) all funds on deposit therein from time to time; (C) all certificates and instruments, if any, representing or evidencing any or all of the Series 1997-1 Distribution Account or the funds on deposit therein from time to time; (D) all Permitted Investments made at any time and from time to time with moneys in the Series 1997-1 Distribution Account; and
         (E) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (A) through (E) are referred to, collectively, as the "Series 1997-1 Distribution Account Collateral"); and


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

                  (iv) (A) the Series 1997-1 Collection Account; (B) all funds on deposit therein from time to time; (C) all certificates and instruments, if any, representing or evidencing any or all of the Series 1997-1 Collection Account or the funds on deposit therein from time to time; (D) all Permitted Investments made at any time and from time to time with moneys in the Series 1997-1 Collection Account or any subaccount thereof (including income thereon); and (E) all proceeds of any and all of the foregoing, including, without limitation, cash.

The Series 1997-1 Separate Collateral shall secure the Series 1997-1 Notes equally and ratably without prejudice, priority or distinction.

         (e) Notwithstanding anything to the contrary contained in (a), (b), (c) and (d) above, the Series 1997 VFN Collateral shall not include (i) any Excluded Payments or (ii) the Retained Distribution Account, any funds properly remitted and deposited therein from time to time, any certificates or instruments, if any, representing or evidencing any or all of the Retained Distribution Account or any Permitted Investments made at any time and from time to time with the moneys properly remitted and deposited in the Retained Distribution Account (including the income thereon or any proceeds thereof, including, without limitation, cash); provided, further, the Series 1997 VFN Collateral shall not include any right, title or interest in the Fleet Finance Agreement or the NFLP Fleet Finance Agreement and payments thereunder.

         (f) The foregoing grants are made in trust to secure the NFLP Obligations with respect to the Series 1997-1 Notes and to secure compliance with the provisions of this Indenture and this Series 1997-1 Supplement, all as provided in this Indenture. The Trustee and the Enhancement Agent, as trustees on behalf of the Series 1997-1 Secured Parties, acknowledge such grant, accept the trusts under this Indenture in accordance with the provisions of this Indenture and agree to perform their respective duties required in this Indenture to the best of its abilities to the end that the interests of the Series 1997-1 Noteholders may be adequately and effectively protected.

         Section 3.2 Reports. Not later than the third (3rd) Business Day immediately preceding each Distribution Date, the Master Servicer shall furnish to the Trustee a Monthly Certificate (which shall include the Liquidity Amount as of the last Business Day of the Related Month) and a Fleet Report with respect to the Series 1997-1 Collateral.


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                                    ARTICLE 4

                 INITIAL ISSUANCE AND INCREASES AND DECREASES OF
              SERIES 1997-1 INVESTED AMOUNT OF SERIES 1997-1 NOTES

         Section 4.1 Issuance in Definitive Form. Pursuant to Section 2.18 of the Base Indenture, upon request by NFLP, NFLP and the Series 1997-1 Noteholder hereby consent to the issuance of the Series 1997-1 Notes in the form of Definitive Notes. The Series 1997-1 Notes and each Increase shall initially be sold to investors in reliance on an exemption from the registration requirements of the Securities Act, and shall be issued in the form of one or more Definitive Notes, in fully registered form without interest coupons, substantially in the form attached hereto as Exhibit A, with such legends as may be applicable thereto, duly executed by NFLP and authenticated by the Trustee as provided in
Section 2.4 of the Base Indenture, in an aggregate stated principal amount of up to the Series 1997-1 Maximum Invested Amount. The aggregate Principal Balance of the Series 1997-1 Notes outstanding at any time may not exceed the Series 1997-1 Maximum Invested Amount at such time.

         Section 4.2  Procedure for Increasing the Invested Amount.

         (a) Subject to satisfaction of the conditions precedent set forth in subsection (c) of this Section 4.2 (as evidenced by an Officer's Certificate of the Master Servicer delivered to the Trustee), on the Series 1997-1 Closing Date, NFLP may issue Series 1997-1 Notes in the initial aggregate principal amount equal to the Series 1997-1 Initial Invested Amount. Such Series 1997-1 Notes shall be issued to the Series 1997-1 Noteholder. Proceeds from such Series 1997-1 Notes shall be deposited into the Series 1997-1 Collection Account and allocated in accordance with Section 5.2 hereof.

         (b) On the Series 1997-1 Closing Date and thereafter on any Business Day during the Series 1997-1 Revolving Period, NFLP may, upon request by a Lessee to lease Series 1997 Vehicles under the Series 1997 Lease, increase the Series 1997-1 Invested Amount (each such increase referred to as an "Increase") by issuing, at par, additional Series 1997-1 Invested Amount of Series 1997-1 Notes in amounts that satisfy the following requirements: (i) the portion of the Increase represented by additional Series 1997-1 Invested Amount shall be such that no Series 1997-1 Enhancement Deficiency would result after giving effect to such Increase in the Series 1997-1 Invested Amount and the application of the proceeds thereof to leasing Vehicles under the Series 1997 Lease; and (ii) no Series 1997 Asset Amount Deficiency will result from such Increase. Satisfaction of the above conditions shall be evidenced by the delivery of a certificate from the Master Servicer to such effect. Proceeds from any Increase shall be deposited into the Series 1997-1 Collection Account and allocated in accordance with Section 5.2 hereof. Upon each Increase, the Trustee shall, or shall cause the Note Registrar to, indicate in the Note Register such Increase.


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



         (c) The Series 1997-1 Invested Amount may be increased pursuant to subsection (a) or (b) above only upon satisfaction of each of the following conditions (as evidenced by an Officers' Certificate delivered by NFLP to the Trustee) with respect to each proposed Increase:

                  (i) the amount of such Increase shall be equal to or greater than $100,000;

                  (ii) after giving effect to such Increase, the Principal Balance of the Series 1997-1 Notes shall not exceed the Series 1997-1 Maximum Invested Amount;

                  (iii) there shall not then exist, nor shall such Increase result in the occurrence of, (x) an Amortization Event, a Liquidation Event of Default or a Series 1997-1 Limited Liquidation Event of Default, or (y) an event or occurrence, which, with the passing of time or the giving of notice thereof, or both, would become an Amortization Event, a Liquidation Event of Default or a Series 1997-1 Limited Liquidation Event of Default;

                  (iv) all conditions precedent (1) to the acquisition of additional Vehicles under the Series 1997 Lease, (2) to the making of Advances under the Series 1997-1 Note Purchase Agreement and (3) to the issuance of Commercial Paper Notes as specified in the Series 1997-1 Liquidity Agreement shall have, in each case, been satisfied;

                  (v) with respect to the Initial Fleet, each applicable Lessee shall have delivered to the Master Collateral Agent a duly executed Assignment and Nominee Agreement satisfactory in form to the Lessor and the Trustee;

                  (vi) notice of such Increase shall have been delivered to the Series 1997-1 Collateral Agent and the Series 1997-1 Liquidity Agent;

                  (vii) all representations and warranties set forth in Article 7 of the Base Indenture and in Section 23 of the Series 1997 Lease shall be true and correct in all material respects;

                  (viii) with respect to the Increase on the VFN Closing Date only, the Master Servicer shall have calculated the Series 1997-1 Available Subordinated Amount and the Series 1997-1 Enhancement Amount and the Trustee shall have confirmed receipt of such written calculation;

                  (ix) with respect to the Increase on the VFN Closing Date only, after giving effect to such Increase, the Aggregate VFN Invested Amount shall not exceed the Maximum Aggregate VFN Invested Amount; and


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



                  (x) with respect to the Increase on the VFN Closing Date only, NFLP shall have granted to the Trustee a first priority security interest in its right, title and interest in and to the Series 1997 VFN Collateral and the Series 1997-1 Separate Collateral.

         Section 4.3  Decreases.

         (a) Mandatory Decreases. Whenever (i) a Series 1997-1 Enhancement Deficiency exists, then, on the Distribution Date immediately following discovery of such Series 1997-1 Enhancement Deficiency, NFLP shall, on or before the next Distribution Date pay or deposit to the Series 1997-1 Collection Account to be allocated in accordance with Section 5.2 hereof, a principal payment to decrease the Series 1997-1 Invested Amount (subject to the limitations specified in Section 4.3(c) below) by the amount necessary, so that after giving effect to all Decreases of the Series 1997-1 Invested Amount on such Distribution Date, no such Series 1997-1 Enhancement Deficiency shall exist and (ii) a Series 1997 Asset Amount Deficiency exists, then, on the Distribution Date immediately following discovery of such Series 1997 Asset Amount Deficiency, NFLP shall, on or before the next Distribution Date pay or deposit to the Series 1997-1 Collection Account to be allocated in accordance with
Section 5.2 hereof, a principal payment to decrease the Series 1997-1 Invested Amount (subject to the limitations specified in Section 4.3(c) below) in an amount equal to the Series 1997-1 Invested Percentage (with respect to Principal Collections) of the amount of such Series 1997 Asset Amount Deficiency (each reduction of the Series 1997-1 Invested Amount pursuant to this Section 4.3(a), a "Mandatory Decrease"). Upon discovery of such a Series 1997-1 Enhancement Deficiency, NFLP shall deliver notice of any such Mandatory Decreases to the Trustee.

         (b) Voluntary Decreases. NFLP may voluntarily prepay all or a portion of the Series 1997-1 Invested Amount of the Series 1997-1 Notes to be paid or deposited into the Series 1997-1 Collection Account and to be allocated in accordance with Section 5.2 hereof and in accordance with the procedures set forth herein (each reduction of the Series 1997-1 Invested Amount pursuant to this Section 4.3(b), a "Voluntary Decrease"); provided that the Series 1997 Vehicles released in connection with any such Voluntary Decrease pursuant to this Section 4.3(b) shall be selected such that no Series 1997-1 Enhancement Deficiency exists after giving effect to such Decrease. Each such Decrease shall be, in the aggregate for all Series 1997-1 Notes, in a minimum principal amount of $100,000.

         (c) Upon receipt by a Trust Officer of written notice that a Decrease has been completed, the Trustee shall, or shall cause the Note Registrar to, indicate in the Note Register such Decrease. The amount of any Decrease shall not exceed the amount on deposit in the VFN Collection Accounts and available for distribution to Series 1997-1 Noteholders in respect of principal on the Series 1997-1 Notes on the date of such Decrease pursuant to the terms hereof and as Shared Series 1997 VFN Collections pursuant to the terms of the other Series 1997 Variable Funding Supplements.


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



                                    ARTICLE 5

                            SERIES 1997-1 ALLOCATIONS

         With respect to the Series 1997-1 Notes only, the following shall apply:

         Section 5.1 Establishment of Series 1997-1 Collection Account and Series 1997-1 Accrued Interest Account.

         (a) The Trustee will establish and maintain a segregated trust account for the benefit of the Series 1997-1 Noteholders (the "Series 1997-1 Collection Account"). Amounts on deposit in the Series 1997-1 Collection Account shall be invested in accordance with Sections 5.1(d) and (e) of the Base Indenture.

         (b) The Trustee will establish and maintain an administrative sub-account within the Series 1997-1 Collection Account with respect to Interest Collections (such sub-account, the "Series 1997-1 Accrued Interest Account"). Funds on deposit in the Series 1997-1 Accrued Interest Account shall be invested in accordance with Sections 5.1(d) and (e) of the Base Indenture.

         (c) The Trustee will establish and maintain a segregated trust account for the benefit of the Series 1997 Variable Funding Noteholders (the "Series 1997 Collection Account"). Amounts on deposit in the Series 1997 Collection Account shall be invested in accordance with Sections 5.1(d) and (e) of the Base Indenture.

         Section 5.2 Allocations with Respect to the Series 1997-1 Notes. The proceeds from the sale of the Series 1997-1 Notes will initially be delivered by or on behalf of NFLP to the Trustee by depositing such proceeds in the Series 1997-1 Collection Account. On each Business Day thereafter, all VFN Collections shall initially be deposited into the Series 1997 Collection Account. On each Business Day on which VFN Collections are deposited into the Series 1997 Collection Account (each such date, a "Deposit Date"), the Master Servicer, prior to 12:00 noon (New York City time), will direct the Trustee in writing to allocate to the Series 1997-1 Collection Account (1) a portion of such VFN Collections (including Recoveries, which shall be treated as Principal Collections) equal to the Series 1997-1 Collections for such Deposit Date and
(2) all Shared Series 1997 VFN Collections allocable to the series 1997-1 Notes from other VFN Collection Accounts, in each case, for further allocation in accordance with the provisions of this Section 5.2.

                  (a) Allocations of Collections During the Series 1997-1 Revolving Period. During the Series 1997-1 Revolving Period, the Master Servicer, at the Master Servicer's option in the case of subsection (x) (except to extent provided in such subsection(x)(i)), will direct the Trustee in writing to allocate all Series 1997-1 Collections and Shared

         Series 1997 VFN Collections from other VFN Collection Accounts deposited into the Series 1997-1 Collection Account (including Recoveries) as set forth below:

                           (x) On each Deposit Date, prior to 1:00 p.m. (New York City time):

                                    (i) allocate to the Series 1997-1 Accrued
                           Interest Account an amount, as stated in such Master Servicer direction, not to exceed the excess of accrued and unpaid Series 1997-1 Note Interest as of such date over the amount on deposit in the Series 1997-1 Accrued Interest Account on such date (provided that the allocation pursuant to this subsection (x)(i) shall be mandatory on any day on which Commercial Paper Notes mature and, to the extent that the amount allocated pursuant to this subsection (x)(i) on such maturity date is insufficient to pay the interest due on maturing Commercial Paper Notes on such date, the allocation pursuant to this subsection (x)(i) will be mandatory on each succeeding day until such shortfall is paid; and provided further that all amounts allocated pursuant to this subsection (x)(i) in respect of maturing Commercial Paper Notes shall be applied on such date in accordance with Section 5.4); and

                                    (ii) allocate to the Series 1997-1
                           Distribution Account the amount, as stated in such Master Servicer direction, of any Mandatory Decreases in the Series 1997-1 Invested Amount to be made in accordance with Section 4.3(a) hereof for payment on the date designated in such Master Servicer direction as a principal payment on account of the Series 1997-1 Notes to reduce the Series 1997-1 Invested Amount; and

                                    (iii) make available to NFLP an amount, as
                           stated in such Master Servicer direction, equal to any Series 1997 Lease Advances that are in accordance with the requirements of and conditions precedent under the Series 1997 Lease; and

                                    (iv) to the extent that a mandatory decrease
                           is payable to the Holders of any other Series of Series 1997 Variable Funding Notes on such Deposit Date and remains unpaid after application of all available VFN Collections initially allocated to such Series of Notes, allocate to the distribution account for each such other Series (pro rata (1) from each other VFN Collection Account with funds available for application to pay such mandatory decrease on the basis of the amounts available in all such VFN Collection Accounts and (2) to each VFN Collection Account having an unpaid mandatory decrease on the basis of the portion of such mandatory decrease remaining unpaid) the amounts remaining in the Series 1997-1 Collection Account on such Deposit Date after application pursuant to clauses (i) through (iii) above (up to the aggregate amount of such unpaid mandatory decreases in respect of such other Series of Series 1997 Variable Funding Notes) for application to pay such mandatory decrease; provided, however, that such allocation shall not be deemed to reduce the Series 1997-1 Invested Amount (such amounts and similar amounts from other VFN Collection Accounts, "Shared Series 1997 VFN Collections"); and

                                    (v) allocate to the Series 1997-1
                           Distribution Account the amount, as stated in such Master Servicer direction, of any Voluntary Decreases in the Series 1997-1 Invested Amount to be made in accordance with Section 4.3(b) hereof for payment on the date designated in such Master Servicer direction as a principal payment on account of the Series 1997-1 Notes to reduce the Series 1997-1 Invested Amount; and

                                    (vi) allocate to the Retained Distribution
                           Account the amount, as stated in such Master Servicer direction, of any transfer to be made in accordance with Section 5.2(d)(y) hereof; and

                                    (vii) the amounts remaining in the Series
                           1997-1 Collection Account on such Deposit Date after application pursuant to clauses (i) through (vi) above shall be retained on deposit and shall be available on future Deposit Dates for application in accordance with this Section 5.2.

                           (y) On each Distribution Date during the Series
                  1997-1 Revolving Period and the first Distribution Date following the end of the Series 1997-1 Revolving Period, the Master Servicer will direct the Trustee in writing (prior to 10:00 a.m., New York City time) to allocate all Series 1997-1 Collections on deposit in the Series 1997-1 Collection Account and, if specified below, pay to the account specified below:

                                    (i) with respect to each Servicer which is
                           not Republic or an Affiliate of Republic, withdraw and pay to such Servicer an amount, as stated in such Master Servicer direction, equal to (i) the Series 1997-1 Monthly Servicing Fee (and any Series 1997-1 Monthly Supplemental Servicing Fee) accrued since the preceding Distribution Date in respect of such non-Affiliate Servicer, plus (ii) all accrued and unpaid Series 1997-1 Monthly Servicing Fees (and any Series 1997-1 Monthly Supplemental Servicing Fees) in respect of previous periods in respect of such non-Affiliate Servicer; and

                                    (ii) allocate to the Series 1997-1 Accrued
                           Interest Account an amount, as stated in such Master Servicer direction, equal to the excess of the Series 1997-1 Note Interest due on such Distribution Date over the amount on deposit in the Series 1997-1 Accrued Interest Account for application in accordance with Section 5.4 hereof;

                                    (iii) with respect to each Servicer which is
                           Republic or an Affiliate thereof, withdraw and pay to such Servicer an amount, as stated in such Master Servicer direction, equal to (i) the Series 1997-1 Monthly Servicing Fee (and any Series 1997-1 Monthly Supplemental Servicing Fee) accrued since the preceding Distribution Date in respect of each Servicer that is Republic or an Affiliate, plus (ii) all accrued and unpaid Series 1997-1 Monthly Servicing Fees (and any Series 1997-1 Monthly Supplemental Servicing Fees) in respect of previous periods in respect of each Servicer that is Republic or an Affiliate, minus (iii) the amount of any Series 1997-1 Monthly Servicing Fees (and Series 1997-1 Monthly Supplemental Servicing Fees) withheld by the Servicers since the preceding Distribution Date pursuant to Section 5.2(c) of the Base Indenture. On such Distribution Date, the Trustee shall withdraw such amount from the Series 1997-1 Collection Account and remit such amount to the Servicers; and

                                    (iv) allocate to the Series 1997-1
                           Distribution Account the amount, as stated in such Master Servicer direction, of any Mandatory Decreases in the Series 1997-1 Invested Amount to be made in accordance with Section 4.3(a) hereof for payment on the related Distribution Date as a principal payment on account of the Series 1997-1 Notes to reduce the Series 1997-1 Invested Amount; and

                                    (v) make available to NFLP an amount, as
                           stated in such Master Servicer direction, equal to any Series 1997 Lease Advances that are in accordance with the requirements of and conditions precedent under the Series 1997 Lease; and

                                    (vi) to the extent that a mandatory decrease
                           is payable to the Holders of any other Series of 1997 Variable Funding Notes on such Distribution Date and remains unpaid after application of all available VFN Collections initially allocated to such Series of Notes, allocate to the distribution account for each such other Series (pro rata (1) from each other VFN Collection Account with funds available for application to pay such mandatory decrease on the basis of the amounts available in all such VFN Collection Accounts and (2) to each VFN Collection Account having an unpaid mandatory decrease on the basis of the portion of such mandatory decrease remaining unpaid) the amounts remaining in the Series 1997-1 Collection Account after application pursuant to clauses (i) through (v) above (up to the aggregate amount of such unpaid mandatory decreases in respect of such other Series of Series 1997 Variable Funding Notes) for application as Shared Series 1997 VFN Collections to pay such mandatory decrease (provided, however, that such allocation shall not be deemed to reduce the Series 1997-1 Invested Amount); and

                                    (vii) allocate to the Series 1997-1
                           Distribution Account the amount, as stated in such Master Servicer direction, of any Voluntary Decreases in the Series 1997-1 Invested Amount to be made in accordance with Section 4.3(b) hereof for payment on the related Distribution Date as a principal payment on account of the Series 1997-1 Notes to reduce the Series 1997-1 Invested Amount; and

                                    (viii) so long as no Series 1997 Asset
                           Amount Deficiency exists or would result and so long as no Series 1997-1 Enhancement Deficiency exists or would result, allocate to the Retained Distribution Account the remainder of such Series 1997-1 Collections; provided that, at the option of NFLP, any portion of such remaining Series 1997-1 Collections constituting Profits shall not be allocated to the Retained Distribution Account but will instead be available to be lent under the Subordinated Note in accordance with Section 5.10 hereof.

                  (b) Allocations During the Series 1997-1 Rapid Amortization Period. During the Series 1997-1 Rapid Amortization Period, the Master Servicer will direct the Trustee in writing to allocate, prior to 12:00 noon (New York City time) on each Distribution Date, all Series 1997-1 Collections (including Recoveries) and all Shared Series 1997 VFN Collections deposited in the Series 1997-1 Collection Account as set forth below:

                           (i) with respect to each Servicer which is not
                  Republic or an Affiliate of Republic, withdraw and pay to such Servicer an amount, as stated in such Master Servicer direction, equal to (i) the Series 1997-1 Monthly Servicing Fee (and any Series 1997-1 Monthly Supplemental Servicing Fee) accrued since the preceding Distribution Date in respect of such non-Affiliate Servicer, plus (ii) all accrued and unpaid Series 1997-1 Monthly Servicing Fees (and any Series 1997-1 Monthly Supplemental Servicing Fees) in respect of previous periods in respect of such non-Affiliate Servicer; and

                           (ii) allocate to the Series 1997-1 Accrued Interest
                  Account an amount, as stated in such Master Servicer direction, equal to the excess of the Series 1997-1

                  Note Interest due on such Distribution Date over the amount on deposit in the Series 1997-1 Accrued Interest Account for allocation in accordance with Section 5.4 hereof;

                           (iii) with respect to each Servicer which is Republic
                  or an Affiliate thereof, withdraw and pay to such Servicer an amount, as stated in such Master Servicer direction, equal to
                  (i) the Series 1997-1 Monthly Servicing Fee (and any Series 1997-1 Monthly Supplemental Servicing Fee) accrued since the preceding Distribution Date in respect of each Servicer that is Republic or an Affiliate, plus (ii) all accrued and unpaid Series 1997-1 Monthly Servicing Fees (and any Series 1997-1 Monthly Supplemental Servicing Fees) in respect of previous periods in respect of each Servicer that is Republic or an Affiliate, minus (iii) the amount of any Series 1997-1 Monthly Servicing Fees (and Series 1997-1 Monthly Supplemental Servicing Fees) withheld by the Servicers since the preceding Distribution Date pursuant to Section 5.2(c) of the Base Indenture. On such Distribution Date, the Trustee shall withdraw such amount from the Series 1997-1 Collection Account and remit such amount to the Servicers; and

                           (iv) allocate to the Series 1997-1 Distribution
                  Account Series 1997-1 Collections and Shared Series 1997 VFN Collections up to the then outstanding Series 1997-1 Invested Amount, as stated in such Master Servicer direction for application in accordance with Section 5.5 hereof;

                           (v) allocate to the Series 1997-1 Distribution
                  Account, all remaining Series 1997-1 Collections and Shared Series 1997 VFN Collections allocable to the Series 1997-1 Collection Account up to the Principal Balance of, and interest on, the Series 1997-1 Notes and all other amounts due under this Series 1997-1 Supplement and the Series 1997-1 Note Purchase Agreement; and

                           (vi) allocate to the Retained Distribution Account
                  all remaining Series 1997-1 Collections after allocations in clauses (i) through (iv) above for allocation in accordance with Section 5.2(d) hereof.

                  (c) Additional Allocations for All Periods. The Master Servicer will direct the Trustee in writing to allocate the amounts set forth below as follows:

                           (x) Monthly, for each Distribution Date, allocate in
                  respect of the Series 1997-1 Notes an amount, as stated in such Master Servicer direction, equal to the Series 1997-1 Losses for the Related Month in the following manner:

                                    (i) first, reduce the Series 1997-1
                           Available Subordinated Amount by the amount of such Series 1997-1 Losses until the Series 1997-1

                           Available Subordinated Amount has been reduced to zero for allocation in accordance with Section 5.10 hereof;

                                    (ii) second, to the extent any such Series
                           1997-1 Losses are Series 1997 Non-Program Losses of the type described in part (a) of the definition thereof or Series 1997 Program Losses of the type described in part (a) of the definition thereof and remain after the Series 1997-1 Available Subordinated Amount has been reduced to zero, draw on the Series 1997-1 Letter of Credit or make a withdrawal from the Series 1997-1 Cash Collateral Account in the amount of such Series 1997-1 Losses in accordance with
                           Section 5.9 hereof and deposit the proceeds of such draw in the Series 1997-1 Distribution Account for allocation in accordance with Section 5.5 hereof;

                                    (iii) third, to the extent any such Series
                           1997-1 Losses are Series 1997 Non-Program Losses of the type described in part (b) of the definition thereof or Series 1997 Program Losses of the type described in part (b) of the definition thereof and remain after the Series 1997-1 Available Subordinated Amount has been reduced to zero, make a demand for payment under the Subordinated Note in the amount stated in such Master Servicer direction, up to the Series 1997-1 Invested Percentage (with respect to Losses) of the outstanding principal amount of the Subordinated Note, and then make a demand for payment of any remainder under the Demand Note in the amount stated in such Master Servicer direction, up to the Series 1997-1 Invested Percentage (with respect to Losses) of the outstanding principal amount of the Demand Note in accordance with Section 5.10 hereof (any failure of National to pay under the Demand Note shall give rise to a Series 1997-1 Letter of Credit draw as specified in Section 5.10 hereof) and deposit the proceeds of such payment or draw in the Series 1997-1 Distribution Account for allocation in accordance with Section 5.5 hereof; and

                                    (iv) fourth, any Series 1997-1 Losses
                           remaining after making the allocations, withdrawals and claims under clauses (i), (ii) and (iii) above will be allocated, as stated in such Master Servicer direction, to reduce the Series 1997-1 Invested Amount.

                           (y) Monthly, for each Distribution Date, allocate to
                  the Series 1997-1 Notes an amount, as stated in such Master Servicer direction, equal to the Series 1997-1 Recoveries for the Related Month in the following manner:

                                    (i) first, allocate all such Series 1997-1
                           Recoveries to reinstate the Series 1997-1 Invested Amount, to the extent the Series 1997-1 Invested Amount has been reduced pursuant to Section 5.2(c)(x)(iv) above;

                                    (ii) second, if the Series 1997-1 Cash
                           Collateral Account has been funded, deposit into such account all remaining Series 1997-1 Recoveries after making the allocations in clause (i) above until the amount on deposit in the Series 1997-1 Cash Collateral Account equals the Series 1997-1 Required Letter of Credit Amount as stated in such Master Servicer direction;

                                    (iii) third, allocate all remaining Series
                           1997-1 Recoveries after making the allocations in clauses (i) and (ii) above up to the amount, as stated in such Master Servicer direction, necessary to reinstate the Series 1997-1 Available Subordinated Amount to the Series 1997-1 Required Subordinated Amount; and

                                    (iv) fourth, the remainder of such Series
                           1997-1 Recoveries after making the allocations in
                           (i), (ii) and (iii) above shall constitute Series 1997-1 Profits that shall be allocated to the Retained Distribution Account for allocation in accordance with Section 5.2(d) hereof or, at the option and direction of the Master Servicer, lent under the Subordinated Note in accordance with
                           Section 5.10 hereof or to be re-advanced under the terms of the Demand Note.

                  (d)  Additional Allocations to VFN Retained Interest Amount.
         (x) On or before 10:00 a.m. (New York City time) on each date specified below, the Master Servicer will direct the Trustee in writing to allocate the amounts set forth below as follows:

                           (i) On each Deposit Date, allocate to the Retained
                  Distribution Account an amount equal to (x) the VFN Retained Interest Percentage (as of such day) of the aggregate amount of VFN Collections deposited into the Series 1997 Collection Account on such Deposit Date which are Principal Collections, minus (y) any amounts, other than Monthly Servicing Fees, which have been withheld by the Master Servicer pursuant to
                  Section 5.2(c) of the Base Indenture (in accordance with the limitations set forth in Section 5.2(e)(A) of this Series 1997-1 Supplement), to the extent such amounts withheld constitute all or part of the VFN Retained Interest;

                           (ii) On each Distribution Date, allocate to the VFN
                  Retained Interest Amount an amount equal to the applicable VFN Retained Interest Percentage of the aggregate amount of Losses for the Related Month, which amount shall reduce the VFN Retained Interest Amount; and

                           (iii) On each Distribution Date, allocate to the VFN
                  Retained Interest Amount an amount equal to the applicable VFN Retained Interest Percentage of the aggregate amount of Recoveries for the Related Month, which amount shall increase the VFN Retained Interest Amount;

         provided, however, that clauses (d)(i), (ii) and (iii) above shall not be duplicative with any similar provisions contained in any other Supplement and the Retained Interestholder shall only be paid or allocated such amount once on any Deposit Date or other day.

                  (y) At any time and from time to time upon receipt of a duly executed Master Servicer direction, the Trustee will transfer funds from the Series 1997-1 Collection Account to the Retained Distribution Account; provided, however, that the Trustee will not make any such transfer on any date unless the Trustee receives an Officer's Certificate from the Master Servicer stating that (i) the Master Servicer has calculated the Series 1997 Aggregate Asset Amount, the Series 1997 Required Asset Amount, the Series 1997-1 Enhancement Amount and the Series 1997-1 Minimum Enhancement Amount as of the date of such transfer, (ii) on the date such transfer is made no Series 1997 Asset Amount Deficiency exists and no Series 1997 Asset Amount Deficiency will result from the making of such transfer and (iii) on the date such transfer is made no Series 1997-1 Enhancement Deficiency exists and no Series 1997-1 Enhancement Deficiency will result from the making of such transfer.

                  (e) Allocation Adjustments. Notwithstanding the foregoing provisions of this Section 5.2:

                           (A) notwithstanding anything contained in Section
                  5.2(c) of the Base Indenture, to the extent that the VFN Retained Interest Amount exceeds zero, the Master Servicer (i) may make or cause to be made deposits to the Series 1997-1 Collection Account net of any portions thereof which are allocable to the Retained Distribution Account and represent amounts due and owing to the Master Servicer and (ii) need not deposit or cause to be deposited any amounts to be paid to the Master Servicer pursuant to Section 5.2 of the Base Indenture, and such amounts will be deemed to have been paid to the Master Servicer pursuant to Section 5.2 of the Base Indenture; provided, however, that no Master Servicer other than Republic or an Affiliate of Republic, nor any Master Servicer with respect to which a Lease Event of Default has occurred and is continuing, shall be entitled to withhold any amounts pursuant to Section 5.2(c) of the Base Indenture and the Trustee shall deposit amounts payable to the Master Servicer in the Series 1997-1

                  Collection Account pursuant to the provisions of Section 5.2 of the Base Indenture on each Deposit Date;

                           (B) any amounts withheld by the Master Servicer and
                  not deposited in the Series 1997-1 Collection Account pursuant to Section 5.2(c) of the Base Indenture (and in accordance with the limitations set forth in (A) above) shall be deemed to be deposited in the Series 1997-1 Collection Account on the date such amounts are withheld for purposes of determining the amounts to be allocated pursuant to this Section 5.2;

                           (C) NFLP may, from time to time in its sole
                  discretion, increase the Series 1997-1 Available Subordinated Amount by (i) transferring funds to the Series 1997-1 Collection Account and (ii) delivering to the Master Servicer and the Trustee an Officers' Certificate setting forth the amount of such transferred funds and stating that such transferred funds shall be allocated to the Series 1997-1 Available Subordinated Amount; provided, however, that (a) NFLP shall have no obligation to so increase the Series 1997-1 Available Subordinated Amount, (b) NFLP may not increase the Series 1997-1 Available Subordinated Amount at any time if, after such increase, an "enhancement deficiency" (as defined in any other Series 1997 Variable Funding Supplement) would exist with respect to such other Series of Series 1997 Variable Funding Notes; provided that, if a Series 1997-1 Enhancement Deficiency exists, NFLP may increase the Series 1997-1 Available Subordinated Amount so long as simultaneously with such increase the available subordinated amount of each other Series of Series 1997 Variable Funding Notes with respect to which there exists an "enhancement deficiency" (as defined in any other Series 1997 Variable Funding Supplement) shall also be increased pro rata (on the basis of the outstanding Series 1997-1 Enhancement Deficiency and the enhancement deficiencies outstanding with respect to such other Series 1997 Variable Funding Notes) and (c) NFLP may not increase the Series 1997-1 Available Subordinated Amount at any time if the amount of such increase, together with the sum of the amounts of all prior increases, if any, of the Series 1997-1 Available Subordinated Amount, would exceed the Series 1997-1 Available Subordinated Amount Maximum Increase;

                           (D) NFLP may, from time to time in its sole
                  discretion, increase the VFN Retained Interest Amount by (i) transferring funds to the Series 1997-1 Collection Account and
                  (ii) delivering to the Master Servicer and the Trustee an Officers' Certificate setting forth the amount of such transferred funds and stating that such transferred funds shall be allocated to the VFN Retained Interest Amount; provided, however, that (a) NFLP shall have no obligation to so increase the VFN Retained Interest Amount, (b) the source of such funds shall be either (x) a loan of such funds to NFLP by one or more Affiliates of NFLP or (y) a contribution to

                  NFLP by one or more of the direct or indirect owners of a partnership interest in NFLP and (c) the transfer to NFLP of such funds by such source shall not be in violation of Section
                  24.10 of the Series 1997 Lease; and

                           (E) in the event that a Series 1997-1 Enhancement
                  Deficiency occurs, an Amortization Event and a Series 1997-1 Limited Liquidation Event of Default shall be deemed to have occurred with respect to the Series 1997-1 Notes; provided, however, (i) the Issuer may prevent an Amortization Event from occurring if, within one (1) Business Day after the occurrence of such Series 1997-1 Enhancement Deficiency, the Issuer contributes to the Series 1997-1 Available Subordinated Amount (in accordance with Section 5.2(e)(C) above) a portion of the VFN Retained Interest Amount in an amount sufficient, in the aggregate, to increase the Series 1997-1 Available Subordinated Amount by an amount sufficient to eliminate such Series 1997-1 Enhancement Deficiency; provided, however, the amount of such contribution (together with the sum of the amounts of all prior contributions) shall not exceed the Series 1997-1 Available Subordinated Amount Maximum Increase, excluding from such calculation any increase in the Series 1997-1 Available Subordinated Amount (1) through Recoveries or from funds constituting repayments of principal under the Demand Note, the Subordinated Note or any intercompany demand note made by any Affiliate of NFLP in favor of NFLP, or (2) relating to an increase in the Series 1997-1 Minimum Enhancement Amount that results from (a) an increase in the ratio of Non-Program Vehicles to all Vehicles, (b) a reduction in the aggregate amount of cash and Permitted Investments allocable to Series 1997 Vehicles in the Series 1997-1 Collection Account, or (c) a decline in the resale performance of Non-Program Vehicles within the twelve calendar months preceding the applicable date of determination, and (ii) the Issuer may prevent a Series 1997-1 Limited Liquidation Event of Default from occurring if within the thirty (30) day period after the occurrence of such Series 1997-1 Enhancement Deficiency (x) the Issuer contributes to the Series 1997-1 Available Subordinated Amount (in accordance with Section 5.2(e)(C) above) a portion of the VFN Retained Interest Amount sufficient to increase the Series 1997-1 Available Subordinated Amount by an amount sufficient to eliminate such Series 1997-1 Enhancement Deficiency and (y) obtains written notice from the Rating Agencies to the Issuer, RFC and the Trustee that after such cure of such Series 1997-1 Enhancement Deficiency is provided for, the Commercial Paper Notes will receive the same rating from the Rating Agencies as they received prior to the occurrence of such Series 1997-1 Enhancement Deficiency.

         Section 5.3 Monthly Payments from the Series 1997-1 Accrued Interest Account.

         (a) On each Determination Date, as provided below, the Master Servicer shall instruct the Trustee or the Paying Agent in writing to withdraw, and on the following Distribution Date the Trustee or the Paying Agent, acting in accordance with such instructions, shall withdraw the amounts required to be withdrawn from the Series 1997-1 Collection Account as set forth below in respect of all funds available from Series 1997-1 Collections processed since the preceding Distribution Date and allocated to the holders of the Series 1997-1 Notes.

         (b) Note Interest With Respect to the Series 1997-1 Notes. On each Distribution Date or on any date on which NFLP is required to or has elected to prepay Series 1997-1 Note Interest in accordance with Section 5.4(a), the Master Servicer shall, after all distributions required to be made pursuant to this
Section 5.3(b) have been made, instruct the Trustee and the Paying Agent in writing as to the amount to be withdrawn from the Series 1997-1 Accrued Interest Account to the extent funds will be available and processed from but not including the preceding Distribution Date through the succeeding Distribution Date in respect of Series 1997-1 Note Interest. On the Distribution Date related to such Determination Date (or, if applicable, on the date on which NFLP has elected to prepay Series 1997-1 Note Interest), the Trustee shall withdraw from the Series 1997-1 Accrued Interest Account the amount on deposit therein available for the payment of Series 1997-1 Note Interest and deposit such amount in the Series 1997-1 Distribution Account.

         Section 5.4  Payment of Note Interest.

         (a) On any day, on which NFLP has elected or is required to prepay all or a portion of the Series 1997-1 Note Interest that will be due on the next Distribution Date NFLP shall notify the Trustee and the Master Servicer thereof in writing. If NFLP so elects to prepay Series 1997-1 Note Interest, the Paying Agent shall, in accordance with the direction of the Master Servicer delivered under Section 5.3(b), pay to the Series 1997-1 Noteholders from the Series 1997-1 Distribution Account the amount deposited in the Series 1997-1 Distribution Account for the payment of Series 1997-1 Note Interest on such day pursuant to Section 5.3(b).

         (b) On each Distribution Date, the Paying Agent shall, in accordance with Section 6.1 of the Base Indenture, pay to the Series 1997-1 Noteholders from the Series 1997-1 Distribution Account the amount deposited in the Series 1997-1 Distribution Account for the payment of interest pursuant to Section 5.3(b) and, to the extent that such amount is insufficient to pay all Series 1997-1 Note Interest payable on such Distribution Date, after giving credit for all prepayments on account thereof pursuant to (a) above (the amount of such insufficiency, a "Note Interest Shortfall"), the Master Servicer shall instruct the Trustee in writing (a) to withdraw from the Series 1997-1 Collection Account the lesser of (i) the amount on deposit in the Series 1997-1 Collection Account (up to the Series 1997-1 Available Subordinated Amount on such date) and (ii) the amount of such Note Interest Shortfall and (b) to the extent of any remaining Note

Interest Shortfall, to apply to pay such Note Interest Shortfall amounts on deposit in the Series 1997-1 Distribution Account representing the proceeds of a Credit Draw up to the lesser of (i) the remaining Note Interest Shortfall and
(ii) the proceeds of such Credit Draw.

         Section 5.5  Payment of Note Principal.

         (a) On the date specified in the applicable Master Servicer direction and on each Distribution Date during the Series 1997-1 Revolving Period and the first Distribution Date following the end of the Series 1997-1 Revolving Period, if funds have been allocated to the Series 1997-1 Distribution Account pursuant to Section 5.2(a)(x)(ii), (iv) or (v) or Section 5.2(a)(y)(iv), (vi) or (vii), the Master Servicer shall instruct the Trustee and the Paying Agent in writing to pay to the Series 1997-1 Noteholders the amount so allocated as a principal payment on account of the Series 1997-1 Notes.

         (b) Commencing on the first Distribution Date after the commencement of the Series 1997-1 Rapid Amortization Period, the Master Servicer shall instruct the Trustee and the Paying Agent in writing as to the amount of Series 1997-1 Collections allocated to the Series 1997-1 Notes during the Related Month pursuant to Section 5.2(b)(iv) of this Supplement (such amount, the "Monthly Principal Allocation") and to pay to the Series 1997-1 Noteholders the amount so allocated as a principal payment on account of the Series 1997-1 Notes. Commencing on the first Distribution Date after the commencement of the Series 1997-1 Rapid Amortization Period, to the extent that the Monthly Principal Allocation is insufficient to pay all principal due in respect of the Series 1997-1 Notes on such Distribution Date (the amount of such insufficiency, a "Principal Shortfall"), the Master Servicer shall instruct the Trustee in writing (i) to withdraw from the Series 1997-1 Collection Account the lesser of
(A) the amount on deposit in the Series 1997-1 Collection Account (up to the Series 1997-1 Available Subordinated Amount on such date after giving effect to any reduction thereof pursuant to Section 5.4) and (B) the amount of such Principal Shortfall, (ii) to the extent of any remaining Principal Shortfall, to apply to the payment thereof Principal Collections with respect to any other Series of Notes which pursuant to Section 5.2(d) of the Base Indenture are available on such Distribution Date to pay principal of the Series 1997-1 Notes (up to the amount of such Principal Shortfall remaining) and (iii) to the extent of any remaining Principal Shortfall, to apply amounts on deposit in the Series 1997-1 Distribution Account representing the proceeds of a Credit Draw up to the lesser of (A) the remaining Principal Shortfall and (B) the proceeds of such Credit Draw remaining after any application thereof pursuant to Section 5.4; provided, however, that with respect to the final Distribution Date, the Trustee shall, in accordance with the written instructions of the Master Servicer, withdraw from the Series 1997-1 Collection Account pursuant to clause (i) of this sentence an amount which (in the aggregate) is no greater than the Principal Balance of the Series 1997-1 Notes on such Distribution Date. The entire principal amount of all Outstanding Series 1997-1 Notes shall be due and payable on the Series 1997-1 Termination Date.

         (c) Commencing on the first Distribution Date after the commencement of the Series 1997-1 Rapid Amortization Period, the Paying Agent shall, in accordance with Section 6.1 of the Base Indenture, pay to the Series 1997-1 Noteholders the amount deposited in the Series 1997-1 Distribution Account for the payment of principal pursuant to Section 5.5(a) and (b) of this Supplement.

         Section 5.6 Servicer's or Republic's Failure to Make a Deposit or Payment. If a Servicer, the Master Servicer or Republic fails to make, or give notice or instructions to make, any payment from or deposit to the Series 1997-1 Collection Account or the Series 1997-1 Accrued Interest Account required to be made or given by such Servicer, the Master Servicer or Republic, respectively, at the time specified in the Indenture (including applicable grace periods), the Master Servicer shall, upon request of the Trustee, promptly provide the Trustee with all information necessary to allow the Trustee, in the event it elects to do so, to make such a payment. Such funds shall be applied by the Trustee in the manner in which such payment or deposit should have been applied had it been made by the Master Servicer, such Servicer or Republic.

         Section 5.7  Series 1997-1 Distribution Account.

         (a) Establishment of the Series 1997-1 Distribution Account. The Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 1997-1 Noteholders, or cause to be established and maintained, an account (the "Series 1997-1 Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1997-1 Noteholders. The Series 1997-1 Distribution Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 1997-1 Distribution Account. If the Series 1997-1 Distribution Account is not maintained in accordance with the previous sentence, the Master Servicer shall establish a new Series 1997-1 Distribution Account, within ten
(10) Business Days after obtaining knowledge of such fact, which complies with such sentence, and transfer all cash and investments from the non-qualifying Series 1997-1 Distribution Account into the new Series 1997-1 Distribution Account. Initially, the Series 1997-1 Distribution Account will be established with the Trustee.

         (b) Administration of the Series 1997-1 Distribution Account. The Master Servicer shall instruct the institution maintaining the Series 1997-1 Distribution Account in writing to invest funds on deposit in the Series 1997-1 Distribution Account at all times in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Distribution Date following the date on which such funds were received, unless any Permitted Investment held in the Series 1997-1 Distribution Account is held with the Paying Agent, then such investment may mature on such Distribution Date and such funds shall be available for withdrawal on or prior to such Distribution Date. The Trustee shall hold, for the benefit of the Series 1997-1 Noteholders and the Master Servicer, possession of the negotiable instruments or securities evidencing the Permitted Investments described in clause (i) of the definition thereof from the time of purchase thereof until the time of maturity.

         (c) Earnings from Series 1997-1 Distribution Account. Subject to the restrictions set forth above, the Master Servicer shall have the authority to instruct the Trustee in writing with respect to the investment of funds on deposit in the Series 1997-1 Distribution Account. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Series 1997-1 Distribution Account shall be deemed to be on deposit and available for distribution to pay amounts payable from the Series 1997-1 Distribution Account hereunder, or, to the extent of amounts not necessary to pay such principal, to pay and be deposited in the Series 1997-1 Collection Account for allocation in accordance with Section 5.2 hereof.

         (d) Series 1997-1 Distribution Account Constitutes Additional Collateral for Series 1997-1 Notes. In order to secure and provide for the repayment and payment of the NFLP Obligations with respect to the Series 1997-1 Notes (but not the Notes of any other Series), NFLP has, pursuant to Section 3.1(c) of this Supplement, assigned to the Trustee, for the benefit of the Series 1997-1 Noteholders, the Series 1997-1 Distribution Account Collateral. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 1997-1 Distribution Account and in all proceeds thereof. The Series 1997-1 Distribution Account Collateral shall be under the sole dominion and control of the Trustee for the benefit of the Series 1997-1 Noteholders.

         Section 5.8 Allocation of Certain Amounts to Interest. Notwithstanding anything to the contrary set forth in the Indenture, for the period ending on the earlier of (x) the date that is five months after the occurrence of an Event of Bankruptcy with respect to Republic and (y) the date on which the underlying case, application or petition with respect to such Event of Bankruptcy is withdrawn or dismissed or any stay thereunder in respect of the Trustee is lifted, the Liquidity Amount shall be allocated and distributed solely in respect of interest on the Series 1997-1 Notes as the same shall become due and payable pursuant hereto to the extent Series 1997-1 Collections allocated and distributed pursuant to this Article 5 are otherwise insufficient to pay such amounts. Upon the expiration of the period described in clauses (x) and (y) of this Section 5.8, Disposition Proceeds, Guaranteed Payments and Repurchase Prices shall be allocated and distributed in accordance with this Article 5 (exclusive of this Section 5.8).

         Section 5.9  Draw on Series 1997-1 Letter of Credit.

         (a) On or before 10:00 a.m. (New York City time) on each Distribution Date, the Master Servicer shall notify the Trustee and the Enhancement Agent of the amount of any Series 1997-1 Lease Payment Deficit, such notification to be in the form of Exhibit C to this Series 1997-1 Supplement.

         (b) So long as the Series 1997-1 Letter of Credit shall not have been terminated, on any Business Day that a Series 1997-1 Lease Payment Deficit exists, the Enhancement Agent, by 11:00 a.m. (New York City time) on the relevant Distribution Date, if such Series 1997-1 Lease Payment Deficit exceeds the Series 1997-1 Available Subordinated Amount, (i) draw on the Series 1997-1 Letter of Credit by presenting a draft in an amount equal to the lesser of (x) the Series 1997-1 Fronting Letter of Credit Percentage of the excess of such Series 1997-1 Lease Payment Deficit over the Series 1997-1 Available Subordinated Amount and (y) the available Series 1997-1 Fronting Letter of Credit Amount on such Business Day accompanied by a Certificate of Credit Demand in the form of Annex A to the Series 1997-1 Letter of Credit and (ii) if the Series 1997-1 Cash Collateral Account has been established and funded pursuant to Section 5.11, direct the Trustee to withdraw from the Series 1997-1 Cash Collateral Account an amount equal to the Series 1997-1 Cash Collateral Percentage of the excess of such Series 1997-1 Lease Payment Deficit over the Series 1997-1 Available Subordinated Amount. The Enhancement Agent shall deliver the proceeds of any draw pursuant to (i) above to the Trustee no later than 4:00 p.m. (New York City time) for deposit in the Series 1997-1 Distribution Account and the Trustee shall deposit the proceeds of any withdrawal pursuant to (b) above in the Series 1997-1 Distribution Account, in each case, application in accordance with Sections 5.2(c)(x)(ii), 5.4 (b) and 5.5 hereof.

         (c) So long as the Series 1997-1 Letter of Credit shall not have been terminated, on any Business Day that the Enhancement Agent has received written notice from the Series 1997-1 Collateral Agent pursuant to Section 5.05(b) of the Series 1997-1 Collateral Agreement notifying the Enhancement Agent of the existence and amount of a Liquidity Deficiency and directing the Enhancement Agent to make a draw under the Series 1997-1 Letter of Credit, the Enhancement Agent shall, by 11:00 a.m. (New York City time) on the date of such notice (or, in the case of any notice given to the Enhancement Agent after 11:30 a.m. (New York City time), by 12:00 noon (New York City time) on the next following Business Day), (i) draw on the Series 1997-1 Letter of Credit by presenting a draft in an amount equal to the lesser of (x) the Series 1997-1 Fronting Letter of Credit Percentage of such Liquidity Deficiency and (y) the available Series 1997-1 Fronting Letter of Credit Amount on such Business Day accompanied by a Certificate of Liquidity Demand in the form of Annex B to the Series 1997-1 Letter of Credit and (ii) if the Series 1997-1 Cash Collateral Account has been established and funded pursuant to Section 5.11, direct the Trustee to withdraw from the Series 1997-1 Cash Collateral Account an amount equal to the Series 1997-1 Cash Collateral Percentage of the amount of such Liquidity Deficiency. The Enhancement Agent shall deliver the proceeds of such draw to the Collateral Agent for application in accordance with Section 5.01(d) of the Series 1997-1 Collateral Agreement.

         (d) The Series 1997-1 Letter of Credit may also be drawn in accordance with Section 5.10(d).

         Section 5.10 The Series 1997-1 Available Subordinated Amount, the Subordinated Note and the Demand Note.

         (a)  Series 1997 Aggregate Available Subordinated Amount.

                  (i) On the Series 1997-1 Closing Date, NFLP has subordinated its interest in a portion of the Series 1997 Aggregate Asset Amount constituting the Series 1997 Aggregate Available Subordinated Amount.

                  (ii) NFLP may, from time to time, in its sole discretion, increase the Series 1997 Available Subordinated Amount in accordance with Section 5.2(e)(C) and (E) hereof.

                  (iii) Series 1997-1 Losses and Series 1997-1 Recoveries shall be allocated to the Series 1997-1 Available Subordinated Amount in accordance with Section 5.2(c)(x)(i) and 5.2(c)(y)(iii) hereof.

         (b)  Subordinated Note.

                  (i) On or after the VFN Closing Date, NFLP may cause to be executed and delivered to the Trustee, for the benefit of the Series 1997 Variable Funding Noteholders, the Subordinated Note.

                  (ii) Series 1997-1 Profits may be retained in the Series 1997-1 Collection Account to be lent under the Subordinated Note pursuant to Section 5.2(a)(y)(viii) and 5.2(c)(y)(iv) hereof.

                  (iii) Demands for payment under the Subordinated Note and (at the discretion of NFLP) loans of Profits under the Subordinated Note in respect of Profits, Series 1997-1 Losses and Series 1997-1 Recoveries shall be made in accordance with Section 5.2(c)(x)(iii) and 5.2(c)(y)(iv) hereof.

                  (iv) On each Determination Date, the Master Servicer shall determine the aggregate amount, if any, of Series 1997-1 Disposition Losses that have occurred during the Related Month. In the event that Series 1997-1 Disposition Losses occurring during such Related Month exceed the amount of all Recoveries in respect thereof received during such Related Month, the Master Servicer shall, at or before 12:30 p.m. (New York City time) on such Determination Date, notify , the Enhancement Agent, and the Trustee in writing of the aggregate amount of such net Losses (the "Net Disposition Losses"), and the Trustee shall, prior to 5:00 p.m. (New York City time) on such date, as specified in such notice from the Master Servicer, transmit to National a demand for repayment of the Subordinated Note in the amount of the lesser of the outstanding principal amount under the Subordinated Note and the amount of such Net Disposition Losses for the Related

         Month remaining after application of Sections 5.2(c)(x)(i) and (ii). The proceeds of any draw on the Subordinated Note pursuant to this
         Section 5.10(b)(iv) shall be allocated in accordance with Section 5.2(c)(x)(iii).

         (c)  Demand Note.

                  (i) On or after the VFN Closing Date, NFLP may cause National to execute and deliver to the Trustee, for the benefit of the Series 1997 Variable Funding Noteholders, the Demand Note.

                  (ii) Draws under the Demand Note in respect of Series 1997-1 Losses shall be made in accordance with Section 5.2(c)(x)(iii) hereof.

                  (iii) On each Determination Date, to the extent that any Net Disposition Losses remain after application of amounts drawn on the Subordinated Note pursuant to (b) above, the Master Servicer shall, at or before 12:30 p.m. (New York City time) on such Determination Date, notify, the Enhancement Agent, and the Trustee in writing of the aggregate remaining amount of such Net Disposition Losses, and the Trustee shall, prior to 5:00 p.m. (New York City time) on such date, as specified in such notice from the Master Servicer, transmit to National a demand for payment (each, a "Demand Notice") under the Demand Note in the amount of the lesser of (x) the outstanding amount of such Demand Note and (y) the Net Disposition Losses for the Related Month less the amount demanded under the Subordinated Note. The proceeds of any draw on the Demand Note pursuant to this Section 5.10(c)(iii) shall be allocated in accordance with Section 5.2(c)(x)(iii).

         (d) In the event that on or prior to 10:00 a.m. (New York City time) on the Distribution Date next succeeding any Determination Date on which a Demand Notice has been transmitted to National pursuant to Section 5.2(c)(x)(iii) and
5.10 hereof, National shall have failed to deposit into the Series 1997-1 Collection Account the amount specified in such Demand Notice, so long as the Series 1997-1 Letter of Credit shall not have been terminated, the Enhancement Agent shall, by 12:00 p.m. (New York City time) on the same Business Day, (i) draw on the Series 1997-1 Letter of Credit by presenting a draft in an amount equal to the lesser of (x) the available Series 1997-1 Fronting Letter of Credit Amount and (y) the Series 1997-1 Fronting Letter of Credit Percentage of the unpaid portion of that portion of the amount demanded under the Demand Note allocable to the Series 1997-1 Distribution Account in accordance with Section 5.10(c) above (the "Unpaid Demand") that has not been deposited into the Series 1997-1 Collection Account as of 10:00 a.m. (New York City time), accompanied by a Certificate of Credit Demand in the form of Annex A to the Series 1997-1 Letter of Credit and (ii) if the Series 1997-1 Cash Collateral Account has been established and funded pursuant to Section 5.11, direct the Trustee to withdraw from the Series 1997-1 Cash Collateral Account an amount equal to the Series 1997-1 Cash Collateral Percentage of the Unpaid Demand. The proceeds of such draw shall be delivered to the Trustee by 4:00 p.m. (New York City time) and be deposited by the Trustee in the Series 1997-1 Distribution Account for application pursuant to Sections 5.4 and 5.5 hereof.

         Section 5.11  Letter of Credit Termination Demand.

         (a) If prior to the date which is thirty (30) days prior to the then scheduled Series 1997-1 Letter of Credit Expiration Date,

                  (i) there shall not have been appointed a successor institution which is an Eligible Credit Enhancer to act as Series 1997-1 Letter of Credit Provider, or

                  (ii) the payments to be made by the Lessees under the Series 1997 Lease shall not have otherwise been credit enhanced with (A) the funding of the Series 1997-1 Cash Collateral Account with cash in the amount of the Series 1997-1 Required Letter of Credit Amount, (B) other cash collateral accounts, overcollateralization or subordinated securities or (C) with the consent of the Series 1997-1 Required Noteholders, a surety bond or other similar arrangements; provided, however, that

                           (1) Rating Agency Confirmation shall have been
                  obtained with respect to any such other form of substitute credit enhancement referred to in the foregoing Section 5.11(a)(ii)(B) or (C); and

                           (2) any such other form of substitute credit
                  enhancement referred to in the foregoing Section 5.11(a)(ii)(C) shall, if the ratings with respect to such substitute credit enhancement, if applicable, are less than A-1 or the equivalent from Standard & Poor's and P-1 or the equivalent from Moody's, be approved by the Series 1997-1 Required Noteholders;

then the Master Servicer shall notify the Trustee and the Enhancement Agent in writing no later than one Business Day prior to the Series 1997-1 Letter of Credit Expiration Date of (x) the principal balance of all Outstanding Series 1997-1 Notes on such date, and (y) the amount available to be drawn on the Series 1997-1 Letter of Credit on such date. Upon receipt of such notice by the Trustee and the Enhancement Agent on or prior to 10:00 a.m. (New York City time) on any Business Day, the Enhancement Agent shall, by 12:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:00 a.m. (New York City time), by 12:00 p.m. (New York City time) on the next following Business Day), draw the lesser of the amounts set forth in clauses (x) and (y) above on the Series 1997-1 Letter of Credit by presenting a draft accompanied by a Certificate of Termination Demand in the form of Annex C to the Series 1997-1 Letter of Credit and shall deliver the proceeds of the disbursement resulting therefrom to the Trustee for deposit in a special deposit account (the "Series 1997-1 Cash Collateral Account").

         (b) If a Support Termination Disbursement is made upon a Series 1997-1 Support Letter of Credit pursuant to Section 2.2(d) of the Series 1997-1 Support Reimbursement Agreement or the GM Series 1997-1 Support Agreement pursuant to
Section 2.2(c) of the GM Series 1997-1 Support Reimbursement Agreement, then, simultaneously with its delivery of notice of such draw to the Enhancement Agent as provided under Section 2.1(f) of the Series 1997-1 Support Reimbursement Agreement or Section 2.1(d) of the GM Series 1997-1 Support Reimbursement Agreement, as applicable, the Master Servicer shall notify the Trustee thereof in writing. The proceeds of such draws less any amounts deducted from such proceeds by the Series 1997-1 Letter of Credit Provider as amounts due and payable to the Series 1997-1 Letter of Credit Provider from the related Series 1997-1 Support Letter of Credit Provider in connection with the related Series 1997-1 Support Letter of Credit or the GM Series 1997-1 Support Provider in connection with the GM Series 1997-1 Support Agreement, as the case may be, will be deposited to the Series 1997-1 Cash Collateral Account.

         (c) The Master Servicer shall notify the Trustee and the Enhancement Agent in writing pursuant to the Series 1997 Lease within one Business Day of becoming aware that the short-term debt credit rating of the Series 1997-1 Letter of Credit Provider has fallen below "A-1" as determined by Standard & Poor's or "P-1" as determined by Moody's (or, in the case of any substitute form of credit enhancement referred to in Section 5.11(a)(ii)(C), that such enhancement provider's long-term debt credit rating has fallen below "AA" as determined by Standard & Poor's or "Aa" as determined by Moody's). At such time the Master Servicer shall also notify the Trustee of (i) the principal balance of all Outstanding Series 1997-1 Notes on such date, and (ii) the Series 1997-1 Fronting Letter of Credit Amount on such Business Day. Upon receipt of such notice by the Enhancement Agent on or prior to 10:00 a.m. (New York City time) on any Business Day, the Enhancement Agent shall, by 12:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Enhancement Agent after 10:00 a.m. (New York City time), by 12:00 p.m. (New York City time) on the next following Business Day), draw on the Series 1997-1 Letter of Credit (or such substitute enhancement) in an amount equal to the lesser of
(x) the principal balance of all Outstanding Series 1997-1 Notes on such Business Day and (y) the available Series 1997-1 Fronting Letter of Credit Amount on such Business Day by presenting a draft accompanied by a Certificate of Termination Demand in the form of Annex C to the Series 1997-1 Letter of Credit (or, in the case of any substitute form of credit enhancement referred to in Section 5.11(a)(ii)(C), the applicable draw certificate) and shall deliver the proceeds of the disbursement resulting therefrom to the Trustee for deposit in the Series 1997-1 Cash Collateral Account.

         Section 5.12 Conversion. If on any Business Day there exists a Series 1997-1 Lease Payment Deficit, including after a Series 1997-1 LOC Termination Disbursement has been made as provided in Section 5.11 above or a draw under
Section 5.9(c), and if on such day (i) the amount of such Series 1997-1 Lease Payment Deficit exceeds the Series 1997-1 Letter of Credit Amount on such day, and (ii) Series 1997-1 LOC Liquidity Disbursements are Outstanding, then (A) such amount of Series 1997-1 LOC Liquidity Disbursements shall be reduced, and
(B) the
amount of Series 1997-1 LOC Credit Disbursements Outstanding shall be increased, in each case, by an amount equal to the lesser of (a) the amount by which the Series 1997-1 Lease Payment Deficit exceeds the Series 1997-1 Letter of Credit Amount (which Series 1997-1 Letter of Credit Amount shall, in any event, be drawn, in accordance with the second paragraph of Section 5.9 as a Credit Draw) and (b) the aggregate amount of Series 1997-1 LOC Liquidity Disbursements (such reduction and increase shall be referred to as a "Conversion"). On the Business Day any such Conversion is required, the Trustee (upon receiving written notice of such Series 1997-1 Lease Payment Deficit) shall direct the Enhancement Agent to deliver to each Series 1997-1 Support Letter of Credit Provider and the GM Series 1997-1 Support Provider a Notice of Conversion in the form of Exhibit B by 1:00 p.m. (New York City time) on such Business Day.

         Section 5.13  The Series 1997-1 Cash Collateral Account.

         (a) Upon receipt of notice of a draw on the Series 1997-1 Letter of Credit or of a draw on any Series 1997-1 Support Letter of Credit or the GM Series 1997-1 Support Reimbursement Agreement, in each case, pursuant to Section 5.11, the Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 1997-1 Noteholders, or cause to be established and maintained, the Series 1997-1 Cash Collateral Account bearing a designation clearly indicating that the funds deposited therein are held for the Series 1997-1 Noteholders. The Series 1997-1 Cash Collateral Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 1997-1 Cash Collateral Account. If the Series 1997-1 Cash Collateral Account is not maintained in accordance with the prior sentence, then within 10 Business Days after obtaining knowledge of such fact, the Master Servicer shall establish a new Series 1997-1 Cash Collateral Account which complies with such sentence and shall instruct the Trustee to transfer into the new Series 1997-1 Cash Collateral Account all cash and investments from the non-qualifying Series 1997-1 Cash Collateral Account. When established, the Series 1997-1 Cash Collateral Account is intended to function in all respects as the replacement for, and the equivalent of, the Series 1997-1 Letter of Credit. Accordingly (subject to Section 5.9(b)), following its creation, each reference to a draw on the Series 1997-1 Letter of Credit shall refer to withdrawals from the Series 1997-1 Cash Collateral Account and references to similar terms shall mean and be a reference to actions taken with respect to the Series 1997-1 Cash Collateral Account that correspond to actions that otherwise would have been taken with respect to the Series 1997-1 Letter of Credit. Without limiting the generality of the foregoing, upon funding of the Series 1997-1 Cash Collateral Account, the Trustee shall, at all times when the Enhancement Agent is otherwise required to make a draw under the Series 1997-1 Letter of Credit pursuant to
Section 5.9 of this Supplement, make a draw from the Series 1997-1 Cash Collateral Account in the amount and at such time as a draw would be made under the Series 1997-1 Letter of Credit pursuant to Section 5.9 of this Supplement. The Trustee shall provide written notice to the

Master Servicer of any draw from the Series 1997-1 Cash Collateral Account pursuant to Section 5.9 of this Supplement.

         (b) In order to secure and provide for the repayment and payment of the NFLP Obligations with respect to the Series 1997-1 Notes (but not any other Series of Notes), NFLP has, pursuant to Section 3.1(d) of this Supplement, assigned to the Trustee, for the benefit of the Series 1997-1 Noteholders, all of NFLP's right, title and interest in and to the Series 1997-1 Cash Collateral Account and certain other property. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 1997-1 Cash Collateral Account and in all proceeds thereof. The Series 1997-1 Cash Collateral Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 1997-1 Noteholders, the Series 1997-1 Letter of Credit Provider, the Series 1997-1 Support Letter of Credit Providers and the GM Series 1997-1 Support Provider, as their interests appear herein, which interest in the case of the Series 1997-1 Letter of Credit Provider, the Series 1997-1 Support Letter of Credit Providers and the GM Series 1997-1 Support Provider shall be subject to the interests of the holders of Series 1997-1 Notes as provided herein.

         (c) Funds on deposit in the Series 1997-1 Cash Collateral Account on any Distribution Date, after giving effect to any deposits to or withdrawals from the Series 1997-1 Cash Collateral Account on such Distribution Date, shall be invested in Permitted Investments that will mature at such time that such funds will be available for withdrawal on or prior to the following Distribution Date. The proceeds of any such investment, to the extent not distributed on such Distribution Date, shall be invested in Permitted Investments that will mature at such time that such funds will be available for withdrawal on or prior to the Distribution Date immediately following the date of such investment. The Trustee shall maintain for the benefit of the Series 1997-1 Noteholders, the Series 1997-1 Letter of Credit Provider, the Series 1997-1 Support Letter of Credit Providers and the GM Series 1997-1 Support Provider, as their interests appear herein, which interest in the case of the Series 1997-1 Letter of Credit Provider, the Series 1997-1 Support Letter of Credit Providers and the GM Series 1997-1 Support Provider shall be subject to the interests of the holders of the Series 1997-1 Notes as provided herein, possession of the negotiable instruments or securities evidencing the Permitted Investments from the time of purchase thereof until the time of sale or maturity. On each Distribution Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on funds on deposit in the Series 1997-1 Cash Collateral Account shall be paid in the following order of priority: first, to the Series 1997-1 Letter of Credit Provider to the extent of any unreimbursed draws on the Series 1997-1 Letter of Credit, second, to the Series 1997-1 Support Letter of Credit Providers for application in accordance with the Series 1997-1 Support Reimbursement Agreement and third, to the GM Series 1997-1 Support Provider for application in accordance with the GM Series 1997-1 Support Reimbursement Agreement. Subject to the restrictions set forth above, the Master Servicer, or a Person designated in writing by the Master Servicer with written notification thereof to the Trustee, shall instruct the Trustee in writing with respect to the investment of funds on deposit in the Series 1997-1 Cash Collateral Account. For purposes of determining the availability of funds or the balance in the Series 1997-1 Cash Collateral Account for any reason under the Indenture, all net investment earnings on such funds shall be deemed not to be available or on deposit.

         (d) Series 1997-1 Cash Collateral Account Surplus. In the event that there is a Series 1997-1 Cash Collateral Account Surplus on any Distribution Date, after giving effect to all withdrawals from the Series 1997-1 Cash Collateral Account, the Trustee, acting in accordance with the written instructions of the Master Servicer, shall withdraw from the Series 1997-1 Cash Collateral Account an amount equal to the Series 1997-1 Cash Collateral Amount Surplus and shall pay such amount in the following order of priority: first, to the Series 1997-1 Letter of Credit Provider to the extent of unreimbursed draws under the Series 1997-1 Letter of Credit and, second, to the Series 1997-1 Support Letter of Credit Providers, an amount equal to the remainder of such Series 1997-1 Cash Collateral Account Surplus for application in accordance with the provisions of the Series 1997-1 Support Reimbursement Agreement and, third, to the GM Series 1997-1 Support Provider for application in accordance with the provisions of the GM Series 1997-1 Support Reimbursement Agreement and, fourth, to NFLP any remaining amount.

         (e) Disposition of Funds on Termination. Upon the payment in full of all obligations under or in respect of the Commercial Paper Notes and the Liquidity Agreement (in respect of interest, principal and commitment fees), all Deposited Funds on deposit in the Series 1997-1 Cash Collateral Account shall be paid in the following order of priority: first, to the Series 1997-1 Letter of Credit Provider to the extent of unreimbursed draws under the Series 1997-1 Letter of Credit and, second, to the Series 1997-1 Support Letter of Credit Providers, an amount equal to any remaining amount of such Series 1997-1 Cash Collateral Account Surplus for application in accordance with the provisions of the Series 1997-1 Support Reimbursement Agreement and, third, to the GM Series 1997-1 Support Provider, an amount equal to any remaining amount of such Series 1997-1 Cash Collateral Account Surplus for application in accordance with the provisions of the GM Series 1997-1 Support Reimbursement Agreement and, fourth, to NFLP any remaining amount.

         Section 5.14 Appointment of Enhancement Agent. The Bank of New York is hereby appointed to act as Enhancement Agent in respect of the Series 1997-1 Letter of Credit and The Bank of New York hereby accepts such appointment and agrees to hold the Series 1997-1 Letter of Credit as beneficiary on behalf of the Trustee and the Series 1997-1 Collateral Agent pursuant to the terms hereof and to make draws thereon pursuant to the terms of the Series 1997-1 Letter of Credit, this Supplement and the Series 1997-1 Collateral Agreement. The Enhancement Agent shall promptly follow the instructions of either the Trustee or the Series 1997-1 Collateral Agent to make a claim under the Series 1997-1 Letter of Credit or withdrawal from the Series 1997-1 Cash Collateral Account. The Enhancement Agent shall have all the rights of the Trustee under Sections
10.2 and 10.3 of the Base Indenture. The Enhancement Agent hereby acknowledges and agrees to perform the duties set forth with respect to the Enhancement Agent in Sections 2.1(f) and 2.3 of the Series 1997-1 Support Reimbursement Agreement and Sections

2.1(d) and 2.3 of the GM Series 1997-1 Support Reimbursement Agreement and, in the case of such Sections 2.1(f) and 2.1(d), agrees to execute and deliver to the Series 1997-1 Letter of Credit Provider a notice substantially in the form of Annex B hereto. The Enhancement Agent also agrees to execute and deliver to the Series 1997-1 Letter of Credit Provider (x) a Notice of Reduction of Series 1997-1 Letter of Credit Amount in substantially the form attached as Annex D to the Series 1997-1 Letter of Credit promptly following the deposit of any Support Termination Disbursement or any Support Reduction Disbursement to the Series 1997-1 Cash Collateral Account pursuant to Section 2.1(f) of the Series 1997-1 Support Reimbursement Agreement or paragraph 1(a) of the GM Series 1997-1 Support Agreement, as applicable, and (y) a Certificate of Series 1997-1 Letter of Credit Termination substantially in the form of Annex F to the Series 1997-1 Letter of Credit promptly following its receipt from Republic of a certificate certifying to the Enhancement Agent the information set forth in such Notice of Support Termination. Notwithstanding anything to the contrary contained in this Series 1997-1 Supplement or the Base Indenture, (i) the Master Servicer shall be solely responsible for payment of the fees of the Enhancement Agent and such fees shall not be paid out of the fees otherwise payable to the Trustee, (ii) the Servicers, jointly and severally, shall indemnify the Enhancement Agent to the same extent as the Servicer's indemnification of the Trustee pursuant to
Section 15.2 of the Series 1997 Lease and (iii) the Trustee shall not be responsible for the acts or omissions of the Enhancement Agent.


                                    ARTICLE 6

                                    Reserved.


                                    ARTICLE 7

                               AMORTIZATION EVENTS

         Section 7.1 Amortization Events. In addition to the Amortization Events set forth in Section 9.1 of the Base Indenture, the following shall be Amortization Events with respect to the Series 1997-1 Notes (without notice or other action on the part of the Trustee or any holders of the Series 1997-1 Notes) and shall not be subject to waiver:

                  (a) a Series 1997-1 Enhancement Deficiency shall occur and exist for more than one (1) Business Day unless during such one (1) Business Day period the Issuer or the Servicer shall have cured the Series 1997-1 Enhancement Deficiency in accordance with the terms and conditions of Section 5.2(e)(E) of this Supplement;

                  (b) if (i) the payment of any Series 1997-1 Note Interest is not made when due and payable and such non-payment continues for a period of five (5) days, or (ii) all principal and interest of the Series 1997-1 Notes is not paid in full on or before the Series 1997-1 Termination Date;

                  (c) any Related Document is not in full force and effect, or the Issuer, the Master Servicer, the Guarantor, any Lessee or any Servicer so asserts in writing;

                  (d) the Series 1997-1 Letter of Credit shall not be in full force and effect or is repudiated, a proper draw thereon is not honored or the Series 1997-1 Letter of Credit Provider experiences an Event of Bankruptcy and (i) the Series 1997-1 Cash Collateral Account has not been funded with an amount at least equal to the Series 1997-1 Required Letter of Credit Amount pursuant to Section 5.11 of this Supplement and
         (ii) other enhancement of the type set forth in Section 5.11(a)(ii)(C) is not in full force and effect in an amount at least equal to the Series 1997-1 Required Letter of Credit Amount as of such date;

                  (e) from and after the funding of the Series 1997-1 Cash Collateral Account pursuant to Section 5.11 of this Supplement, the Series 1997-1 Cash Collateral Account shall be subject to an injunction, estoppel or other stay or a Lien (other than Liens permitted under the Related Documents);

                  (f) (i) there shall occur any Lease Event of Default described in Section 17.1.1(i) of the Series 1997 Lease or any Event of Bankruptcy with respect to the Guarantor, in either case, whether or not subsequently waived by NFLP, or (ii) there shall occur any other Lease Event of Default under the Series 1997 Lease, whether or not subsequently waived by NFLP;

                  (g) subject to the provisions of Section 7.2, any Series 1997 Asset Amount Deficiency exists and continues for a period of ten (10) days;

                  (h) the Series 1997 Lease is terminated for any reason;

                  (i) a Liquidity Agreement Amortization Event occurs under the Series 1997-1 Liquidity Agreement.

                  (j) NFLP fails to comply with any of its other agreements or covenants in, or provisions of, the Series 1997-1 Notes or the Related Documents and the failure to so comply materially and adversely affects the interests of the Series 1997-1 Noteholders and continues to materially and adversely affect the interests of the Series 1997-1 Noteholders for a period of 60 days after the earlier of (i) the date on which a Responsible Officer of NFLP obtains knowledge thereof or
         (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to NFLP by the Trustee or to NFLP by the Series 1997-1 Required Noteholders;

                  (k) the amount available to be drawn under the Demand Note on any date is less than an amount equal to five (5) times the aggregate amount receivable under Manufacturer Receivables in respect of Series 1997 Vehicles which were Acquired Vehicles which, as of the end of the Related Month remained unpaid more than sixty (60) days after the Due Date therefor and such condition continues to exist for five (5) Business Days; or

                  (l) all principal and interest of the Series 1997-1 Notes is not paid in full before the Series 1997-1 Termination Date.

Notwithstanding anything to the contrary contained in the Base Indenture, except to the extent otherwise provided in this Series 1997-1 Supplement, (i) the occurrence with respect to National of an event described in Section 9.1(d) of the Base Indenture shall not in and of itself constitute an Amortization Event with respect to the Series 1997-1 Notes and (ii) the occurrence of an event described in Section 9.1(h) of the Base Indenture with respect to the termination of the Lease dated April 30, 1996 (as amended from time to time), shall not in and of itself constitute an Amortization Event with respect to the Series 1997-1 Notes.

         Section 7.2 Right of NFLP to Cure Asset Amount Deficiency. Notwithstanding anything to the contrary contained in this Article 7, if (i) the Series 1997-1 Rapid Amortization Period commences as a result of an Amortization Event described in Section 7.1(g) above, (ii) during such Series 1997-1 Rapid Amortization Period (but prior to the Series 1997-1 Termination Date) the Series 1997 Asset Amount Deficiency is cured, (iii) no other Amortization Event then exists and is continuing with respect to the Series 1997-1 Notes, and (iv) NFLP delivers to the Trustee an Officer's Certificate stating that such Series 1997 Asset Amount Deficiency has been cured and requesting that such Series 1997-1 Rapid Amortization Period terminate, then such Series 1997-1 Rapid Amortization Period shall automatically terminate as of the date the foregoing conditions are satisfied and the Series 1997-1 Revolving Period recommence; provided, however,
(x) the Series 1997-1 Revolving Period shall not be extended as a result of such Series 1997-1 Rapid Amortization Period interrupting the Series 1997-1 Revolving Period and (y) if at the time of the termination of the Series 1997-1 Rapid Amortization Period pursuant to the provisions of this Section 7.2 the Series 1997-1 Notes would otherwise be in the Series 1997-1 Rapid Amortization Period, then the Series 1997-1 Rapid Amortization Period will not terminate but shall continue uninterrupted.


                                    ARTICLE 8

                                     GENERAL

         (a) Repurchase. The Series 1997-1 Notes shall be subject to repurchase by NFLP at its option in accordance with Section 6.3 of the Base Indenture on any Distribution Date. The repurchase price (the "Series 1997-1 Repurchase Amount") for the Series 1997-1 Notes shall equal the aggregate outstanding principal balance of the Series 1997-1 Notes (determined after giving effect to any payments of principal and interest, any allocations of Losses or Recoveries and any Increases or Decreases as of such Distribution Date), plus accrued and unpaid interest on such outstanding principal balance, plus all fees, expenses and other amounts expressly payable under the Series 1997-1 Note Purchase Agreement.

         (b) Payment of Rating Agency Fees. NFLP agrees to pay all reasonable fees and expenses of the Rating Agencies and to promptly provide all documents and other information that the Rating Agencies may reasonably request.

         (c) Exhibits. The following exhibits attached hereto supplement the exhibits included in the Indenture.

         Exhibit A:  Form of Series 1997-1 Note

         Exhibit B:  Form of Notice of Conversion.

         Exhibit C:  Form of Notice of Series 1997-1 Lease Payment Deficit

         Exhibit D:  List of Approved Manufacturers

         (d) Ratification of Base Indenture. As supplemented by this Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.

         (e) Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         (F) GOVERNING LAW. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

         (g) Amendments. This Supplement may not be modified or amended at any time except in a writing signed by the Issuer, the Series 1997-1 Required Noteholders, the Series 1997-1 Majority Credit Enhancers and the Trustee, and if any such modification or amendment may have an adverse effect on any other Series 1997 Variable Funding Noteholders, such modification or amendment shall be consented to in writing by the Required VFN Noteholders.

                     [Remainder of Page Intentionally Blank]

         IN WITNESS WHEREOF, NFLP, the Trustee and the Enhancement Agent have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       NATIONAL CAR RENTAL FINANCING
                                        LIMITED PARTNERSHIP

                                       By: NATIONAL CAR RENTAL FINANCING
                                           CORPORATION, its general partner


                                       By: /s/ Dwight Jenkins
                                          -------------------------------------
                                          Name:  Dwight Jenkins
                                          Title: Vice President and Assistant
                                                 Secretary

                                       THE BANK OF NEW YORK, as Trustee and
                                        Enhancement Agent


                                       By: /s/ [Duly Authorized Officer]
                                          -------------------------------------
                                          Name:
                                          Title:


                                       ACKNOWLEDGED

                                       REPUBLIC INDUSTRIES, INC.


                                       By: /s/ Kathleen W. Hyle
                                          -------------------------------------
                                          Name:   Kathleen W. Hyle
                                          Title:  Vice President - Finance and
                                                  Treasurer




Note: Pursuant to Instruction 2 to Item 601(a) of Regulation S-K, the registrant has not filed the documents relating to Series 1997-2 notes, Series 1997-3 notes or Series 1997-4 notes which are substantially similar to the document filed herewith relating to the Series 1997-1 notes.

                                                                  ANNEX A TO THE
                                                        SERIES 1997-1 SUPPLEMENT


                                Definitions List
                          Dated as of October 29, 1997


         "Accrued Amounts" means, with respect to any Series of Notes (or any class of such Series of Notes), on any date of determination, the sum of (i) accrued and unpaid "Note Interest" (calculated in accordance with the provisions of the applicable Series 1997 Variable Funding Supplement) on the Notes of such Series of Notes (or the applicable class thereof) as of such date, (ii) the portion of the accrued and unpaid Monthly Servicing Fee (and any Supplemental Monthly Servicing Fee) allocated to such Series of Notes (or the applicable class thereof) pursuant to Section 26.1 of the Series 1997 Lease, on such date, and (iii) all other accrued and unpaid fees and expenses of NFLP on such date.

         "Acquired Vehicle" means an Eligible Vehicle that is acquired or owned by, and titled in the name of, NFLP and leased to a Lessee under Annex A to the Series 1997 Lease on or after the Series 1997 Lease Commencement Date.

         "Additional Base Rent" has the meaning specified in Section 9 of Annex A, Section 6 of Annex B or Section 9 of Annex C of the Series 1997 Lease, as applicable.

         "Additional Lessee Closing Date" means the initial Vehicle Funding Date with respect to Series 1997 Vehicles (including Refinanced Vehicles) leased by an Additional Lessee.

         "Additional Lessees" means those subsidiaries of Republic from time to time becoming Lessees under the Series 1997 Lease in accordance with the requirements of Section 29 of the Series 1997 Lease.

         "Additional Overcollateralization Amount" means, with respect to the Series 1997-1 Notes on any date, a dollar amount equal to the excess of (a) a dollar amount equal to (i) the Series 1997-1 Invested Amount as of such day divided by (ii) 1.00 minus the Overcollateralization Enhancement Percentage (expressed as a decimal) as of such day over (b) the sum of (i) the Series 1997-1 Invested Amount as of such day and (ii) the product of (x) the Overcollateralization Enhancement Percentage and (y) the Series 1997-1 Invested Amount as of such day.

         "Additional Synthetic Lease Payments" has the meaning specified in
Section 10(c) of Annex C to the Series 1997 Lease.

         "Advances", with respect to the Series 1997-1 Notes, has the meaning specified in paragraph 2 of the recitals to the Series 1997-1 Note Purchase Agreement.

         "Affiliate" means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and "controlled" and "controlling" have meanings correlative to the foregoing. For purposes of the Series 1997 Lease, the Lessor shall not be considered to be an Affiliate of any of the Lessees.

         "Affiliate Joinder in Lease" has the meaning specified in Section 29.1(a) of the Series 1997 Lease.

         "Aggregate VFN Invested Amount" means, as of any date of determination, an amount equal to the aggregate of the invested amounts of all Series 1997 Variable Funding Notes.

         "Alamo" means Alamo Rent-A-Car, Inc., a Florida corporation and its successors or assigns.

         "Alamo Collateral Agent" means NationsBank, N.A. (formerly known as NationsBank of Georgia, N.A.), in its capacity as collateral agent under the Amended and Restated Security Agreement dated as of December 17, 1993, as amended.

         "Alamo Payoff Letter" means a letter dated on or before the initial Vehicle Funding Date with respect to Alamo under the Series 1997 Lease specifying the amount required to pay in full all indebtedness of Alamo secured by any of the Refinanced Vehicles to be refinanced under the Series 1997 Lease on such initial Vehicle Funding Date with respect to which Alamo is the Lessee.

         "Assignment and Nominee Agreement" means, (a) with respect to the portion of the Initial Fleet titled in the name of Alamo, the Assignment and Nominee Agreement dated as of October 29, 1997 among Alamo, the Master Collateral Agent and the Alamo Collateral Agent, pursuant to which the Alamo Collateral Agent has assigned its lien in such Vehicles to the Master Collateral Agent, (b) with respect to a certain portion of the Initial Fleet titled in the name of Spirit, the Assignment and Nominee Agreement dated as of October 29, 1997 among Spirit, the Master Collateral Agent and [General Motors Acceptance Corporation], pursuant to which [Bank One Indiana, N.A.] has assigned its lien in such Vehicles to the Master Collateral Agent and (c) with respect to the portion of the Initial Fleet titled in the name of Spirit, the Assignment and Nominee Agreement dated as of October 29, 1997 among Spirit, the Master Collateral Agent and [Bank One Indiana, N.A.], pursuant to which [Bank One Indiana, N.A.] has assigned its lien in such Vehicles to the Master Collateral Agent.

         "Auction Acquired Vehicle" has the meaning specified in Section 2.1(e) of the Series 1997 Lease.

         "Auction Bill of Sale" has the meaning specified in Section 2.1(e)(iii) of the Series 1997 Lease.

         "Auction Sale Transaction" has the meaning specified in Section 2.1(e) of the Series 1997 Lease.

         "Authorized Officer" means (a) as to NFLP, any of the President, any Vice-President, the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the General Partner and those officers, employees and agents of the General Partner whose signatures and incumbency shall have been certified to the Trustee in such certificates as may be delivered by the General Partner to the Trustee from time to time as duly authorized to execute and deliver the Series 1997 Lease and any instruments, certificates, notices and other documents in connection herewith on behalf of the General Partner or NFLP and to take, from time to time, all other actions on behalf of the General Partner or NFLP in connection therewith and (b) as to Republic or any Lessee, any of the President, any Vice President, the Secretary or any Assistant Secretary, the Treasurer or any Assistant Treasurer, and those officers, employees and agents of Republic or such Lessee whose signatures and incumbency shall have been certified to NFLP in such certificates as may be delivered by such Lessee to NFLP from time to time as duly authorized to execute and deliver the Series 1997 Lease and any instruments, certificates, notices and other documents in connection herewith on behalf of such Lessee and to take, from time to time, all other actions on behalf of such Lessee in connection therewith.

         "Available GM Amount" has the meaning specified in paragraph 1(a) of the GM Series 1997-1 Support Agreement.

         "Base Amount" means, as of any date of determination, (a) with respect to the Operating Lease, the sum of (i) the Net Book Values of all Acquired Vehicles leased under the Operating Lease as of such date, plus (ii) all past due and unpaid Monthly Base Rent and Additional Base Rent under the Operating Lease as of such date, (b) with respect to the Financing Lease, the sum of (i) the Net Book Values of all Financed Vehicles leased under the Financing Lease as of such date, plus (ii) all past due and unpaid Monthly Base Rent and Additional Base Rent under the Financing Lease as of such date and (c) with respect to the Synthetic Lease, the sum of (i) the Net Book Values of all Synthetic Lease Vehicles leased under the Synthetic Lease as of such date, plus (ii) all past due and unpaid Monthly Base Rent and Additional Base Rent under the Synthetic Lease as of such date.

         "Base Indenture" has the meaning set forth in the preamble.

         "Base Rate Tranche" means that portion of the Principal Balance of the Series 1997-1 Notes purchased or maintained with Advances which bear interest by reference to the Base Rate.

         "Beneficiary" has the meaning specified in the preamble to the Master Collateral Agency Agreement.

         "Board of Directors" means the Board of Directors of Republic, the General Partner, RFC or any of the Lessees, as applicable, or any authorized committee of such Board of Directors.

         "Business Day" means

                  (a) any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York or Chicago, Illinois; and

                  (b) relative to the making, continuing, prepaying or repaying of Eurodollar Advances, any day on which dealings in Dollars are carried on in the London interbank market.

         "Capitalized Cost" means, (i) with respect to each Series 1997 Vehicle (other than a Refinanced Vehicles) the amount payable to the Manufacturer, dealer or other seller selling such Vehicle in order to purchase such Series 1997 Vehicle, as established by the invoice delivered in connection with such Series 1997 Vehicle, and (ii) with respect to each Series 1997 Vehicle that is a Refinanced Vehicle, the initial purchase price thereof (as established by the invoice delivered in connection with such Vehicle at the time the Lessee purchased such Vehicle) less all Depreciation Charges accrued through the Vehicle Funding Date for such Vehicle; provided, however, that with respect to any Series 1997 Vehicle, "Capitalized Cost" may include dealer profit and delivery charges but shall not include any taxes, registration fees or titling fees with respect to such Series 1997 Vehicle.

         "Casualty" means, with respect to any Series 1997 Vehicle, that (i) such Series 1997 Vehicle is lost, converted or stolen for a period of at least 90 days, (ii) such Series 1997 Vehicle is destroyed, seized or otherwise rendered permanently unfit or unavailable for use (including vehicles that are rejected pursuant to Section 2.2 of the Series 1997 Lease) or (iii) in the case of a Program Vehicle not redesignated under Section 14 of the Series 1997 Lease, the return of such Series 1997 Vehicle cannot be, or is not, effected for any reason or the Manufacturer thereof did not accept such Series 1997 Vehicle for repurchase or Auction under the terms of the applicable Manufacturer Program, in either case, for any reason other than the Manufacturer's willful refusal or inability to comply with its obligations under its Manufacturer Program.

         "Casualty Payment" has the meaning specified in Section 7 of the Series 1997 Lease.

         "Commercial Paper Notes" means the promissory notes of RFC issued by RFC in the commercial paper market pursuant to the Depositary Agreement.

         "Company Vehicle" means an Eligible Vehicle that is titled in the name of NFLP in the States of Hawaii, Texas, Louisiana, Nevada, New Mexico, Washington, Oklahoma, Maryland or Delaware, the lease of which shall be pursuant to Annex B to the Series 1997 Lease.

         "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of Republic, RFC, any of the Lessees or NFLP, as applicable.

         "CP Collateral Agents" means, collectively, the Series 1997-1 Collateral Agent, the Series 1997-2 Collateral Agent, the Series 1997-3 Collateral Agent and the Series 1997-4 Collateral Agent.

         "CP Market Disruption Event" shall have the meaning set forth therefor in the Series 1997-1 Note Purchase Agreement.

         "CP Tranche" means that portion of the Principal Balance of the Series 1997-1 Notes purchased or maintained with Advances which bear interest by reference to the CP Rate.

         "Credit Agreement" means the Credit Facilities and Reimbursement Agreement dated as of April 23, 1997, among Republic Industries, Inc. and Republic Resources Company, as co-borrowers, NationsBank, N.A. (formerly known as NationsBank, N.A. (South)), as arranger and administrative agent, and the institutions parties thereto as lenders, as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof.

         "Credit Draw" means a draw on the Series 1997-1 Letter of Credit pursuant to a Certificate of Credit Demand.

         "Daily Interest Amount" means, for any day in a Series 1997-1 Interest Period, an amount equal to (a) the product of (i) the Series 1997-1 Note Rate for such Series 1997-1 Interest Period and (ii) the outstanding principal amount of all Advances under the Series 1997-1 Notes as of the close of business on such date (b) divided by 360; provided, however, that the portion of the amount set forth in clause (ii) above allocable to Commercial Paper Notes issued to fund Advances shall be limited to the portion thereof which is allocable to Commercial Paper Notes maturing on such day.

         "Daily Report" has the meaning specified in Section 24.7(v) of the Series 1997 Lease.

         "Decrease" means a Voluntary Decrease or a Mandatory Decrease, as applicable.

         "Defaulting Lessee" has the meaning specified in Section 18(b) of the Series 1997 Lease.

         "Defaulting Manufacturer" has the meaning specified in Section 18(a) of the Series 1997 Lease.

         "Demand Note" means the demand note made by National to NFLP which is payable by Republic upon NFLP's demand.

         "Demand Notice" has the meaning specified in Section 5.10(c)(ii) of this Supplement.

         "Deposit Date" has the meaning specified in Section 5.2 of this Supplement.

         "Deposited Funds", for purposes of the Series 1997-1 Supplement, has the meaning provided in the Definitions List attached on Annex A to the Series 1997-1 Liquidity Agreement.

         "Designated Period" means, with respect to any Series 1997 Vehicle that is subject to the Matrix Manufacturer Program provided by GM, the period (up to a maximum of twenty-four (24) months) designated by the related Servicer in the applicable Vehicle Acquisition Schedule relating to such Vehicle as the period of time for which such Servicer expects such Vehicle to be subject to the Series 1997 Lease.

         "Determination Date" means the third Business Day prior to each Distribution Date.

         "Distribution Date" means, with respect to the Series 1997-1 Notes, the 20th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing November 20, 1997.

         "Due Date" means, with respect to any payment due from a Manufacturer or auction dealer in respect of a Program Vehicle turned back for repurchase pursuant to the terms of the related Manufacturer Program, the thirtieth (30th) day after the Disposition Date for such Vehicle.

         "Eligible Affiliate" means an Affiliate of Republic that regularly operates a United States domestic daily car rental business and is not a Lessee.

         "Eligible Credit Enhancer" means (a) a commercial bank having total assets in excess of $500,000,000, (b) a finance company, insurance company or other financial institution that in the ordinary course of business enters into transactions of a type similar to that entered into by the Series 1997-1 Letter of Credit Provider or the Series 1997-1 Support Letter of Credit Providers, as applicable, under the Series 1997-1 Letter of Credit or the Series 1997-1 Support Letter and has total assets in excess of $200,000,000, and with respect to which providing or becoming an assignee of the obligations of the Series 1997-1 Letter of Credit Provider or the Series 1997-1 Support Letter of Credit Providers, as applicable, would not constitute a prohibited transaction under Section 4975 of ERISA, and
(c) any other financial institution, in each case reasonably satisfactory to Republic and NFLP, having a short-term rating from Standard & Poor's and Moody's at least equal to A-1, or better, by Standard & Poor's and P-1 by Moody's; provided, however, that any Person who does not have either a short-term rating from Standard & Poor's or Moody's shall be deemed to have the required rating set forth above if such Rating Agency confirms in writing that such Person, if its short-term debt obligations were rated, would be assigned such required rating.

         "Eligible Franchisee" means a franchisee of a Lessee having rental offices located in the United States which meets the normal credit and other approval criteria of such Lessee, and which may be an Affiliate of such Lessee; provided that no Lessee shall permit any Eligible Franchisee to garage or lease Vehicles at offices outside of the United States.

         "Eligible Manufacturer" means an Eligible Program Manufacturer or an Eligible Non-Program Manufacturer.

         "Eligible Manufacturer Program" means, at any time, a Manufacturer Program that is in full force and effect with an Eligible Manufacturer (i) pursuant to which the repurchase price or guaranteed auction sale price is at least equal to (a) with respect to GM's Matrix Manufacturer Program, a specified percentage of the Capitalized Cost of each Vehicle, such percentage being determined for each Vehicle based upon the model year of such Vehicle and the calendar month in which such Vehicle is returned to the Manufacturer minus Excess Mileage Charges, minus Excess Damage Charges minus Missing Equipment Charges minus other similar charges, or (b) with respect to any other Manufacturer or any other Manufacturer Program of GM, the Capitalized Cost of each Vehicle, minus all Depreciation Charges accrued with respect to such Vehicle prior to the date that the Vehicle is submitted for repurchase or auction minus Excess Mileage Charges, minus Excess Damage Charges minus Missing Equipment Charges minus other similar charges, (ii) that cannot be amended or terminated with respect to any Vehicle after the purchase of that Vehicle, and
(iii) under which, with respect to Acquired Vehicles and Company Vehicles, NFLP is an Authorized Fleet Purchaser or, with respect to Financed Vehicles (other than Company Vehicles) and Synthetic Lease Vehicles, the Lessee thereof is an Authorized Fleet Purchaser and, in each case, the assignment of the benefits of which to the Master Collateral Agent has been acknowledged in writing by the related Manufacturer pursuant to an Assignment Agreement and NFLP, the Master Collateral Agent and the Trustee have been provided with an officer's certificate or opinion of counsel reasonably satisfactory to them and each Rating Agency that NFLP (and the Master Collateral Agent on behalf of NFLP and the Trustee) can enforce the applicable Manufacturer's obligations thereunder with respect to Program Vehicles; provided that with respect to any new Manufacturer Program (including a new model year Manufacturer Program of an Eligible Manufacturer and a Manufacturer Program of a new Manufacturer) that is proposed for consideration after the date hereof as an Eligible Manufacturer Program, prior to such new Manufacturer Program constituting an "Eligible Manufacturer Program" hereunder, if the Series 1997-1 Notes or the Commercial Paper Notes are then being rated by Standard & Poor's or Moody's, NFLP shall have received Rating Agency Confirmation that the acquisition of Vehicles pursuant to such Manufacturer Program will not result in the reduction or withdrawal of any rating issued by Standard & Poor's or Moody's in respect of such Series of Notes or the Commercial Paper Notes; and provided further that, if there is a major change to a Manufacturer Program during a model year, NFLP shall have received Rating Agency Confirmation that the continuing acquisition of Vehicles pursuant to such Manufacturer Program will not result in a reduction or withdrawal of any rating issued by each Rating Agency in respect of the Commercial Paper Notes.

         "Eligible Non-Program Manufacturer" means (a) each Manufacturer listed on Exhibit D-1 to this Supplement, and (b) any other Manufacturer with respect to the addition of which NFLP has obtained the approval of the Majority Credit Enhancers and the Required VFN Noteholders and Rating Agency Confirmation that the acquisition of Non-Program Vehicles from such Manufacturer will not result in a reduction or withdrawal of any rating issued by each Rating Agency in respect of the Commercial Paper Notes (unless (i) a Manufacturer Event of Default has occurred pursuant to clause (i) of the definition thereof with respect to such Manufacturer and such Manufacturer is not generally paying its debts as they are due or (ii) such Manufacturer has experienced an Event of Bankruptcy).

         "Eligible Program Manufacturer" means (a) each Manufacturer listed on Exhibit D-2 to this Supplement and (b) any other Manufacturer that (i) has an Eligible Manufacturer Program, (ii) is rated or whose parent is rated at least "BBB-" by Standard and Poor's and "Baa3" by Moody's or is otherwise approved by a majority of the lenders under each liquidity facility supporting debt issued by any Series 1997 Variable Funding Noteholder to fund advances made by it under its respective Series 1997 Variable Funding Note and by the Majority Credit Enhancers, and (c) has not experienced a Manufacturer Event of Default which is continuing.

         "Eligible Receivable" means a legal, valid and binding receivable (a) due from any Eligible Program Manufacturer under a Manufacturer Program to NFLP, a Lessee, an Additional Lessee or a creditor of NFLP or such Lessee or Additional Lessee, (b) in respect of a Program Vehicle purchased by such Eligible Program Manufacturer, which absent such purchase, would have constituted an Eligible Vehicle with respect to which either (i) the Lien of the Master Collateral Agent was noted on the Certificate of Title at the time of purchase or (ii) such Vehicle is in the Initial Fleet of a Lessee seeking to refinance such receivable, and (c) the right to payments in respect of which has been assigned by the payee thereof to the Master Collateral Agent for the benefit of the Secured Parties; provided that no amount receivable from an Eligible Program Manufacturer or auction dealer under a Manufacturer Program shall be an Eligible Receivable if such amount remains unpaid more than ten (10) days after the Due Date in respect of such Vehicle.

         "Eligible Vehicle" means, on any date of determination, an automobile or light truck that, (i) either is a Program Vehicle (other than a light truck manufactured by Chrysler and that is subject to a 9 month or longer minimum hold period under the Guaranteed Depreciation Program with Chrysler) or a Non-Program Vehicle manufactured by an Eligible Manufacturer, in each case at the time of leasing under the Series 1997 Lease, (ii) is not older than forty-two (42) months from the date of the original manufacturer invoice therefor, (iii) is owned by NFLP or the Lessee thereof under the Series 1997 Lease free and clear of all Liens other than Permitted Liens, (iv) other than Vehicles in the Initial Fleet, with respect to which the Master Collateral Agent is noted as the first lienholder on the Certificate of Title therefor, or the Certificate of Title has been submitted to the appropriate state authorities for such notation and (v) is a Related Vehicle with the Trustee designated as the Beneficiary pursuant to the Master Collateral Agency Agreement.

         "Enhancement Agent" means The Bank of New York, a New York banking corporation, or its permitted successors and assigns under Section 5.14 hereof.

         "Enhancement Percentage" means (for purposes of determining the Series 1997 Required Asset Amount) on any day, a percentage equal to the sum of (i) the Series 1997-1 Minimum Non-Program Enhancement Percentage times the Series 1997 Non-Program Percentage on such day plus (ii) the Series 1997-1 Minimum Program Enhancement Percentage times the Series 1997 Program Percentage on such day.

         "Eurodollar Tranche" means that portion of the Principal Balance of the Series 1997-1 Notes purchased or maintained with Advances which bear interest by reference to the Eurodollar Rate.

         "Excess Damage Charges" means, with respect to any Program Vehicle, the amount charged to NFLP (or any of the Lessees), or deducted from the Repurchase Price, by the Manufacturer of such Vehicle due to damage over a prescribed limit to the Vehicle at the time that the Vehicle is turned in to such Manufacturer or its agent for repurchase or Auction pursuant to the applicable Manufacturer Program.

         "Excess Mileage Charges" means, with respect to any Program Vehicle, the amount charged to NFLP (or any of the Lessees), or deducted from the Repurchase Price, by the Manufacturer of such Vehicle due to the fact that such Vehicle has mileage over a prescribed limit at the time that such Vehicle is turned in to such Manufacturer or its agent for repurchase or Auction pursuant to the applicable Manufacturer Program.

         "Excluded Payments" means the following amounts payable to NFLP or any Servicer (whether payable under the Manufacturer Programs or otherwise): (i) all incentive payments payable to NFLP or any Servicer to purchase Vehicles, (ii) all amounts payable to NFLP or any Servicer as compensation for the preparation by NFLP or any Servicer of newly delivered

Vehicles and (iii) all amounts payable to NFLP or any Servicer in reimbursement for warranty work performed by NFLP or any Servicer on the Vehicles.

         "Existing Indebtedness" means, with respect to a specified Person, Indebtedness of such Person issued and outstanding on the VFN Closing Date, and any renewals, extensions or refundings thereof, but not any increases in the principal amounts thereof or interest rates and fees thereon, except for increases in interest rates upon the occasion of any such renewal, extension or refunding that are commercially reasonable at such time.

         "Fair Market Value" means, with respect to any Non-Program Vehicle as of any date of determination, the market value of such Non-Program Vehicle as specified in the Related Month's published National Automobile Dealers Association, Official Used Car Guide, Central Edition (the "NADA Guide") for the model class and model year of such Vehicle based on the average equipment and the average mileage of each Vehicle of such model class and model year. If such Vehicle is not listed in the NADA Guide published in the Related Month preceding such date of determination, then the Black Book Official Finance/Lease Guide at the beginning of the model year (the "Lease Guide") shall be used to estimate the wholesale price of the Vehicle, based on the Vehicle's model class and model year or the closest model class and model year thereto, for purposes of such months for which the wholesale price of such Vehicle is not so published in the NADA Guide; provided, however, if the NADA Guide was not published in the Related Month, then the Lease Guide shall be relied upon in its place, and if the Lease Guide is unavailable, the Market Value of such Vehicle shall be based on an independent third-party data source approved by each Rating Agency that is rating any Series of Series 1997 Variable Funding Notes or Commercial Paper Notes at the request of NFLP or Republic based on the average equipment and average mileage of each Vehicle of such model class and model year or based upon such other methodology approved by each such Rating Agency.

         "Financing Lease" means the Base Lease as supplemented by Annex B to the Series 1997 Lease.

         "Financing Source" has the meaning specified in the preamble to the Master Collateral Agency Agreement.

         "Financed Vehicle" means an Eligible Vehicle that is (a) acquired or owned by a Lessee and financed or refinanced by NFLP under Annex B to the Series 1997 Lease on or after the Series 1997 Lease Commencement Date, or (b) a Company Vehicle.

         "Fleet Purchase Transaction" means a transaction in which a Lessee purchases in a single transaction a pool of Eligible Vehicles with respect to which each of the following is true: (a) the aggregate Net Book Value of the vehicles in such pool, together with the aggregate Net Book Value (as of the date of inclusion in the Initial Fleet) of all vehicles leased under the Series 1997 Lease during the preceding 12 calendar months which were acquired by a Lessee in a Fleet

Purchase Transaction, is less than 25% of the Program Size, (b) all the vehicles in such pool are titled in the same name, (c) all the certificates of title for the vehicles in such pool show the same party as lienholder and (d) the named lienholder in respect of such vehicles is rated at least investment grade by each Rating Agency.

         "Fleet Sharing Agreement" means, with respect to the Series 1997 Lease, an agreement pursuant to which a Lessee agrees to let a Fleet Sharing Party use Series 1997 Vehicles leased by such Lessee under the Series 1997 Lease.

         "Fleet Sharing Party" means an Eligible Affiliate or Eligible Franchisee that is using Series 1997 Vehicles pursuant to a Fleet Sharing Agreement.

         "GAAP" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended.

         "GM Series 1997-1 Support Agreement" means the GM Series 1997-1 Support Agreement, dated as of October 29, 1997, executed and delivered by the GM
Series 1997-1 Support Provider to the Series 1997-1 Letter of Credit Provider, as the same may be amended, supplemented, restated or otherwise modified or substituted or replaced from time to time in accordance with the terms thereof.

         "GM Series 1997-1 Support Provider" means General Motors Corporation, a Delaware corporation, in its capacity as the GM Series 1997-1 Support Provider under the GM Series 1997-1 Support Agreement.

         "GM Series 1997-1 Support Reimbursement Agreement" means the GM Series 1997-1 Support Reimbursement Agreement, dated as of October 29, 1997, among RFC, the GM Series 1997-1 Support Provider, the Lessees, and those additional Subsidiaries and Affiliates of Republic from time to time becoming parties thereunder, as such agreement may be amended, supplemented, restated or otherwise modified or substituted or replaced from time to time in accordance with the terms thereof.

         "Guaranteed Depreciation Program" means, with respect to the Series 1997-1 Notes, a guaranteed depreciation program pursuant to which a Manufacturer has agreed with a Lessee or NFLP to (a) cause Vehicles manufactured by it or one of its Affiliates that are turned back during the specified Repurchase Period to be sold at Auction by an auction dealer, (b) cause the proceeds of any such sale to be paid to such Lessee or NFLP, as applicable, by such auction dealer within seven days of such sale and (c) pay to such Lessee or NFLP, as applicable, the excess, if any, of the guaranteed payment amount with respect to any such Vehicle calculated as of the Disposition Date in accordance with the provisions of such guaranteed depreciation program over the amount paid to such Lessee or NFLP, as applicable, by an auction dealer pursuant to clause (b) above.

         "Guaranteed Obligations" has the meaning specified in Section 28.1 of the Series 1997 Lease.

         "Guarantor" means Republic, in its capacity as such under the Series 1997 Lease or the Series 1997-1 Support Reimbursement Agreement.

         "Guarantor Subsidiary" has the meaning specified in Section 29.1 of the Series 1997 Lease.

         "Guaranty" has the meaning specified in Section 28.1 of the Series 1997 Lease.

         "Increase" has the meaning specified in Section 4.2(a) of this Supplement.

         "Increase Date" means the date on which an Increase occurs.

         "Initial Determination Date" means, with respect to any Series 1997 Vehicle, the Determination Date with respect to the Related Month in which the Vehicle Lease Commencement Date for such Vehicle occurs.

         "Initial Fleet" means (a) the Refinanced Vehicles owned by and titled in the name of Alamo, Value or Spirit on the VFN Closing Date and refinanced by NFLP under the Series 1997 Lease pursuant to the initial Vehicle Order of Alamo, Value or Spirit, respectively, (b) on the date any Additional Lessee is added pursuant to Section 29 of the Series 1997 Lease, the Eligible Vehicles titled in the name of such Additional Lessee prior to the date such party becomes an Additional Lessee which are refinanced by NFLP under the Series 1997 Lease pursuant to the initial Vehicle Order of such Additional Lessee, (c) on any other Vehicle Funding Date, the Refinanced Vehicles included in a Fleet Purchase Transaction and (d) on any other Vehicle Funding Date, Eligible Vehicles which were ordered from a Manufacturer prior to the VFN Closing Date but are delivered to a Lessee or NFLP and financed by NFLP under the Series 1997 Lease after the VFN Closing Date.

         "Interest Reset Date" means the first day of the applicable Series 1997-1 Interest Period.

         "L/C Percentage" means, with respect to the Series 1997-1 Notes on any day, the percentage equivalent of a fraction, (a) the numerator of which is the Series 1997-1 Letter of Credit Amount on such date and (b) the denominator of which is the Series 1997-1 Invested Amount on such date.

         "Lease Commencement Date" has the meaning specified in Section 3.2 of the Series 1997 Lease.

         "Lease Event of Default" has the meaning specified in Section 17.1 of the Series 1997 Lease.

         "Lease Expiration Date" has the meaning specified in Section 3.2 of the Series 1997 Lease.

         "Lessee" means each of National, Alamo, Value and Spirit, and each Additional Lessee, in its respective capacity as a lessee under the Series 1997 Lease.

         "Lessee Agreements" means any and all Fleet Sharing Agreements entered into by any of the Lessees the subject of which includes any Vehicle leased by the Lessor to any Lessee under the Series 1997 Lease, and any and all other contracts, agreements, guarantees, insurance, warranties, instruments or certificates entered into or delivered to the Lessee in connection therewith.

         "Lessee Grantor Master Collateral" has the meaning specified in the Master Collateral Agency Agreement.

         "Lessee Partial Wind-Down Event" with respect to a Lessee has the meaning specified in Section 18(b) of the Series 1997 Lease.

         "Lessee Termination Reimbursement Share" has the meaning specified in
Section 2.3(c) of the Series 1997-1 Support Reimbursement Agreement or Section 2.3(c) of the GM Series 1997-1 Support Reimbursement Agreement, as applicable.

         "Letter of Credit" means the Series 1997-1 Letter of Credit or any of the other irrevocable letters of credit issued by any of the Letter of Credit Providers in favor of the Enhancement Agent for the benefit of any of the Series 1997 Variable Funding Noteholders, as the same may be amended, supplemented, restated or otherwise modified or substituted or replaced from time to time in accordance with the terms thereof.

         "Letter of Credit Provider" means the Series 1997-1 Letter of Credit Provider or any of the other Persons that issue an irrevocable letter of credit in favor of the Enhancement Agent for the benefit of the Series 1997 Variable Funding Noteholders.

         "Liabilities" means all obligations to the Lessor of the Lessees or the Guarantor arising under or in connection with the Series 1997 Lease, howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due including, without limitation, interest accruing after the filing of a bankruptcy petition whether or not allowed as a claim.

         "Liquidation Event of Default" means with respect to the Series 1997-1 Notes, so long as such event or condition continues, any of the following: (a) any event or condition with respect to NFLP, the General Partner, Republic or (subject to the provisions of Section 18 of the Series 1997 Lease) a Lessee of the type described in Section 9.1(d) of the Base Indenture, (b) a payment default by NFLP under the Base Indenture as specified in Sections 9.1(a) and 9.1(b) of the Base Indenture, (c) an event specified in Section 7.1(f)(i) of the Series 1997-1 Supplement, (d) any "Liquidation Event of Default" as defined in the Series 1997-1 Liquidity Agreement or (e) the occurrence of a Series 1997 Limited Liquidation Event of Default, "liquidation event of default" or other event resulting in the liquidation of any Series 1997 VFN Collateral or Master Collateral with respect to any other Series of Series 1997 Variable Funding Notes.

         "Liquidity Agreement" means the Series 1997-1 Liquidity Agreement or any of the other liquidity agreements among RFC, the parties identified therein as the "Liquidity Lenders" and the party identified therein as the "Liquidity Agent" on behalf of the Liquidity Lenders referred to therein that are with respect to any liquidity facility and other related matters to be provided in connection with the Series 1997 Variable Funding Notes, as any of such agreements may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

         "Liquidity Amount" means, with respect to any date of determination, an amount equal to $50 Million.

         "Losses" means, on any date of determination, the sum of all Series 1997 Non-Program Losses and Series 1997 Program Losses.

         "Majority Credit Enhancers" means, with respect to the Series 1997 Variable Funding Notes the support letter of credit providers for all Series 1997 Variable Funding Notes holding commitments representing not less than a majority of the aggregate amount of all support letter of credit commitments for all Series 1997 Variable Funding Notes.

         "Mandatory Decrease" has the meaning specified in Section 4.3(a) of this Supplement.

         "Manufacturer Event of Default" means, with respect to a Manufacturer,
(i) the failure by such Manufacturer (or if such Manufacturer's Manufacturer Program is a Guaranteed Depreciation Program, such Manufacturer or any related auction dealers) to pay any amount due under such Manufacturer's Manufacturer Program with respect to a Program Vehicle turned in to such Manufacturer and such failure continues for more than one hundred (100) days following the Due Date ("Past Due Amounts") and the aggregate Past Due Amounts relating to such Manufacturer are equal to or in excess of the lesser of (x) $25 million and (y) the then outstanding aggregate amount of repurchase obligations of such Manufacturer under its Manufacturer Program in respect of Program Vehicles, in each case net of Past Due Amounts, aggregating no more than $50 million, that are (A) the subject of a good faith dispute as evidenced in a writing by any of the Lessees or NFLP, as applicable, or the Manufacturer questioning the accuracy of amounts paid or payable in respect of certain Program Vehicles tendered for repurchase under a Manufacturer Program (as distinguished from any dispute relating to the repudiation by such Manufacturer generally of its obligations under such Manufacturer Program or the assertion by such Manufacturer of the invalidity or unenforceability as against it of such Manufacturer Program) and (B) with respect to which the applicable Lessee or NFLP has provided adequate reserves as reasonably determined by such Lessee or NFLP, (ii) the occurrence of an Event of Bankruptcy with respect to such Manufacturer or (iii) the termination of such Manufacturer's Manufacturer Program or the failure of such Manufacturer's Manufacturer Program to meet the requirements of an Eligible Manufacturer Program.

         "Manufacturer Payment Rights" means the rights of NFLP under any Manufacturer Program to receive payments on account of Repurchase Prices of Program Vehicles leased under the Series 1997 Lease.

         "Manufacturer Program" means a Repurchase Program or a Guaranteed Depreciation Program.

         "Manufacturer Receivable" means an amount due from a Manufacturer or auction dealer under a Manufacturer Program in respect of or in connection with a Program Vehicle turned back to such Manufacturer.

         "Master Collateral" has the meaning specified in Section 2.1(b) of the Master Collateral Agency Agreement.

         "Master Collateral Agency Agreement" means the Second Amended and Restated Master Collateral Agency Agreement, dated as of even date herewith, among Republic, NFLP, the Lessees and the Master Collateral Agent, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

         "Master Collateral Agent" means Citibank, N.A., a national banking association, in its capacity as Master Collateral Agent under the Master Collateral Agency Agreement and its permitted successors and assigns in such capacity thereunder.

         "Master Servicer" means Republic, in its capacity as the master servicer under the Series 1997 Lease, and its permitted successors and assigns in such capacity thereunder.

         "MATERIAL ADVERSE EFFECT" means (A) with respect to any Lessee, NFLP, RFC or Republic, and any occurrence, event or condition with respect to any of them:

         (i) a material adverse change in the financial condition, business, assets or operations of any Lessee, NFLP, RFC or Republic, as the case may be, and its Consolidated Subsidiaries taken as a whole, that materially adversely affects the ability of any Lessee, RFC, NFLP or Republic to perform its respective obligations under any of the Related Documents; or

         (ii) a material adverse effect on the ability of any Lessee, RFC, NFLP or Republic, as the case may be, to perform its material obligations under any of the Related Documents; and

         (B) with respect to the Series 1997-1 Notes, an adverse effect on (a) the enforceability of the Series 1997 Lease or (b) the priority or perfection of the Trustee's or the Master Collateral Agents' Lien on a material portion of the Collateral or Master Collateral applicable thereto, respectively.

         "MATRIX MANUFACTURER PROGRAM" means the Manufacturer Program titled "General Motors Corporation Passenger Car and Light Duty Truck 100% Repurchase Program for Daily Rental Operators - Program No. 97-02," and any substantially similar Manufacturer Program for any other model years, and pursuant to which the repurchase price for any Program Vehicle subject thereto is calculated based upon a specified percentage of the Capitalized Cost of such Vehicle and the month of return as set forth in such Manufacturer Program.

         "MAXIMUM AGGREGATE VFN INVESTED AMOUNT" means, as of any date of determination, the sum of (i) the Series 1997-1 Maximum Invested Amount on such date, (ii) the Series 1997-2 Maximum Invested Amount on such date, (iii) the Series 1997-3 Maximum Invested Amount on such date, (iv) the Series 1997-4 Maximum Invested Amount on such date and (v) the maximum invested amount for each other Series of Shared Collateral Series Notes on such date.

         "MAXIMUM LEASE COMMITMENT" means, on any date of determination, the sum of (i) the maximum face amount of the Series 1997 Variable Funding Notes, PLUS
(ii) the Series 1997 Aggregate Available Subordinated Amount on such date, PLUS
(iii) the aggregate Net Book Values of all Series 1997 Vehicles leased under the Series 1997 Lease as of such date which were acquired, financed, or refinanced with funds other than proceeds of Series 1997 Variable Funding Notes or the available subordinated amount for any Series of Series 1997 Variable Funding Notes, PLUS (iv) any amounts held in the Retained Distribution Account that NFLP commits on or prior to such date to invest in new Series 1997 Vehicles (as evidenced by an Officer's Certificate of NFLP) in accordance with the terms of the Series 1997 Lease and the Indenture.

         "MAXIMUM MANUFACTURER CONCENTRATION" means as of any date of determination (a) that the Net Book Value of all Series 1997 Vehicles that are Non-Program Vehicles manufactured by

Hyundai, Isuzu and Suzuki and are leased under the Series 1997 Lease as of such date does not exceed 10% of the Program Size on such date, (b) that the Net Book Value of Series 1997 Vehicles that are Non-Program Vehicles manufactured by Hyundai and are leased under the Series 1997 Lease as of such date does not exceed 5% of the Program Size on such date, (c) that the Net Book Value of Series 1997 Vehicles that are Non-Program Vehicles manufactured by Isuzu and are leased under the Series 1997 Lease as of such date does not exceed 5% of the Program Size on such date and (d) that the Net Book Value of Series 1997 Vehicles that are Non- Program Vehicles manufactured by Suzuki and are leased under the Series 1997 Lease as of such date does not exceed 5% of the Program Size on such date

         "MAXIMUM NON-PROGRAM PERCENTAGE" means, with respect to Series 1997 Non-Program Vehicles, twenty percent (20%) of the Maximum Aggregate VFN Invested Amount or such other percentage amount agreed upon by the Lessor and the Lessees, subject to Rating Agency Confirmation.

         "MEASUREMENT MONTH" on any date, means each calendar month, or the smallest number of consecutive calendar months, preceding such date in which (a) at least 2,000 Non-Program Vehicles leased under the Series 1997 Lease (excluding salvage sales) were sold at auction or (b) at least one-twelfth of the aggregate Net Book Value of the Non-Program Vehicles leased under the Series 1997 Lease as of the last day of such calendar month or consecutive calendar months (excluding salvage sales) were sold at auction; PROVIDED, HOWEVER, that no calendar month included in a Measurement Month shall be included in any other Measurement Month.

         "MEASUREMENT MONTH AVERAGE" means, with respect to any Measurement Month, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds and Termination Payments in respect of all Series 1997 Vehicles (excluding salvage sales) that are Non-Program Vehicles sold at auction or otherwise during such Measurement Month and the denominator of which is the aggregate Net Book Value of such Vehicles on the dates of their respective sales; PROVIDED, HOWEVER, that, until the completion of the initial Measurement Month, the Measurement Month Average shall be deemed to be 100%.

         "MISSING EQUIPMENT CHARGES" means, with respect to any Program Vehicle, the amount charged to NFLP or any of the Lessees, as applicable, or deducted from the Repurchase Price, by the Manufacturer of such Vehicle due to missing equipment at the time such Vehicle is turned in to such Manufacturer or its agent for repurchase pursuant to the applicable Manufacturer Program.

         "MONTHLY BASE RENT" has the meaning specified in Section 9 of Annex A,
Section 6 of Annex B or Section 9 of Annex C of the Series 1997 Lease, as applicable.

         "MONTHLY CERTIFICATE", with respect to the Series 1997 Lease, has the meaning specified in Section 24.7(vi) of the Series 1997 Lease.

         "MONTHLY FINANCE RENT" has the meaning specified in Section 6 of Annex B of the Series 1997 Lease.

         "MONTHLY PRINCIPAL ALLOCATION" has the meaning specified in SECTION 5.5(b) of this Supplement.

         "MONTHLY SERVICING FEE" has the meaning specified in Section 26.1 of the Series 1997 Lease.

         "MONTHLY SUPPLEMENTAL PAYMENT" has the meaning specified in Section 6 of Annex B of the Series 1997 Lease.

         "MONTHLY SUPPLEMENTAL SERVICING FEE" means, on any Distribution Date, the product of the Supplemental Servicing Fee accrued on such date and a fraction, the numerator of which shall be the Series 1997-1 Invested Amount on such Distribution Date and the denominator of which shall be the sum of the aggregate of the invested amounts outstanding for all Series 1997 Variable Funding Notes on such Distribution Date.

         "MONTHLY VARIABLE RENT" has the meaning specified in Section 9 of Annex A of the Series 1997 Lease or Section 9 of Annex C of the Series 1997 Lease, as applicable.

         "MONTHLY VEHICLE STATEMENT" has the meaning specified in Section 24.7(iv) of the Series 1997 Lease.

         "NAMED LESSEE" has the meaning specified in Section 8 of the Series 1997 Lease.

         "NAMED SERVICER" has the meaning specified in Section 26.3 of the Series 1997 Lease.

         "NATIONAL PAYOFF LETTER" means a letter dated on or before the initial Vehicle Funding Date with respect to National under the Series 1997 Lease specifying the amount required to pay in full all indebtedness of National secured by any of the Refinanced Vehicles to be refinanced under the Series 1997 Lease on such initial Vehicle Funding Date with respect to which National is the Lessee.

         "NET BOOK VALUE" means, with respect to any Vehicle being leased under the Series 1997 Lease (a) as of any date of determination during the period from the Vehicle Lease Commencement Date for such Vehicle to but excluding the Initial Determination Date, the Capitalized Cost of such Vehicle, (b) as of the Initial Determination Date for such Vehicle, (i) the Capitalized Cost for such Vehicle MINUS (ii) the aggregate Depreciation Charges accrued with respect to such Vehicle through the last day of the Related Month in which the Vehicle Lease Commencement Date for such Vehicle occurred, (c) as of any Determination Date after the Initial Determination Date, (i) the Net Book Value of such Vehicle as calculated on the

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



immediately preceding Determination Date MINUS (ii) the aggregate Depreciation Charges accrued with respect to such Vehicle during the Related Month (through the last day thereof), LESS, (d) if such Vehicle is a Non-Program Vehicle which was leased under the Series 1997 Lease on the last day of the Related Month, an amount equal to (i) the amount of Additional Base Rent, if any, paid (or, prior to the applicable Payment Date, payable) on the Payment Date immediately following such Related Month DIVIDED by (ii) the number of Non-Program Vehicles leased under the Series 1997 Lease on the last day of the Related Month. After the Initial Determination Date, on any day which is not a Determination Date, the Net Book Value of a Vehicle shall be the Net Book Value calculated for such Vehicle on the most recent Determination Date.

         "NET DISPOSITION LOSSES" has the meaning specified in SECTION 5.10(b)(iv).

         "NFLP AGREEMENTS" means the collective reference to the documents referred to in the definition of NFLP Agreements in Schedule 1 to the Base Indenture and the Series 1997 NFLP Agreements.

         "NFLP BENEFICIAL INTEREST" means the 100% beneficial interest owned by NFLP in the NFLP Receivables Trust.

         "NFLP MASTER COLLATERAL" has the meaning specified in Section 2.1(b) of the Master Collateral Agency Agreement.

         "NFLP RECEIVABLES TRUST" means the irrevocable trust established pursuant to the NFLP Receivables Trust Agreement.

         "NFLP RECEIVABLES TRUST AGREEMENT" means the trust agreement dated as of October [ ], 1997 between NFLP, as grantor, and the Receivables Trustee, as trustee.

         "NFLP RECEIVABLES TRUSTEE" means The Bank of New York (Delaware), in its capacity as trustee under the NFLP Receivables Trust Agreement.

         "NON-PROGRAM MAXIMUM TERM" means with respect to a Series 1997 Vehicle that is a Non-Program Vehicle, the last day of the forty-second (42nd) month after the date of the original new dealer invoice for such Non-Program Vehicle.

         "NON-PROGRAM VEHICLE" means, with respect to the Series 1997-1 Notes, a Series 1997 Vehicle which is not subject to an Eligible Manufacturer Program at the time of its leasing under the Series 1997 Lease or which is redesignated as a Non-Program Vehicle pursuant to Section 14 of the Series 1997 Lease.

         "NON-PROGRAM VEHICLE REPORT" has the meaning specified in Section 24.7(vii) of the Series 1997 Lease.

         "NON-PROGRAM VEHICLE TERMINATION PAYMENT" has the meaning specified in
Section 12.3 of the Series 1997 Lease.

         "NOTE INTEREST SHORTFALL" with respect to the Series 1997-1 Notes, has the meaning specified in SECTION 5.4 of this Supplement.

         "NOTICE OF CONVERSION" means, as applicable, a notice substantially in the form of Exhibit C to the Series 1997-1 Supplement.

         "OFFICER'S CERTIFICATE" means a certificate signed by an Authorized Officer of Republic, the General Partner or any of the Lessees, as applicable.

         "OPERATING LEASE" means the Base Lease as supplemented by Annex A to the Series 1997 Lease.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The Counsel may be an employee of or counsel to NFLP or any of the Lessees, as the case may be, unless the Series 1997-1 Required Noteholders shall notify the Trustee of their objection thereto.

         "OTHER VFN BENEFICIARIES" means, on any date, the parties, including each Series 1997 Support Letter of Credit Provider, including the GM Series 1997-1 Support Provider, named on such date as Beneficiaries under the Master Collateral Agency Agreement in respect of Series 1997 Vehicles.

         "OVERCOLLATERALIZATION ENHANCEMENT PERCENTAGE" means, as of any day, the excess of the (a) Weighted Average Enhancement Percentage as of such day over (b) the L/C Percentage as of such day.

         "PERMITTED ENCUMBRANCES" means: (a) a Lien securing a tax, assessment or other governmental charge or levy (excluding any Lien arising under any of the provisions of ERISA) or the claim of any materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, and foreclosure, distraint, sale or other similar proceedings shall not have been commenced; (b) a Lien on the properties and assets of a Subsidiary of any of the Lessees securing Indebtedness owing to such Lessee; (c) a Lien consisting of a deposit or pledge made, in the ordinary course of business, in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance or similar legislation; (d) a Lien constituting an encumbrance in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property which does not materially detract from the value of such property or impair the use thereof in the business of a Lessee or any of its Subsidiaries; (e) a Lien constituting a lease or sublease granted by a Lessee or any Subsidiary to others in the ordinary course of business; (f) a

Lien existing on (i) property of any Person at the time such Person becomes a Consolidated Subsidiary of any of the Lessees or (ii) any asset prior to the acquisition thereof by any of the Lessees or a Consolidated Subsidiary, but only, in the case of either (i) or (ii), if such Lien was not created in contemplation thereof and so long as the obligation secured by such Lien is not in default and such Lien is and will remain confined to the property subject to it at the time such Person becomes a Consolidated Subsidiary of a Lessee or such property is acquired and to fixed improvements thereafter erected on such property; (g) a Lien in existence on the VFN Closing Date, but only, in the case of each such Lien, to the extent it secures Existing Indebtedness; (h) a Lien securing Purchase Money Indebtedness but only if, in the case of each such Lien:
(i) such Lien shall at all times be confined solely to the asset the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien and to fixed improvements then or thereafter erected on such asset; (ii) such Lien attached to such asset within 90 days of the acquisition of such property; and (iii) the aggregate principal amount of Purchase Money Indebtedness secured by such Lien shall at no time exceed an amount equal to the lesser of (A) the cost (including the principal amount of such Indebtedness, whether or not assumed) to any of the Lessees or a Consolidated Subsidiary of the asset subject to such Lien and (B) the fair value of such asset at the time of such acquisition; (i) a Lien constituting a renewal, extension or replacement of a Lien constituting a Permitted Encumbrance by virtue of clause (f), (g) or (h) of this definition, but only, in the case of each such renewal, extension or replacement Lien, to the extent that the principal amount of indebtedness secured by such Lien does not exceed the principal amount of such indebtedness so secured at the time of the extension, renewal or replacement, and that such renewal, extension or replacement Lien is limited to all or a part of the property that was subject to the Lien extended, renewed or replaced and to fixed improvements then or thereafter erected on such property; and (k) a Lien arising pursuant to an order of attachment, distraint or similar legal process arising in connection with legal proceedings, but only if and so long as the execution or other enforcement thereof is not unstayed for more than twenty (20) days.

         "PERMITTED INVESTMENTS" means negotiable instruments or securities maturing on or before the related Distribution Date represented by instruments in bearer or registered or in book entry form which evidence (i) obligations the full and timely payment of which is to be made by or is fully guaranteed by the United States of America; (ii) demand deposits, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America, any state thereof or any other jurisdiction and subject to supervision and examination by Federal or State banking or depositary institution authorities; PROVIDED, HOWEVER, that at the time of the investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor's of A-1 and from Moody's of at least P-1, in the case of certificates of deposit or short-term deposits, or a rating from Standard & Poor's not lower than AA or from Moody's not lower than Aa3, in the case of long-term unsecured debt obligations; (iii) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of at least A-1 and from Moody's of at least P-1; (iv) demand deposits or time deposits which are fully insured by the Federal Deposit Insurance Corporation; (v) bankers' acceptances issued by any depositary institution or trust company described in CLAUSE (ii) above; (vi) investments in money market funds rated AAm or AAmG by Standard & Poor's or otherwise approved in writing by Standard & Poor's and a comparable rating from Moody's or otherwise approved in writing by Moody's; (vii) Eurodollar time deposits having a credit rating from Standard & Poor's of A-1 and from Moody's of at least P-1; (viii) repurchase agreements involving any of the Permitted Investments described in CLAUSES (i) and (vii) above and the certificates of deposit described in CLAUSE (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of A-1 by Standard & Poor's and at least P-1 by Moody's; and (ix) any other instruments or securities, if the Rating Agencies confirm in writing that such investment in such instruments or securities will not adversely affect any ratings with respect to any Series of Notes or the Commercial Paper Notes.

         "POTENTIAL LEASE EVENT OF DEFAULT" means an event that, with the giving of notice or passage of time, would become a Lease Event of Default.

         "POWER OF ATTORNEY", for purposes of the Series 1997 Lease, has the meaning specified in Section 9 of the Series 1997 Lease.

         "PRINCIPAL BALANCE" means, when used with respect to any date, an amount equal to (a) the Series 1997-1 Initial Invested Amount MINUS (b) the amount of principal payments made to Series 1997-1 Noteholders and Decreases on or prior to such date PLUS (c) all Increases on or prior to such date.

         "PRINCIPAL SHORTFALL" has the meaning specified in SECTION 5.5(b) of this Supplement.

         "PRO RATA SHARE" has the meaning set forth in any of the Series 1997-1 Support Letters of Credit or paragraph 20 of the GM Series 1997-1 Support Agreements, as applicable.

         "PROFITS" means, for any Related Month, the sum of (without double counting) (a) Disposition Proceeds received in respect of Non-Program Vehicles leased under the Series 1997 Lease disposed of during the Related Month that exceed the sum of the Net Book Values for such Non-Program Vehicles and any amounts due and payable under the Series 1997 Lease in respect of such Vehicles, plus (b) amounts allocated under SECTION 5.2(a)(y)(viii) hereof and the comparable provisions of the Series 1997-2 Supplement, the Series 1997-3 Supplement, the Series 1997-4 Supplement and the VFN Supplement for any other Series of Shared Collateral Series Notes.

         "PROGRAM SIZE" has the meaning specified in the Series 1997-1 Liquidity Agreement.

         "PROGRAM VEHICLE" means, with respect to the Series 1997 Variable Funding Notes, a Series 1997-1 Vehicle eligible for repurchase under an Eligible Manufacturer Program.

         "PROGRAM VEHICLE TERMINATION PAYMENT" has the meaning specified in
Section 12.3 of the Series 1997 Lease.

         "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of a Lessee or any Consolidated Subsidiary that, within ninety (90) days of such purchase, is incurred to finance part or all of (but not more than) the purchase price of a tangible asset in which neither such Lessee nor any Subsidiary had at any time prior to such purchase any interest other than a security interest or an interest as lessee under an operating lease, and renewals, extensions or refundings thereof, but not any increases in the principal amounts thereof or interest rates thereon, except for increases in interest rates upon the occasion of any such renewal, extension or refunding that are commercially reasonable at such time.

         "RATING AGENCIES" means, with respect to the Commercial Paper Notes, Standard & Poor's and Moody's.

         "RATING AGENCY CONDITION" means receipt of Rating Agency Confirmation.

         "RATING AGENCY CONFIRMATION" means written confirmation by each Rating Agency that the proposed action, amendment, waiver or modification will not result in a downgrading or withdrawal of the then current rating on the Commercial Paper Notes.

         "RECOVERIES" means, for any Related Month, the sum of Series 1997 Program Recoveries and Series 1997 Non-Program Recoveries.

         "REFINANCED VEHICLES" means Eligible Vehicles (a) owned by National, Alamo, Spirit or Value prior to the Series 1997 Lease Commencement Date under the Series 1997 Lease (i) (A) which are subject to the lien of the Master Collateral Agent (in the case of any such Vehicles owned by National), (B) in which a first priority lien in which has been assigned to the Master Collateral Agent pursuant to the applicable Assignment and Nominee Agreement (in the case of any such Vehicles owned by Alamo, Spirit or Value), and (ii) are refinanced by NFLP under the Financing Lease or the Synthetic Lease on the Series 1997-1 Closing Date, (b) owned by any Additional Lessee prior to the Additional Lessee Closing Date with respect to such Additional Lessee (i) a first priority lien in which has been assigned to the Master Collateral Agent, and (ii) which are refinanced by NFLP under the Financing Lease or the Synthetic Lease on the Additional Lessee Closing Date with respect to such Additional Lessee, (c) owned by NFLP or a Lessee and (i) with respect to which the lien of the Master Collateral Agent is noted on the Certificate of Title and (ii) which are refinanced by NFLP under the Series 1997 Lease on any date after the Series 1997 Lease Commencement Date under the Series 1997 Lease or (d) acquired by a Lessee in a Fleet Purchase Transaction (i) a first priority lien in which has been

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



assigned to the Master Collateral Agent and (ii) which are refinanced by NFLP under the Financing Lease or the Synthetic Lease.

         "REFINANCED VEHICLE SCHEDULE" has the meaning specified in Section 2.1(b) of the Series 1997 Lease.

         "RELATED DOCUMENTS" means, as used herein, in the Series 1997-1 Note Purchase Agreement, the Series 1997-1 Notes and the Series 1997-1 Support Reimbursement Agreement, the collective reference to the documents referred to in the definition of Related Documents in Schedule 1 to the Base Indenture, the Series 1997 Lease, the Series 1997-1 Note Purchase Agreement, the Series 1997 Intercreditor Agreement, the Series 1997-1 Letter of Credit, the Series 1997-1 Support Reimbursement Agreement, the GM Series 1997-1 Support Reimbursement Agreement, the Series 1997-1 Notes and the CP Program Documents and, without limiting the generality of the foregoing, all definitions used in such documents.

         "RELATED MONTH" means, on any date of determination with respect to the Series 1997-1 Notes, the most recently ended calendar month; PROVIDED, HOWEVER, that the initial Related Month with respect to the Series 1997-1 Notes shall be the period from and including the VFN Closing Date to and including the last day of the calendar month in which such the VFN Closing Date occurs.

         "RENT" has the meaning specified in Section 9 of Annex A, Section 6 of Annex B or Section 9 of Annex C of the Series 1997 Lease, as applicable.

         "REPUBLIC" means Republic Industries, Inc., a Delaware corporation and its successors and assigns.

         "REPURCHASE PRICE" with respect to any Vehicle (i) subject to a Repurchase Program means the price paid or payable by the Manufacturer thereof to repurchase such Vehicle pursuant to its Manufacturer Program and (ii) subject to a Guaranteed Depreciation Program means the amount which the Manufacturer thereof guarantees will be paid to any of the Lessees or NFLP as the seller of such vehicle by such Manufacturer and/or the related auction dealers upon the disposition of such Vehicle pursuant to its Manufacturer Program.

         "REPURCHASE PROGRAM" means a program pursuant to which a Manufacturer has agreed with a Lessee or NFLP to repurchase Vehicles manufactured by such Manufacturer or one of its Affiliates during the specified Repurchase Period.

         "REQUIRED VFN NOTEHOLDERS" means, on any date of determination, with respect to the Series 1997 Variable Funding Notes, (a) Liquidity Lenders under the Series 1997-1 Liquidity Agreement, Series 1997-1 Support Letter of Credit Providers, the GM Series 1997-1 Support Provider, Series 1997-2 Noteholders, Series 1997-3 Noteholders and Series 1997-4 Noteholders which collectively hold more than 50% of (b) the sum of (i) the Program Size under the Series 1997-1 Liquidity Agreement, (ii) the Program Size under the Series 1997-2 Note Purchase Agreement, (iii) the Program Size under the Series 1997-3 Note Purchase Agreement and (iv) the Program Size under the Series 1997-4 Note Purchase Agreement.

         "RESIDUAL VALUE PAYMENT" means, with respect to a Series 1997 Vehicle that is a Synthetic Lease Vehicle as of the date of calculation, an amount equal to the Termination Value of such Vehicle, PROVIDED, HOWEVER, that in no event shall the sum of the net present value of the Monthly Base Rent paid or accrued with respect to such Vehicle to the date of calculation plus the net present value of the Termination Value of such Vehicle exceed [88] percent of the Capitalized Cost of such Vehicle, with such net present value calculated to the Vehicle Synthetic Lease Commencement Date for such Vehicle with the discount rate equal to the interest rate utilized to calculate the interest component of the Monthly Base Rent heretofore paid or accrued for such Vehicle to the date of calculation. This Residual Value Payment will be reduced (but not below zero) by the proceeds received by the Lessor on the sale of the Vehicle including any sale pursuant to any Manufacturer Program.

         "RESPONSIBLE OFFICER" means, with respect to NFLP or any of the Lessees, the President, any Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of the General Partner or such Lessee, as applicable, or any officer customarily performing functions similar to those performed by the person who at the time shall be such officer.

         "RFC" means Republic Industries Funding Corp., a special purpose Delaware corporation and wholly owned subsidiary of Republic.

         "RFC TERMINATION REIMBURSEMENT SHARE" has the meaning specified in
Section 2.3(c) of the Series 1997-1 Support Reimbursement Agreement or Section 2.3(c) of the GM Series 1997-1 Support Reimbursement Agreement, as applicable.

         "SCHEDULED SUPPORT EXPIRATION DATE" has the meaning specified in
Section 2.1(a) of the Series 1997-1 Support Reimbursement Agreement or Section 2.1(a) of the GM Series 1997-1 Support Reimbursement Agreement, as applicable.

         "SECURED PARTIES" has the meaning specified in SECTION 3.1(a) of this Supplement.

         "SERIES MONTHLY SERVICING FEE" has the meaning specified in Section
26.1 of the Series 1997 Lease.

         "SERIES 1996-1 NOTES" means the Rental Car Asset Backed Notes, Series 1996-1, issued by NFLP pursuant to the related Supplement.

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



         "SERIES 1997 AGGREGATE ASSET AMOUNT" means, with respect to the Series 1997 Variable Funding Notes, for any date of determination, the sum, rounded to the nearest $100,000, of (i) the Net Book Value of all Program Vehicles leased under the Series 1997 Lease as of such date and not turned in to the Manufacturer thereof pursuant to its Manufacturer Program or not otherwise sold or deemed to be sold under the Related Documents, PLUS (ii) the Net Book Value of all Non-Program Vehicles leased under the Series 1997 Lease as of such date, PLUS (iii) all amounts receivable as of such date from Manufacturers under Manufacturer Programs with respect to Series 1997 Vehicles turned in to such Manufacturers pursuant to any such Manufacturer Program or delivered to an authorized auction, pursuant to any Manufacturer Program and the outstanding amount of Eligible Receivables from such Manufacturer that have been refinanced under the Series 1997 Lease, in each case, other than any such amounts which have become Losses, PLUS (iv) all amounts receivable (other than amounts set forth in CLAUSE (iii) above) with respect to the disposition of Series 1997 Vehicles as of such date from any other Person, other than any such amounts which have become Losses, PLUS (v) with regard to Series 1997 Vehicles that have been turned in to the Manufacturer or otherwise sold, any accrued and unpaid Monthly Base Rent under the Series 1997 Lease with respect to such Series 1997 Vehicles (net of amounts set forth in CLAUSES (iii) and (iv) above), other than any such amounts which have become Losses, PLUS (vi) cash and Permitted Investments on deposit in any of the VFN Collection Accounts and on deposit in the Series 1997 Collection Account, if any, allocable to the Series 1997 Variable Funding Notes MINUS (vii) the excess, if any, of (A) the amount determined under CLAUSE (ii) above over (B) the product of the Maximum Non-Program Percentage and the Maximum Aggregate VFN Invested Amount on such date.

         "SERIES 1997 AGGREGATE AVAILABLE SUBORDINATED AMOUNT" (a) means [$ ] on the VFN Closing Date and (b) on any date of determination thereafter, means a dollar amount equal to the sum of (i) the Series 1997-1 Available Subordinated Amount as of such date and (ii) the available subordinated amounts for all other Series 1997 Variable Funding Notes as of such date (including any Shared Collateral Series of Notes issued after the VFN Closing Date).

         "SERIES 1997 ASSET AMOUNT DEFICIENCY" with respect to the Series 1997 Variable Funding Notes, will occur if, at any time, the Series 1997 Required Asset Amount exceeds the Series 1997 Aggregate Asset Amount (the amount of any such Series 1997 Asset Amount Deficiency being the amount of such excess).

         "SERIES 1997 COLLECTION ACCOUNT" has the meaning specified in SECTION 5.1(c) of this Supplement.

         "SERIES 1997 INTERCREDITOR AGREEMENT" means the Intercreditor and Subordination Agreement, dated as of October 29, 1997, by and among Republic, Alamo, National, Spirit, Value, certain subordinated creditors listed on Schedule A thereto from time to time and certain senior creditors listed on Schedule B thereto from time to time, as the same may be amended,

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



supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

         "SERIES 1997 LEASE" means the Master Motor Vehicle Lease and Servicing Agreement, dated as of the date hereof, executed in connection with the issuance of the Series 1997 Variable Funding Notes, among NFLP, as lessor, National, Alamo, Value and Spirit, and certain affiliates thereof, as lessees, and Republic, as guarantor, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

         "SERIES 1997 LEASE ADVANCE" means an advance of funds by the Lessor pursuant to Section 2.1 of the Series 1997 Lease.

         "SERIES 1997 LEASE PAYMENTS" means all rights of NFLP to receive payments of Monthly Base Rent, Additional Base Rent, Monthly Variable Rent, Monthly Finance Rent, Termination Payments, Casualty Payments, Additional Synthetic Lease Payments and Monthly Supplemental Payments under the Series 1997 Lease, whether payable by any Lessee or the Guarantor.

         "SERIES 1997 LIMITED LIQUIDATION EVENT OF DEFAULT" means a Series 1997-1 Limited Liquidation Event of Default, or a "limited liquidation event of default" with respect to any other Shared Collateral Series Notes.

         "SERIES 1997 NFLP AGREEMENTS" means the Series 1997 Lease, the Series 1997 Variable Funding Supplements, the Series 1997-1 Note Purchase Agreement, the purchase agreements in respect of the Series 1997-2 Notes, the Series 1997-3 Notes and the Series 1997-4 Notes, the Master Collateral Agency Agreement and the NFLP Receivables Trust Agreement, as such documents may be amended, supplemented, restated or otherwise modified from time to time in accordance with their respective terms.

         "SERIES 1997 NON-PROGRAM LOSSES" means, with respect to any Related Month, the sum (without duplication) of (a) any payment in respect of Monthly Variable Rent, Monthly Finance Rent, Monthly Base Rent, Monthly Supplemental Payments, Additional Synthetic Lease Payments and Additional Base Rent that has become due to the Lessor under the Series 1997 Lease in respect of Non-Program Vehicles that is not paid to NFLP or the Trustee prior to the expiration of any grace period provided for in the Series 1997 Lease for the making of such payment, but only if such grace period, if any, expires during such Related Month, and (b) the amount by which the aggregate Net Book Value of all Acquired Vehicles that are Non-Program Vehicles leased under the Series 1997 Lease disposed of during the Related Month exceeds the Disposition Proceeds related to such Non-Program Vehicles, plus any amounts due and unpaid under the Series 1997 Lease as of the end of the Related Month with respect to such Non-Program Vehicles, such aggregate amount being net of all Profits on all Non-Program Vehicles leased under the Series 1997 Lease and being disposed of during such Related Month.

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



         "SERIES 1997 NON-PROGRAM PERCENTAGE" means, on any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate Net Book Value of all Non-Program Vehicles leased under the Series 1997 Lease as of such date and the denominator of which is the aggregate Net Book Value of all Series 1997 Vehicles leased under the Series 1997 Lease as of such date.

         "SERIES 1997 NON-PROGRAM RECOVERIES" means, with respect to any Related Month, the sum of (without duplication) all amounts received during such Related Month by NFLP or the Trustee (including deposits into any Series 1997 Collection Account) from any source (other than any Series 1997 Letter of Credit or Series 1997 Cash Collateral Account) in respect of Series 1997 Non-Program Losses, as determined by the related Servicer consistent with its methods of tracking and allocating to vehicles and Series, Disposition Proceeds, insurance proceeds and other proceeds of such Vehicles.

         "SERIES 1997 PROGRAM LOSSES" means, with respect to any Related Month, the sum (without duplication) of (a) any payment in respect of Monthly Variable Rent, Monthly Finance Rent, Monthly Base Rent, Monthly Supplemental Payments, Additional Synthetic Lease Payments and Additional Base Rent that has become due to the Lessor under the Series 1997 Lease in respect of Program Vehicles that is not paid to NFLP or the Trustee prior to the expiration of any grace period provided for in the Series 1997 Lease for the making of such payment, but only if such grace period, if any, expires during such Related Month and (b) the amount owed by any Manufacturer under an Eligible Manufacturer Program with respect to Acquired Vehicles that are Program Vehicles leased under the Series 1997 Lease that remains unpaid more than (A) one hundred (100) days after the Due Date with respect to such amount, but only if such 100-day period expires during such Related Month.

         "SERIES 1997 PROGRAM PERCENTAGE" means, on any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate Net Book Value of all Program Vehicles leased under the Series 1997 Lease as of such date and the denominator of which is the sum of the aggregate Net Book Value of all Series 1997 Vehicles leased under the Series 1997 Lease as of such date.

         "SERIES 1997 PROGRAM RECOVERIES" means, with respect to any Related Month, the sum of (without duplication) all amounts received during such Related Month by NFLP or the Trustee as deposits into the Series 1997 Collection Account (PROVIDED that, if for any reason any such amounts have been received directly by a Servicer, then to the extent that such amounts have not theretofore been deposited in the Series 1997 Collection Account, such amounts shall be deemed "received" by NFLP or the Trustee for purposes hereof no later than the eighth
(8th) day after actual receipt by such Servicer) from any source (other than any Series 1997 Letters of Credit or any Series 1997 Cash Collateral Account) in respect of Series 1997 Program Losses, as determined by the related Servicer consistent with its methods of tracking and allocating to

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



vehicles and Series, Disposition Proceeds, Guaranteed Payments, Repurchase Prices, insurance proceeds and other proceeds of such Vehicles.

         "SERIES 1997 REQUIRED ASSET AMOUNT" means, at any time, the quotient of
(a) the Aggregate VFN Invested Amount at such time divided by (b) an amount equal to (i) one hundred percent minus (ii) the excess of (x) the Enhancement Percentage at such time over (y) the VFN L/C Percentage.

         "SERIES 1997 SUPPORT LETTER OF CREDIT PROVIDER" means each provider of a support letter of credit or support letter of credit agreement for any Series 1997 Variable Funding Notes.

         "SERIES 1997 VARIABLE FUNDING NOTEHOLDERS" means, collectively, the Series 1997-1 Noteholders, the Series 1997-2 Noteholders, the Series 1997-3 Noteholders, the Series 1997-4 Noteholders and any other holders of Shared Collateral Series Notes.

         "SERIES 1997 VARIABLE FUNDING NOTES" means, collectively, the Series 1997-1 Notes, the Series 1997-2 Notes, the Series 1997-3 Notes and the Series 1997-4 Notes and any other Series of Shared Collateral Series Notes.

         "SERIES 1997 VARIABLE FUNDING SUPPLEMENTS" means, collectively, the Series 1997-1 Supplement, the Series 1997-2 Supplement, the Series 1997-3 Supplement, the Series 1997-4 Supplement and the Supplement for any other Shared Collateral Series Notes.

         "SERIES 1997 VEHICLE" means a Vehicle leased under the Series 1997
Lease.

         "SERIES 1997 VFN COLLATERAL" has the meaning specified in SECTION 3.1(a) of this Supplement.

         "SERIES 1997 VFN ENHANCEMENT DEFICIENCY" means an "enhancement deficiency" in respect of any Series 1997 Variable Funding Notes, as defined in the Supplement for the applicable Series.

         "SERIES 1997-1 ACCRUED INTEREST ACCOUNT" has the meaning specified in
SECTION 5.1(c) of this Supplement.

         "SERIES 1997-1 AVAILABLE SUBORDINATED AMOUNT" means (a) on the VFN Closing Date, the product of (i) a fraction the numerator of which is the Program Size on the VFN Closing Date and the denominator of which is the sum of
(a) the Program Size, (b) the "program size" as defined in the Series 1997-2 Supplement, (c) the "program size" as defined in the Series 1997-3 Supplement and (d) the "program size" as defined in the Series 1997-4 Supplement and (ii) the Series 1997 Aggregate Available Subordinated Amount as of the VFN Closing Date, and (b) on any date of determination after the VFN Closing Date, means (i) the Series 1997-1 Available

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



Subordinated Amount for the preceding Determination Date PLUS (ii) the Series 1997-1 Available Subordinated Amount Incremental Recoveries for the Related Month, PLUS (iii) the Series 1997-1 Invested Percentage (for allocations with respect to Principal Collections) of any other additional amounts contributed by NFLP to the Series 1997-1 Collection Account or otherwise for allocation to the Series 1997 Aggregate Available Subordinated Amount since the preceding Determination Date (or, in the case of the first Determination Date, since the Series 1997-1 Closing Date), MINUS (iv) the Series 1997-1 Available Subordinated Amount Incremental Losses for the Related Month, MINUS (v) any amounts withdrawn from the Series 1997-1 Collection Account and allocated to the Retained Distribution Account.

         "SERIES 1997-1 AVAILABLE SUBORDINATED AMOUNT INCREMENTAL LOSSES" means for any Related Month, the sum of all Losses that became Losses during such Related Month and which were allocated to the Series 1997-1 Available Subordinated Amount pursuant to SECTION 5.2(c) hereof.

         "SERIES 1997-1 AVAILABLE SUBORDINATED AMOUNT INCREMENTAL RECOVERIES" means, for any Related Month, the sum of all Recoveries that became Recoveries during such Related Month and which were allocated to the Series 1997-1 Available Subordinated Amount pursuant to SECTION 5.2(c) hereof.

         "SERIES 1997-1 AVAILABLE SUBORDINATED AMOUNT MAXIMUM INCREASE" means, as of any date of determination, an amount equal to 1.1% of the Series 1997-1 Maximum Invested Amount on such date; PROVIDED, HOWEVER, if (i) a Series 1997-1 Enhancement Deficiency arises out of any Losses and (ii) each of NFLP and the Trustee shall have received Rating Agency Confirmation, then the Series 1997-1 Available Subordinated Amount Maximum Increase shall not be limited in amount.

         "SERIES 1997-1 AVAILABLE SUBORDINATED AMOUNT PERCENTAGE" means on any date of determination:

                  (a) when used with respect to VFN Collections that are Principal Collections, the percentage equivalent of a fraction, the numerator of which will be equal to the Series 1997-1 Available Subordinated Amount, determined during the Series 1997-1 Revolving Period as of such date of determination, or, during the Series 1997-1 Rapid Amortization Period, as of the end of the Series 1997-1 Revolving Period, and the denominator of which shall be the greater of (A) the Series 1997 Aggregate Asset Amount, determined during the Series 1997-1 Revolving Period as of such date of determination or, during the Series 1997-1 Rapid Amortization Period, as of the end of the Series 1997-1 Revolving Period, and (B) as of the same date as in clause (A), the sum of the numerators used to determine (i) invested percentages for allocations with respect to VFN Collections that are Principal Collections (for all Series of Series 1997 Variable Funding Notes) and
         (ii) available subordinated amount percentages for allocations with respect to VFN

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



         Collections that are Principal Collections (for all Series of Series 1997 Variable Funding Notes that provide for credit enhancement in the form of overcollateralization);

                  (b) when used with respect to Losses, the percentage equivalent of a fraction, the numerator of which will be the average daily Series 1997-1 Available Subordinated Amount during the Related Month and the denominator of which will be the greater of (A) the average daily Series 1997 Aggregate Asset Amount during the Related Month and (B) the sum of (i) the aggregate average daily invested amounts for all Series of Series 1997 Variable Funding Notes during the Related Month and (ii) the aggregate average daily available subordinated amounts for all Series of Series 1997 Variable Funding Notes during the Related Month; and

                  (c) when used with respect to Recoveries, the percentage equivalent of a fraction, the numerator of which will be the cumulative amount of all unreimbursed Losses allocated to the Series 1997-1 Available Subordinated Amount as of the end of the Related Month and the denominator of which will be the cumulative amount of all unreimbursed Losses for the Noteholders of all Series of Series 1997 Variable Funding Notes and the Retained Interestholder (including all unreimbursed Losses in respect of available subordinated amounts, if any, for all Series 1997 Variable Funding Notes) as of the end of such Related Month.

         "SERIES 1997-1 CARRYING CHARGES" means, as of any day, the sum of (i) the aggregate of all Trustee Fees, servicing fees (other than supplemental servicing fees) and other fees, expenses and amounts (including indemnity amounts), if any, payable by the Lessor or a Servicer under the Indenture, the Series 1997-1 Note Purchase Agreement, the Series 1997-1 Support Reimbursement Agreement or the Related Documents which have accrued and remain unpaid with respect to the Series 1997-1 Notes, (ii) without duplication, the Series 1997-1 Invested Percentage (as calculated with respect to Principal Collections) of all amounts payable by the Lessees pursuant to SECTION 15 of the Series 1997 Lease which have accrued and remain unpaid and (iii) the fees, expenses and indemnities payable by NFLP to the NFLP Receivables Trustee pursuant to or in connection with the NFLP Receivables Trust Agreement.

         "SERIES 1997-1 CASH COLLATERAL ACCOUNT" has the meaning specified in
SECTION 5.11(a).

         "SERIES 1997-1 CASH COLLATERAL ACCOUNT SURPLUS" means, as of any date of determination subsequent to the establishment and funding of the Series 1997-1 Cash Collateral Account pursuant to SECTION 5.11, the amount, if any, by which the Series 1997-1 Letter of Credit Amount exceeds the Series 1997-1 Required Letter of Credit Amount.

         "SERIES 1997-1 CASH COLLATERAL PERCENTAGE" means as of any date of determination, a fraction, expressed as a percentage, (a) the numerator of which is the amount on deposit in the

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



Series 1997-1 Cash Collateral Account as of such date and (b) the denominator of which is the Series 1997-1 Letter of Credit Amount as of such date.

         "SERIES 1997-1 CERTIFICATE OF CREDIT DEMAND" means a certificate in the form of Annex A to the Series 1997-1 Letter of Credit.

         "SERIES 1997-1 CERTIFICATE OF LIQUIDITY DEMAND" means a certificate in the form of Annex B to the Series 1997-1 Letter of Credit.

         "SERIES 1997-1 CERTIFICATE OF SUPPORT CREDIT DEMAND" means a certificate in the form of Annex A to any Series 1997-1 Support Letter of Credit or Annex A to the GM Series 1997-1 Support Agreement.

         "SERIES 1997-1 CERTIFICATE OF SUPPORT LIQUIDITY DEMAND" means a certificate in the form of Annex B to any Series 1997-1 Support Letter of Credit or Annex B to the GM Series 1997-1 Support Agreement.

         "SERIES 1997-1 CERTIFICATE OF SUPPORT REDUCTION DEMAND" means a certificate in the form of Annex D to the GM Series 1997-1 Support Agreement.

         "SERIES 1997-1 CERTIFICATE OF SUPPORT TERMINATION DEMAND" means a certificate in the form of Annex C to any Series 1997-1 Support Letter of Credit or Annex C to the GM Series 1997-1 Support Agreement.

         "SERIES 1997-1 CERTIFICATE OF SUPPORT TERMINATION DEMAND FOR NONEXTENSION" means a certificate in the form of Annex D to any Series 1997-1 Support Letter of Credit.

         "SERIES 1997-1 CERTIFICATE OF TERMINATION DEMAND" means a certificate in the form of Annex C to the Series 1997-1 Letter of Credit.

         "SERIES 1997-1 CLOSING DATE" means October 29, 1997.

         "SERIES 1997-1 COLLATERAL" is defined in SECTION 3.1(a) of this Supplement.

         "SERIES 1997-1 COLLATERAL AGENT" means Credit Suisse First Boston, in its capacity as such under the Series 1997-1 Collateral Agreement, and any successor thereto.

         "SERIES 1997-1 COLLATERAL AGREEMENT" means the Series 1997-1 Collateral Agreement of even date herewith among the Series 1997-1 Noteholder, the Series 1997-1 Support Letter of Credit Providers, the GM Series 1997-1 Support Providers, Credit Suisse First Boston, as Series 1997-1 Liquidity Agent, the Dealers, and Citibank, N.A., as Depositary, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the term thereof.

         "SERIES 1997-1 COLLECTION ACCOUNT" is defined in SECTION 5.1(a) of this Supplement.

         "SERIES 1997-1 COLLECTIONS" means, with respect to any Deposit Date,
(I) (a) the sum of (i) the Series 1997-1 Invested Percentage (as of such day) and (ii) the Series 1997-1 Available Subordinated Amount Percentage (as of such day), multiplied by (b) the aggregate amount of VFN Collections on such Deposit Date which are Interest Collections, plus (II) (a) the sum of (i) the Series 1997-1 Invested Percentage (as of such day) and (ii) the Series 1997-1 Available Subordinated Amount Percentage (as of such day), multiplied by (b) the aggregate amount of VFN Collections on such Deposit Date which are Principal Collections.

         "SERIES 1997-1 DISPOSITION LOSSES" means, for any Related Month, the Series 1997-1 Invested Percentage (for allocations with respect to Losses) of the sum of (i) the amount in CLAUSE (b) of the definition of Series 1997 Program Losses and (ii) the amount in CLAUSE (b) of the definition of Series 1997 Non-Program Losses.

         "SERIES 1997-1 DISTRIBUTION ACCOUNT" has the meaning specified in
SECTION 5.7(a) of this Supplement.

         "SERIES 1997-1 DISTRIBUTION ACCOUNT COLLATERAL" has the meaning specified in SECTION 3.1(c)(iii) of this Supplement.

         "SERIES 1997-1 ENHANCEMENT AMOUNT" means, for any date of determination, the Series 1997-1 Available Subordinated Amount plus the Series 1997-1 Letter of Credit Amount.

         "SERIES 1997-1 ENHANCEMENT DEFICIENCY" means, with respect to any date of determination, the amount, if any, by which the Series 1997-1 Minimum Enhancement Amount exceeds the Series 1997-1 Enhancement Amount.

         "SERIES 1997-1 FRONTING LETTER OF CREDIT AMOUNT" has the meaning specified in the Series 1997-1 Letter of Credit.

         "SERIES 1997-1 FRONTING LETTER OF CREDIT PERCENTAGE" means as of any date of determination, a fraction, expressed as a percentage, (a) the numerator of which is the Series 1997-1 Fronting Letter of Credit Amount as of such date and (b) the denominator of which is the Series 1997-1 Letter of Credit Amount as of such date.

         "SERIES 1997-1 INITIAL INVESTED AMOUNT" means the aggregate initial principal amount of the Series 1997-1 Notes.

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



         "SERIES 1997-1 INITIAL LETTER OF CREDIT AMOUNT" means $230,000,000.

         "SERIES 1997-1 INTEREST ALLOCATION" has the meaning specified in
SECTION 5.2(a)(x)(i) of this Supplement.

         "SERIES 1997-1 INTEREST PERIOD" means, with respect to any Determination Date, Distribution Date or other date, the Related Month; PROVIDED, HOWEVER, that the initial Series 1997-1 Interest Period shall commence
on the Series 1997-1 Closing Date and end on [    ], 1997; and PROVIDED FURTHER,
that

                  (i) any Series 1997-1 Interest Period in respect of which interest is computed by reference to the CP Rate may be terminated at the election of, and upon notice thereof, to NFLP and the Master Servicer by the Series 1997-1 Collateral Agent any time upon the occurrence and during the continuance of a CP Market Disruption Event;

                  (ii) if at any time any Series 1997-1 Interest Period is terminated pursuant to clause (i) above, the portion of the Series 1997-1 Principal Balance previously allocated to such terminated Series 1997-1 Interest Period shall be allocated to a new Series 1997-1 Interest Period to commence on such date and end on the next succeeding calendar month end; and

                  (iii) upon the occurrence and during the continuance of a Series 1997-1 Rapid Amortization Period, any Series 1997-1 Interest Period in respect of which interest is computed by reference to the CP Rate or the Eurodollar Rate may be terminated at the election of, and upon notice thereof to NFLP and the Master Servicer by the Series 1997-1 Collateral Agent, and interest on the applicable CP Tranches and Eurodollar Tranches shall form part of the Base Rate Tranche for the remainder of such Series 1997-1 Interest Period and each Series 1997-1 Interest Period commencing thereafter until payment in full of the Series 1997-1 Notes.

         "SERIES 1997-1 INVESTED AMOUNT" means, when used with respect to any date, an amount equal to (a) the Series 1997-1 Initial Invested Amount MINUS (b) the amount of principal payments made to Series 1997-1 Noteholders and Decreases on or prior to such date MINUS (c) all Losses allocated to the Series 1997-1 Invested Amount on or prior to such date PLUS (d) all Recoveries allocated to the Series 1997-1 Invested Amount on or prior to such date PLUS (e) all Increases on or prior to such date.

         "SERIES 1997-1 INVESTED PERCENTAGE" means on any date of determination:

                  (a) when used with respect to VFN Collections that are Principal Collections, the percentage equivalent of a fraction, the numerator of which will be equal to the Series 1997-1 Invested Amount, determined during the Series 1997-1 Revolving Period as of

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



         such date of determination, or, during the Series 1997-1 Rapid Amortization Period, as of the end of the Series 1997-1 Revolving Period, and the denominator of which shall be the greater of (A) the Series 1997 Aggregate Asset Amount, determined during the Series 1997-1 Revolving Period as of such date of determination or, during the Series 1997-1 Rapid Amortization Period, as of the end of the Series 1997-1 Revolving Period, and (B) as of the same date as in clause (A), the sum of the numerators used to determine (i) invested percentages for allocations with respect to VFN Collections that are Principal Collections (for all Series of Series 1997 Variable Funding Notes) and
         (ii) available subordinated amount percentages for allocations with respect to VFN Collections that are Principal Collections (for all Series of Series 1997 Variable Funding Notes that provide for credit enhancement in the form of overcollateralization);

                  (b) when used with respect to VFN Collections that are Interest Collections, the percentage equivalent of a fraction the numerator of which shall be the Accrued Amounts with respect to the Series 1997-1 Notes on such date of determination, and the denominator of which shall be the aggregate Accrued Amounts with respect to all Series of Series 1997 Variable Funding Notes on such date of determination;

                  (c) when used with respect to Losses, the percentage equivalent of a fraction, the numerator of which will be the average daily Series 1997-1 Invested Amount during the Related Month and the denominator of which will be the greater of (A) the average daily Series 1997 Aggregate Asset Amount during the Related Month and (B) the sum of (i) the aggregate average daily invested amounts for all Series of Series 1997 Variable Funding Notes during the Related Month and (ii) the aggregate average daily available subordinated amounts for all Series of Series 1997 Variable Funding Notes during the Related Month; and

                  (d) when used with respect to Recoveries, the percentage equivalent of a fraction, the numerator of which will be the cumulative amount of all unreimbursed Losses allocated to the Series 1997-1 Noteholders as of the end of the Related Month and the denominator of which will be the cumulative amount of all unreimbursed Losses for the Noteholders of all Series of Series 1997 Variable Funding Notes and the Retained Interestholder (including all unreimbursed Losses in respect of available subordinated amounts, if any, for all Series 1997 Variable Funding Notes) as of the end of such Related Month.

         "SERIES 1997-1 LEASE PAYMENT DEFICIT" means, for any Related Month, an amount equal to the product of (a) the Series 1997-1 Invested Percentage (for allocations with respect to Principal Collections) and (b) the excess, if any, of (i) the aggregate amount of payments required to be made under the Series 1997 Lease with respect to the Related Month, over (ii) the aggregate amount of payments actually made under the Series 1997 Lease during the Related Month.

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



         "SERIES 1997-1 LETTER OF CREDIT" means the irrevocable letter of credit issued by the Series 1997-1 Letter of Credit Provider in favor of the Enhancement Agent for the benefit of the Series 1997-1 Noteholders.

         "SERIES 1997-1 LETTER OF CREDIT AGREEMENT" means the Series 1997-1 Letter of Credit Agreement, dated as of October 29, 1997, among RFC, the Lessees, Republic and the Series 1997-1 Letter of Credit Provider, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "SERIES 1997-1 LETTER OF CREDIT AMOUNT" means, as of any date of determination, the amount (a) available to be drawn on such date under the Series 1997-1 Letter of Credit, as specified in the Series 1997-1 Letter of Credit and (b) if the Series 1997-1 Cash Collateral Account has been established and funded pursuant to SECTION 5.11, the amount on deposit in the Series 1997-1 Cash Collateral Account (exclusive of net investment earnings).

         "SERIES 1997-1 LETTER OF CREDIT EXPIRATION DATE" means the date the Series 1997-1 Letter of Credit expires as specified in the Series 1997-1 Letter of Credit, as such date may be extended in accordance with the terms of such Series 1997-1 Letter of Credit.

         "SERIES 1997-1 LETTER OF CREDIT PROVIDER" means Westdeutsche Landesbank Girozentrale, New York Branch, and any permitted successors or assigns.

         "SERIES 1997-1 LIMITED LIQUIDATION EVENT OF DEFAULT" means, so long as such event or condition continues, any event or condition of the type specified in (a) SECTION 7.1(a) of this Series 1997-1 Supplement that continues for thirty
(30) days (without double counting the one (1) Business Day cure period provided for in said SECTION 7.1(a)); PROVIDED, HOWEVER, that such event or condition shall not constitute a Series 1997-1 Limited Liquidation Event of Default if (i) within such thirty (30) day period, NFLP shall have contributed a portion of the Retained Interest to the Series 1997-1 Available Subordinated Amount sufficient to cure the Series 1997-1 Enhancement Deficiency and (ii) each Rating Agency shall have notified NFLP and the Trustee in writing that after such cure of such Series 1997-1 Enhancement Deficiency is provided for, the Commercial Paper Notes will receive the same rating from the Rating Agency as they received prior to the occurrence of such Series 1997-1 Enhancement Deficiency or (b) SECTION 7.1(d), (e) or (l) of this Series 1997-1 Supplement.

         "SERIES 1997-1 LIQUIDITY AGENT" means Credit Suisse First Boston, in its capacity as liquidity agent under the Liquidity Agreement dated as of October 29, 1997 among RFC, certain financial institutions, as liquidity lenders, and Credit Suisse First Boston, as liquidity agent for the liquidity lenders.

         "SERIES 1997-1 LIQUIDITY AGREEMENT" means the Liquidity Agreement, dated as of even date herewith, among RFC, certain financial institutions party thereto as liquidity lenders and

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



Credit Suisse First Boston, as liquidity agent, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

         "SERIES 1997-1 LOC CREDIT DISBURSEMENT" means an amount drawn under the Series 1997-1 Letter of Credit pursuant to a Certificate of Credit Demand.

         "SERIES 1997-1 LOC DISBURSEMENT" means any Series 1997-1 LOC Credit Disbursement, Series 1997-1 LOC Liquidity Disbursement or Series 1997-1 LOC Termination Disbursement, as applicable.

         "SERIES 1997-1 LOC LIQUIDITY DISBURSEMENT" means an amount drawn under the Series 1997-1 Letter of Credit pursuant to a Certificate of Liquidity Demand.

         "SERIES 1997-1 LOC TERMINATION DISBURSEMENT" means an amount drawn under the Series 1997-1 Letter of Credit pursuant to a Certificate of Termination Demand in the form of Annex C to the Series 1997-1 Letter of Credit.

         "SERIES 1997-1 LOSSES" means, with respect to any Distribution Date, an amount equal to the product of (a) the sum of (i) the Series 1997-1 Invested Percentage and (ii) the Series 1997-1 Available Subordinated Amount Percentage, multiplied by (b) the aggregate amount of Losses with respect to the Related Month.

         "SERIES 1997-1 MAJORITY CREDIT ENHANCERS" means Series 1997-1 Support Letter of Credit Providers and, if applicable, the GM Series 1997-1 Support Letter of Credit Provider, holding commitments in an amount aggregating more than 50% of the total commitments represented by the Series 1997-1 Support Letters of Credit and the GM Series 1997-1 Support Letter of Credit Agreement.

         "SERIES 1997-1 MAXIMUM INVESTED AMOUNT" means, as of any date, the Program Size less the aggregate discount on Commercial Paper Notes Outstanding on such date.

         "SERIES 1997-1 MINIMUM ENHANCEMENT AMOUNT" means, as of any date, the greater of (I) the sum of (a) the Series 1997-1 Minimum Non-Program Enhancement Amount on such date PLUS (b) the Series 1997-1 Minimum Program Enhancement Amount on such date PLUS (c) the Additional Overcollateralization Amount on such date and (II) $109,250,000.

         "SERIES 1997-1 MINIMUM NON-PROGRAM ENHANCEMENT AMOUNT" means, with respect to the Series 1997-1 Notes on any day, the product of (x) the Series 1997-1 Minimum Non-Program Enhancement Percentage and (y) a dollar amount equal to the product of (1) the Series 1997-1 Invested Amount as of such date, MINUS the aggregate amount of cash and Permitted Investments in the Series 1997-1 Collection Account on such date, and (2) the Series 1997 Non-Program Percentage as of such date.

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



         "SERIES 1997-1 MINIMUM NON-PROGRAM ENHANCEMENT PERCENTAGE" means, with respect to any date of determination, the greater of (a) 14.5% and (b) an amount equal to (i) 100% MINUS (ii) an amount equal to the lowest Measurement Month Average of any full Measurement Month within the preceding twelve calendar months MINUS 14.5%.

         "SERIES 1997-1 MINIMUM PROGRAM ENHANCEMENT AMOUNT" means, with respect to the Series 1997-1 Notes on any day, the product of (x) the Series 1997-1 Minimum Program Enhancement Percentage, and (y) a dollar amount equal to the product of (1) the Series 1997-1 Invested Amount as of such date, MINUS the aggregate amount of cash and Permitted Investments in the Series 1997-1 Collection Account on such date and (2) the Series 1997 Program Percentage as of such date.

         "SERIES 1997-1 MINIMUM PROGRAM ENHANCEMENT PERCENTAGE" means, with respect to any date of determination, an amount equal to 10%; PROVIDED that if
(a) the percentage equivalent of a fraction (i) the numerator of which is the excess of (A) the aggregate Net Book Value of all 1997 model year Program Vehicles returned pursuant to Manufacturer Programs by any of the Lessees or NFLP through June 30, 1998 (including, without limitation, vehicles other than Series 1997 Vehicles and vehicles disposed of prior to the VFN Closing Date) (such vehicles, the "SOLD VEHICLES") over (B) the aggregate Disposition Proceeds obtained by the Lessees or NFLP in respect of the Sold Vehicles as of June 30, 1998 and (ii) the denominator of which is the aggregate Capitalized Cost of the Sold Vehicles, is less than (b) 0.75% as of June 30, 1998, then the Series 1997-1 Minimum Program Enhancement Percentage shall mean, with respect to any date of determination thereafter, an amount equal to 9.5%.

         "SERIES 1997-1 MONTHLY SERVICING FEE" means, on any Distribution Date, 1/12th of 0.50 % of the Series 1997-1 Invested Amount as of the preceding Distribution Date (or the Series 1997-1 Issuance Date, in the case of the initial Distribution Date).

         "SERIES 1997-1 MONTHLY SUPPLEMENTAL SERVICING FEE" means, on any Distribution Date, the product of (a) the Supplemental Servicing Fee accrued on such date and (b) a fraction, the numerator of which shall be the Series 1997-1 Invested Amount on such Distribution Date and the denominator of which shall be the sum of (i) the aggregate of the invested amounts for all outstanding Series of Notes (including non-Segregated Series) on such Distribution Date PLUS (ii) the Retained Interest (including available subordinated amounts, if any, for all Series).

         "SERIES 1997-1 NOTEHOLDER" means any of the Persons in whose name a Series 1997-1 Note is registered in the Note Register.

         "SERIES 1997-1 NOTE INTEREST" means, with respect to any Distribution Date, the sum of (i) the Daily Interest Amounts for each day in the related Series 1997-1 Interest Period, plus (ii) all previously due and unpaid Series 1997-1 Note Interest with respect to prior Interest Periods (together with interest on such unpaid amounts required to be paid in this CLAUSE (ii) at

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



the Series 1997-1 Note Rate), PLUS (iii) any Series 1997-1 Carrying Charges due to the Series 1997-1 Noteholders and unpaid as of such Distribution Date.

         "SERIES 1997-1 NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement dated as of October 29, 1997 among NFLP, the Series 1997-1 Noteholder, the Master Servicer and the Series 1997-1 Collateral Agent, pursuant to which the Series 1997-1 Noteholder agrees to purchase the Series 1997-1 Notes from NFLP, subject to the terms and conditions set forth therein, or any successor agreement to such effect among NFLP and the Series 1997-1 Noteholder or its successor, as amended, supplemented or otherwise modified from time to time.

         "SERIES 1997-1 NOTE RATE" means, for any Series 1997-1 Interest Period, the weighted average of the CP Rates for the portion of the Principal Balance of the Series 1997-1 Notes comprised of that portion of the CP Tranche maturing during such Series 1997-1 Interest Period and the weighted average of the Eurodollar Rate applicable to the portion of the Principal Balance of the Series 1997-1 Notes comprised of the Eurodollar Tranche and the weighted average of the Base Rates applicable to the portion of the Principal Balance of the Series 1997-1 Notes comprised of the Base Rate Tranche; PROVIDED, HOWEVER, that the Series 1997-1 Note Rate will in no event be higher than the maximum rate permitted by applicable law.

         "SERIES 1997-1 NOTES" means any one of the Variable Funding Rental Car Asset Backed Notes executed by NFLP and authenticated and delivered by or on behalf of the Trustee, substantially in the form of EXHIBIT A. Definitive Series 1997-1 Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.18 of the Base Indenture.

         "SERIES 1997-1 PROFITS" means, for any Related Month, the product of
(a) the sum of the Series 1997-1 Invested Percentage and the Series 1997-1 Available Subordinated Amount Percentage multiplied by (b) Profits for such Related Month.

         "SERIES 1997-1 RAPID AMORTIZATION PERIOD" means the period beginning on the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 1997-1 Notes and, in either case, ending upon the earliest to occur of (i) the date on which the Series 1997-1 Notes are fully paid, together with all other amounts payable under the Series 1997-1 Supplement and the Series 1997-1 Note Purchase Agreement, (ii) the Series 1997-1 Termination Date and (iii) the termination of the Indenture.

         "SERIES 1997-1 RECOVERIES" means, with respect to any Distribution Date, an amount equal to the product of (a) the sum of (i) the Series 1997-1 Invested Percentage and (ii) the Series 1997-1 Available Subordinated Amount Percentage, multiplied by (b) the aggregate amount of Recoveries with respect to the Related Month.

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



         "SERIES 1997-1 REPURCHASE AMOUNT" has the meaning specified in ARTICLE 8 of this Supplement.

         "SERIES 1997-1 REQUIRED LETTER OF CREDIT AMOUNT" means the Series 1997-1 Minimum Enhancement Amount less the Series 1997-1 Available Subordinated Amount, but in no event less than the Liquidity Amount.

         "SERIES 1997-1 REQUIRED NOTEHOLDERS" means, on any date of determination, with respect to the Series 1997-1 Notes, the Required Liquidity Providers on such date under the Series 1997-1 Liquidity Agreement.

         "SERIES 1997-1 REQUIRED SUBORDINATED AMOUNT" means at any time the Series 1997-1 Minimum Enhancement Amount minus the Series 1997-1 Letter of Credit Amount.

         "SERIES 1997-1 REVOLVING PERIOD" means the period from and including the Series 1997-1 Closing Date to the commencement of the Series 1997-1 Rapid Amortization Period.

         "SERIES 1997-1 SECURED PARTIES" has the meaning specified in SECTION 3.1(d) of this Supplement.

         "SERIES 1997-1 SEPARATE COLLATERAL" has the meaning specified in
SECTION 3.1(d) of this Supplement.

         "SERIES 1997-1 SUPPLEMENT" means this Supplement to the Base Indenture of even date herewith among NFLP, the Trustee and the Enhancement Agent with respect to which this Definitions List attached as Annex A thereto and a part thereof, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, providing for the issuance of the Series of Series 1997 Variable Funding notes referred to as the "Series 1997-1 Notes".

         "SERIES 1997-1 SUPPORT LETTER OF CREDIT" means any irrevocable letter of credit substantially in the form of Exhibit A of the Series 1997-1 Support Reimbursement Agreement issued by a Series 1997-1 Support Letter of Credit Provider pursuant to Section 2.1(a) of the Series 1997-1 Support Reimbursement Agreement.

         "SERIES 1997-1 SUPPORT LETTER OF CREDIT PROVIDER'S OFFICE", with respect to any Series 1997-1 Support Letter of Credit Provider, has the meaning specified in its Series 1997-1 Support Letter.

         "SERIES 1997-1 SUPPORT LETTER OF CREDIT PROVIDERS" means the parties identified as such in the Series 1997-1 Support Reimbursement Agreement, in their capacities as providers of the Series 1997-1 Support Letters of Credit issued or entered into in connection with the Series

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



1997-1 Support Reimbursement Agreement, and any permitted successors or assigns thereof under the Series 1997-1 Support Reimbursement Agreement.

         "SERIES 1997-1 SUPPORT REIMBURSEMENT AGREEMENT" means the Series 1997-1 Support Reimbursement Agreement, dated as of even date herewith, among RFC, the Series 1997-1 Support Letter of Credit Providers, the Lessees, those additional Subsidiaries of Republic from time to time becoming Lessees thereunder, Republic in its capacity as the Guarantor thereunder, and NFLP, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

         "SERIES 1997-1 TERMINATION DATE" means October 29, 2004.

         "SERIES 1997-2 MAXIMUM INVESTED AMOUNT" has the meaning specified in the Series 1997-2 Supplement.

         "SERIES 1997-2 NOTEHOLDERS" has the meaning specified in the Series 1997-2 Supplement.

         "SERIES 1997-2 NOTES" means the Series of Series 1997 Variable Funding Notes issued pursuant to the Series 1997-2 Supplement.

         "SERIES 1997-2 SUPPLEMENT" means the Supplement to the Base Indenture of even date herewith among NFLP, the Trustee and the Enhancement Agent, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, providing for the issuance of the Series of Series 1997 Variable Funding Notes referred to as the "Series 1997-2 Notes".

         "SERIES 1997-3 MAXIMUM INVESTED AMOUNT" has the meaning specified in the Series 1997-2 Supplement.

         "SERIES 1997-3 NOTEHOLDERS" has the meaning specified in the Series 1997-3 Supplement.

         "SERIES 1997-3 NOTES" means the Series of Series 1997 Variable Funding Notes issued pursuant to the Series 1997-3 Supplement

         "SERIES 1997-3 SUPPLEMENT" means the Supplement to the Base Indenture of even date herewith among NFLP, the Trustee and the Enhancement Agent, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, providing for the issuance of the Series of Series 1997 Variable Funding Notes referred to as the "Series 1997-3 Notes".

         "SERIES 1997-4 MAXIMUM INVESTED AMOUNT" has the meaning specified in the Series 1997-4 Supplement.

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



         "SERIES 1997-4 NOTEHOLDERS" has the meaning specified in the Series 1997-4 Supplement.

         "SERIES 1997-4 NOTES" means the Series of Series 1997 Variable Funding Notes issued pursuant to the Series 1997-4 Supplement.

         "SERIES 1997-4 SUPPLEMENT" means the Supplement to the Base Indenture of even date herewith among NFLP, the Trustee and the Enhancement Agent, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, providing for the issuance of the Series of Series 1997 Variable Funding Notes referred to as the "Series 1997-4 Notes".

         "SERVICER" means, with respect to the Series 1997 Variable Funding Notes, each of National, Alamo, Value, Spirit and each Additional Lessee, in its respective capacity as a Servicer under the Series 1997 Lease.

         "SHARED COLLATERAL SERIES" means the Notes issued and comprising a Shared Collateral Series.

         "SHARED COLLATERAL SERIES NOTES" means any Series of Notes issued pursuant to a Supplement which provides that the NFLP Obligations with respect to such Series are secured by the Series 1997 Lease, the Vehicles leased thereunder and any other Series 1997 VFN Collateral or a portion thereof.

         "SHARED SERIES 1997 VFN COLLECTIONS" has the meaning specified in
SECTION 5.2(a)(x)(iv) of the Series 1997-1 Supplement.

         "SPIRIT" means Spirit Rent-A-Car, Inc., an Ohio corporation and its successors and assigns.

         "SPIRIT PAYOFF LETTER" means a letter dated on or before the initial Vehicle Funding Date with respect to Spirit under the Series 1997 Lease, specifying the amount required to pay in full all indebtedness of Spirit secured by any of the Refinanced Vehicles to be refinanced under the Series 1997 Lease on such initial Vehicle Funding Date with respect to which Spirit is the Lessee.

         "SUBORDINATED DEBT" has the meaning specified in Section 28.5 of the Series 1997 Lease.

         "SUBORDINATED NOTE" means the note from National to NFLP evidencing indebtedness owed to NFLP in respect of loans made by NFLP to National out of Profits.

         "SUPPLEMENTAL DOCUMENTS" has the meaning specified in Section 2.1(c) of the Series 1997 Lease.

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



         "SUPPLEMENTAL SERVICING FEE" has the meaning specified in Section 26.1 of the Series 1997 Lease.

         "SUPPORT CREDIT DEMAND" has the meaning specified in the Series 1997-1 Support Letter of Credit or paragraph 1(a) of the GM Series 1997-1 Support Agreement, as applicable.

         "SUPPORT CREDIT DISBURSEMENT" means a disbursement by any Series 1997-1 Support Letter of Credit Provider or the GM Series 1997-1 Support Provider, as applicable, to the Series 1997-1 Letter of Credit Provider pursuant to a Support Credit Demand.

         "SUPPORT DISBURSEMENTS" means, collectively, the Support Credit Disbursements, the Support Liquidity Disbursements, the Support Reduction Disbursements and the Support Termination Disbursements.

         "SUPPORT EVENT OF DEFAULT" means an Event of Default as defined in
Section 2.17 of the Series 1997-1 Support Reimbursement Agreement.

         "SUPPORT EXPIRATION DATE" has the meaning set forth in Section 2.1(a) of the Series 1997- 1 Support Reimbursement Agreement or Section 2.1(a) of the GM Series 1997-1 Support Reimbursement Agreement, as applicable.

         "SUPPORT LETTER OF CREDIT" means a Series 1997-1 Support Letter of Credit or any of the other irrevocable letters of credit or other agreements issued by or entered into by any of the Support Letter of Credit Providers pursuant to the related Support Reimbursement Agreement by which such Support Letter of Credit Provider agrees to reimburse the related Letter of Credit Provider for amounts drawn on the related Letter of Credit, as the same may be amended, supplemented, restated or otherwise modified or substituted or replaced from time to time in accordance with the terms thereof.

         "SUPPORT LETTER OF CREDIT COMMITMENT" has the meaning specified in
Section 2.1(a) of the Series 1997-1 Support Reimbursement Agreement.

         "SUPPORT LETTER OF CREDIT PROVIDER" means a Series 1997-1 Support Letter of Credit Provider or any of the other Persons that issues or enters into an irrevocable letter of credit or other agreement pursuant to which such Person agrees to reimburse the related Letter of Credit Provider for amounts drawn on such Letter of Credit Provider's Letter of Credit.

         "SUPPORT LIQUIDITY DEMAND" has the meaning specified in the related Series 1997-1 Support Letter of Credit or paragraph 1(b) of the GM Series 1997-1 Support Agreement, as applicable.

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



         "SUPPORT LIQUIDITY DISBURSEMENT" means a disbursement by any Series 1997-1 Support Letter of Credit Provider or the GM Series 1997-1 Support Provider, as applicable, to the Series 1997-1 Letter of Credit Provider pursuant to a Support Liquidity Demand.

         "SUPPORT POTENTIAL EVENT OF DEFAULT" means a Potential Event of Default as defined in Section 2.17 of the Series 1997-1 Support Reimbursement Agreement.

         "SUPPORT REDUCTION DEMAND" has the meaning specified in paragraph 1(d) of the GM Series 1997-1 Support Reimbursement Agreement.

         "SUPPORT REDUCTION DISBURSEMENT" means a disbursement by the GM Series 1997-1 Support Provider for deposit to the Series 1997-1 Cash Collateral Account pursuant to a Support Reduction Demand.

         "SUPPORT REIMBURSEMENT AGREEMENT" means any of the Series 1997-1 Support Reimbursement Agreements or any of the other agreements pursuant to which RFC, the Lessees and Republic agree subject to the terms and conditions set forth therein to reimburse the related Support Letter of Credit Providers for draws under their respective Support Letters of Credit, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

         "SUPPORT TERMINATION DEMAND" has the meaning specified in the related Series 1997-1 Support Letter of Credit of Credit or paragraph 1(c) of the GM Series 1997-1 Support Agreement, as applicable.

         "SUPPORT TERMINATION DEMAND FOR NONEXTENSION" has the meaning specified in the related Series 1997-1 Support Letter of Credit.

         "SUPPORT TERMINATION DISBURSEMENT" means a disbursement by any Series 1997-1 Support Letter of Credit Provider or the GM Series 1997-1 Support Provider pursuant to a Support Termination Demand or by any Series 1997-1 Support Letter of Credit Provider pursuant to a Support Termination Demand for Nonextension, as the case may be.

         "SYNTHETIC LEASE" means the Base Lease as supplemented by Annex C to the Series 1997 Lease.

         "SYNTHETIC LEASE VEHICLE" means an Eligible Vehicle that is acquired or owned by a Lessee and financed or refinanced by NFLP under the Annex C to the Series 1997 Lease on or after the Series 1997 Lease Commencement Date.

         "TERM" has the meaning specified in Section 3.1 of the Series 1997
Lease.

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



         "TERMINATION PAYMENTS" has the meaning specified in Section 12.3 of the Series 1997 Lease.

         "TERMINATION VALUE" means, with respect to any Vehicle, as of any date, an amount equal to (i) the Capitalized Cost of such Vehicle minus (ii) all Depreciation Charges accrued with respect to such Vehicle prior to such date.

         "UNPAID DEMAND" has the meaning specified in SECTION 5.10(d)

         "VALUE" means Value Rent-A-Car, Inc., a Florida corporation, and its successors and assigns.

         "VALUE PAYOFF LETTER" means a letter dated on or before the initial Funding Date with respect to Value under the Series 1997 Lease, specifying the amount required to pay in full all indebtedness of Value secured by any of the Refinanced Vehicles to be refinanced under the Series 1997 Lease on such initial Vehicle Funding Date with respect to which Value is the Lessee.

         "VEHICLE FUNDING DATE" has the meaning specified in Section 3.1 of the Series 1997 Lease.

         "VEHICLE LEASE COMMENCEMENT DATE" has the meaning specified in Section
3.1 of the Series 1997 Lease.

         "VEHICLE LEASE EXPIRATION DATE" with respect to each Series 1997 Vehicle, means the earliest of (i) the Disposition Date for such Vehicle, (ii) if such Vehicle becomes a Casualty, the date funds in the amount of the Net Book Value thereof are received by the Lessor, the Master Collateral Agent or the Trustee (including deposit into the Series 1997-1 Collection Account or the Master Collateral Account) from the Lessee in accordance with the Series 1997 Lease, (iii) with respect to the Synthetic Lease Vehicles only, if the Lessee thereof purchases the Synthetic Lease Vehicle pursuant to Section 6 of Annex C to the Series 1997 Lease, the date on which the Vehicle Purchase Price is received by the Trustee, and (iv) the last day of the maximum Vehicle Lease term of the Operating Lease, the Financing Lease and the Synthetic Lease, as applicable, as specified in, respectively, PARAGRAPH 5 of each of Annex A, Annex B and Annex C to the Series 1997 Lease.

         "VEHICLE ORDER" has the meaning specified in Section 2.1(c) of the Series 1997 Lease.

         "VEHICLE PURCHASE PRICE" means, on any date of determination and for any Acquired Vehicle, an amount equal to the greater of (a) the sum of the applicable Net Book Value of the Vehicle and all unpaid Depreciation Charges accruing with respect thereto through the last day of the Related Month to the date of purchase by any of the Lessees, and (b) the fair market value of

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



such Vehicle based on (1) (x) an independent third-party data source approved by each Rating Agency that rated any Series of Notes at the request of the Lessor and (y) the average equipment and average mileage of each Acquired Vehicle of such model class and model year, or (2) such other methodology approved by each such Rating Agency.

         "VEHICLE TERM" has the meaning specified in Section 3.1 of the Series 1997 Lease.

         "VEHICLE TURN-IN CONDITION" has the meaning specified in Section 12.1 of the Series 1997 Lease.

         "VFN CLOSING DATE" means October 29, 1997.

         "VFN COLLECTION ACCOUNTS" means, collectively, the Series 1997-1 Collection Account, the Series 1997-1 Collection Account, the Series 1997-3 Collection Account, the Series 1997-4 Collection Account and any other series-specific collection account related to a Shared Collateral Series.

         "VFN COLLECTIONS" means (a) all payments made under the Series 1997 Lease, (b) all Disposition Proceeds, Repurchase Prices and Guaranteed Payments on Series 1997 Vehicles, (c) any insurance proceeds or other payments with respect to the Series 1997 Vehicles and (d) all amounts earned on Permitted Investments allocable to VFN Collections arising out of funds on deposit in the Series 1997 Collection Account allocable to the Series 1997 Variable Funding Notes; PROVIDED that, in the case of amounts in CLAUSES (b) and (c), such amounts shall be allocated to the Series 1997 Vehicles in accordance with the terms hereof and the Servicer's normal practices and procedures for determining and allocating vehicle proceeds.

         "VFN L/C PERCENTAGE" means, with respect to the Series 1997 Variable Funding Notes on any day, the percentage equivalent of a fraction, (a) the numerator of which is the sum of the aggregate amount available to be drawn on such date under the letters of credit providing credit enhancement for the Series 1997 Lease and (b) the denominator of which is the Aggregate VFN Invested Amount on such date.

         "VFN RETAINED INTEREST AMOUNT" means, on any date of determination, the amount, if any, by which the Series 1997 Aggregate Asset Amount at the end of the day immediately prior to such date of determination exceeds the sum of (a) Aggregate VFN Invested Amount PLUS (b) the Series 1997 Aggregate Available Subordinated Amount on such day.

         "VFN RETAINED INTEREST PERCENTAGE" means, on any date of determination, when used with respect to Principal Collections, Recoveries and Losses, an amount equal to one hundred percent (100%) MINUS the sum of (a) the invested percentages for all outstanding Series 1997 Variable Funding Notes and (b) the available subordinated amount percentages for all Series 1997 Variable Funding Notes that provide for credit enhancement in the form of

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



overcollateralization, in each case as such percentages are calculated on such date with respect to Principal Collections, Recoveries or Losses, as applicable.

         "VFR" with respect to the Series 1997 Lease, means, for any period, an interest rate equal to the quotient (expressed as a percentage) of (i) the amount of interest accrued during such period with respect to all Series of Series 1997 Variable Funding Notes, DIVIDED BY (ii) the average daily aggregate invested amounts of all Series of Series 1997 Variable Funding Notes during such period.

         "VIN" has the meaning specified in Section 18(a) of the Series 1997 Lease.

         "VOLUNTARY DECREASE" has the meaning specified in SECTION 4.3(b).

         "WEIGHTED AVERAGE ENHANCEMENT PERCENTAGE" means, with respect to the Series 1997-1 Notes on any day, the percentage equivalent of a fraction, (a) the numerator of which is the sum of (i) the Series 1997-1 Minimum Non-Program Enhancement Amount and (ii) the Series 1997-1 Minimum Program Enhancement Amount and (b) the denominator of which is the Series 1997-1 Invested Amount on such date.

                                      A-47